   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 15, 2000


                                                      REGISTRATION NO. 333-46580

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--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM S-3/A

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------

                              NUEVO ENERGY COMPANY
             (Exact name of registrant as specified in its charter)

                         DELAWARE
     (State or other jurisdiction of incorporation or                               76-0304436
                       organization)                                   (I.R.S. Employer Identification No.)

                 1021 MAIN ST., SUITE 2100                                      BRUCE K. MURCHISON
                   HOUSTON, TEXAS 77002                                        1021 MAIN, SUITE 2100
                      (713) 652-0706                                           HOUSTON, TEXAS 77002
    (Address, including zip code, and telephone number,                           (713) 652-0706
                   including area code,                          (Name, address, including zip code, and telephone
       of registrant's principal executive offices)             number, including area code, of agent for service)

                             ---------------------

                                    Copy to:

                              GEORGE G. YOUNG III
                             HAYNES AND BOONE, LLP
                         1000 LOUISIANA ST., SUITE 4300
                              HOUSTON, TEXAS 77002
                           TELEPHONE: (713) 547-2081
                            TELECOPY: (713) 547-2600
                             ---------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:
   From time to time after the effective date of this Registration Statement.

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE


--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
TITLE OF EACH CLASS                                          PROPOSED MAXIMUM AGGREGATE               AMOUNT OF
OF SECURITIES TO BE REGISTERED(2)                                 OFFERING PRICE(1)               REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------
Debt Securities
--------------------------------------------------------------------------------------------------------------------------
9 1/2% Senior Subordinated Notes due 2008
--------------------------------------------------------------------------------------------------------------------------
9 3/8% Senior Subordinated Notes due 2010
--------------------------------------------------------------------------------------------------------------------------
Preferred Stock, par value $1.00 per share
--------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $0.01 per share
--------------------------------------------------------------------------------------------------------------------------
Securities Warrants
--------------------------------------------------------------------------------------------------------------------------
Securities Purchase Contracts
--------------------------------------------------------------------------------------------------------------------------
Preferred Stock Purchase Right(3)
--------------------------------------------------------------------------------------------------------------------------
        Total                                                       $500,000,000                      $132,000
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------


(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o). In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $500,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2) Subject to footnote 1, there is also being registered an indeterminate principal amount of Debt Securities, an indeterminate number of shares of Preferred Stock and Common Stock, an indeterminate number of Securities Warrants and an indeterminate number of Securities Purchase Contracts as may be issuable, offered or sold upon conversion, redemption, exchange or exercise of the Debt Securities, Preferred Stock, Securities Warrants or Securities Purchase Contracts registered hereunder. Pursuant to Rule 416, the Registration Statement also covers such indeterminate additional shares of Common Stock as may become issuable to prevent dilution resulting from stock splits, stock dividends or similar events.

(3) Each share of Common Stock is accompanied by a preferred stock purchase right pursuant to the Shareholder Rights Agreement, dated as of March 5, 1997, between the Registrant and American Stock Transfer and Trust Company, as rights agent.
                          ---------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(a), MAY DETERMINE.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

     This registration statement consists of two separate prospectuses covering registration of the offering, issuance and sale of:


     - debt securities, preferred stock, common stock, securities warrants and securities purchase contracts;



     - our 9 1/2% senior subordinated notes which may be issued under an indenture between us and State Street Bank and Trust Company; and



     - our 9 3/8% senior subordinated notes which may be issued under an indenture between us and State Street Bank and Trust Company

       THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED DECEMBER 15, 2000


                            [NUEVO ENERGY CO. LOGO]

                              NUEVO ENERGY COMPANY

                             1021 Main, Suite 2100
                              Houston, Texas 77002
                                 (800) 364-0206

                                  $500,000,000
                                DEBT SECURITIES
                                PREFERRED STOCK
                                  COMMON STOCK
                              SECURITIES WARRANTS
                         SECURITIES PURCHASE CONTRACTS

                             ---------------------

                 INVESTING IN THESE SECURITIES INVOLVES RISKS.


                     WE WILL PROVIDE SPECIFIC RISK FACTORS


                       IN SUPPLEMENTS TO THIS PROSPECTUS.


                             ---------------------

     Nuevo Energy Company's common stock is listed on the New York Stock Exchange, under the symbol "NEV."

     We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

                             ---------------------

     This prospectus may not be used to consummate sales of securities unless we also furnish you with a prospectus supplement describing the final terms of the securities offered.

                             ---------------------

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              This prospectus is dated                     , 2000

                               TABLE OF CONTENTS

                                                               PAGE
                                                               ----
About This Prospectus.......................................     1
Where You Can Find More Information.........................     1
Disclosure Regarding Forward Looking Statements.............     2
About Nuevo Energy Company..................................     2
Use of Proceeds.............................................     2
Ratios of Earnings to Fixed Charges and of Earnings to
  Combined Fixed Charges and Preferred Stock Dividends......     3
Description of Debt Securities..............................     3
Description of Capital Stock................................    13
Description of Securities Warrants..........................    16
Description of Securities Purchase Contracts and Securities
  Purchase Units and Prepaid Securities.....................    17
Plan of Distribution........................................    18
Experts.....................................................    19
Legal Matters...............................................    19

                             ABOUT THIS PROSPECTUS

     In this prospectus, the words "Company," "we," "our," "ours" and "us" refer to Nuevo Energy Company, and its subsidiaries, unless otherwise stated or the context requires.


     This prospectus is part of a registration statement that we have filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell the securities describe in this prospectus and in related prospectuses for our 9 1/2% senior subordinated notes and our 9 3/8% senior subordinated notes in one or more offerings up to a total dollar amount of $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement containing specific information about the terms of that offering. The prospectus supplement may also add, update or change the information in this prospectus. You should read this prospectus, the relevant prospectus supplement and the information described under the heading "Where You Can Find More Information."


     We believe that we have included or incorporated by reference all information material to investors in this prospectus, but certain details that may be important for specific investment purposes have not been included. To see more detail, you should read the exhibits filed with or incorporated by reference into this registration statement.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file, including the registration statement, at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C., 20549, or its public reference rooms located in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for information on the operation of the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. They are located in the EDGAR database on that web site. You may also obtain information about us from the New York Stock Exchange, where our common stock is listed.

     The SEC allows us to "incorporate by reference" information from the documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and supersede this information. Specifically, we incorporate by reference the documents listed below and any future filings we make with the SEC (including any filings we make prior to the effectiveness of the registration statement) under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the offering is terminated:

     - Our Annual Report on Form 10-K for the year ended December 31, 1999;

     - Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000;

     - Our Current Reports on Form 8-K filed on February 23, 2000 and March 6, 2000;

     - The description of our common stock contained in the Registration Statement on Form 8-A filed on May 15, 1990; and

     - The description of our Series C Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-A filed on April 1, 1997.


     This prospectus is part of a registration statement we filed with the SEC (Registration No. 333-46580).


     You may request a copy of any of the information incorporated by reference, at no cost, by writing or telephoning us at the following address:

     Nuevo Energy Company
     1021 Main, Suite 2100
     Houston, Texas 77002
     (800) 364-0206
     Attention: Corporate Secretary

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date of those documents.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents we incorporate by reference include forward-looking statements. We can not assure you that the plans, intentions or expectations upon which our forward-looking statements are based will occur. Our forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed elsewhere in this prospectus and the documents that are incorporated by reference into this prospectus. Some of these risks which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include:

     - the volatility of oil and gas prices;

     - the uncertainty of estimates of oil and gas reserves;

     - the prices of goods and services we use to explore for, develop and produce our reserves;

     - difficulties encountered during the exploration for and development and production of oil and gas;

     - the difficulties encountered in delivering oil and gas to commercial markets;

     - changes in the supply of or demand for oil and gas;

     - the uncertainty of our ability to attract capital;

     - changes in the extensive government regulations regarding the oil and gas business; and

     - compliance with environmental regulations.

     The information contained in this prospectus and in the documents incorporated by reference into this prospectus identify additional factors that could affect our operating results and performance. We urge you to carefully consider those factors.



                           ABOUT NUEVO ENERGY COMPANY

     We are an independent oil and gas company. Our properties are concentrated in California, where we are the largest independent producer, with properties located both onshore and offshore. Our onshore California properties are located primarily in the San Joaquin, Los Angeles and Ventura Basins. Our offshore California properties are located in Santa Barbara Channel and offshore Long Beach. We also own properties in the onshore Gulf Coast region and internationally offshore the Republics of Congo and Ghana in West Africa and onshore Tunisia in North Africa. Since our inception in 1990, we have expanded our operations through a series of disciplined, low-cost acquisitions of oil and gas properties and the subsequent exploitation and development of these properties. We have complemented these efforts with strategic divestitures and an opportunistic exploration program which provides exposure to prospects with the potential to add substantially to the growth of our shareholder value.

                                USE OF PROCEEDS

     Unless otherwise set forth in the applicable prospectus supplement, proceeds from the sale of the securities sold by us will be used for general corporate purposes. These purposes may include acquisitions, working capital, capital expenditures, the repurchase of outstanding securities and the repayment of indebtedness. Proceeds from the sale of securities may be temporarily invested in short-term securities.

                      RATIOS OF EARNINGS TO FIXED CHARGES

     Our ratios of earnings to fixed charges and of earnings to combined fixed charges and preferred stock dividends for the periods indicated below as calculated under generally accepted accounting principles are as follows:


                                                                  YEAR ENDED DECEMBER 31,
                                                              --------------------------------
                                                              1995   1996   1997   1998   1999
                                                              ----   ----   ----   ----   ----
Ratio of earnings to fixed charges..........................   1.4x   2.6x   --     --     1.7x
Ratio of earnings to fixed charges and preferred stock
  dividends.................................................   1.4x   2.6x   --     --     1.7x


     When we calculate our ratio of earnings to fixed charges, "earnings" are composed of the following:

     - consolidated earnings or loss from continuing operations before tax, excluding undistributed equity earnings or affiliated companies; plus

     - fixed charges, excluding capitalized interest.

     Fixed charges are comprised of the following:

     - interest expense on indebtedness and capitalized interest;

     - dividends on the TECONS (TECONS are the company-obligated mandatorily redeemable convertible preferred securities issued by our financing subsidiary, Nuevo Financing I);

     - amortization of debt issuance costs, discounts and premiums; and

     - the portion of operating leases deemed to be representative of interest.

     Earnings did not cover fixed charges for 1998 and 1997 by $127.5 million and $19.5 million, respectively.

                         DESCRIPTION OF DEBT SECURITIES

     Any debt securities issued using this prospectus will be our direct unsecured obligations. The debt securities will be either senior debt securities or subordinated debt securities. The debt securities will be issued under one or more indentures between us and a trustee that we will name in the prospectus supplement. Senior debt securities will be issued under a "senior indenture" and subordinated debt securities will be issued under a "subordinated indenture." Together, we refer to the senior indenture and subordinated indenture as the "indentures."


     We have not restated the indentures in their entirety. We filed the forms of the indentures as exhibits to our registration statement. We urge you to read the indentures because they, and not this description, will control your rights as holders of debt securities. In the summary below, we have included references to section numbers of the applicable indentures so that you can easily locate these provisions. Capitalized terms used in this summary have the meanings specified in the indentures.


     Unless otherwise specifically noted in the following discussion, references to "we," "us" or "our" means Nuevo Energy Company without its subsidiaries.

     We have summarized the material provisions of the indentures in the following order:

     - those applicable to both indentures; and

     - those applicable only to the subordinated indenture.

PROVISIONS APPLICABLE TO BOTH SENIOR AND SUBORDINATED DEBT SECURITIES

General

     The debt securities described in a prospectus supplement will be our unsecured, senior or subordinated obligations. The senior debt securities will rank equally with all of our other unsecured and unsubordinated debt, and will rank senior to our subordinated debt. The subordinated debt securities will have a junior position to our senior indebtedness. Subordinated debt securities may rank equally with or junior to our existing subordinated indebtedness. The terms of subordi-nation are described below under "Provisions Applicable Solely to Subordinated Debt Securities -- Subordination" and may be further described or changed in a prospectus supplement.

     A prospectus supplement relating to any series of debt securities that we offer will include specific terms relating to that series. These terms will include, among other things, some or all of the following:

     - the title of the debt securities;

     - the total principal amount;

     - whether they are senior debt securities or subordinated debt securities;

     - if they are subordinated debt securities, the terms of subordination if different from those described below;

     - whether the series of debt securities are issuable as registered securities, bearer securities or both;

     - whether any debt securities of the series are to be issuable in temporary or permanent global form with or without coupons, and whether permanent global securities may be exchanged for securities of such series;

     - the person to whom any interest on any series shall be payable;

     - the dates on which principal and any premium on the debt securities will be payable;

     - the interest rate or the method used to determine the interest rate, and the record and interest payment dates;

     - whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

     - the place or places where payments on the debt securities are payable or the method of payment and where the debt securities may be surrendered for transfer or exchange;

     - any optional redemption provisions;

     - any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the series of debt before final maturity;

     - the denominations in which the debt securities will be issuable;

     - whether payments on the debt securities will be payable in foreign currency or currency units or another form, and whether payments will be payable by reference to any index or formula;

     - the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

     - whether the securities of the series will be issued in the form of book-entry securities, the depositary for such series, and the circumstances for exchanging such book-entry securities for certificated securities;

     - any means of defeasance on the debt securities and any additional conditions or limitations to defeasance of the debt securities;

     - any changes to or additional events of default or covenants;

     - if the principal amount payable at the stated maturity of any securities will not be determinable at any time prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such time;

     - any restriction or condition on the transfer or exchange of the debt securities;

     - any rights that we may have to defer payments of interest;

     - any terms for the conversion or exchange of the debt securities for other securities of ours or any other entity; and

     - any other terms of the series of debt securities.

     A series of debt securities may be issued with an original issue discount. An original issue discount provides that less than the entire principal amount of the series of debt securities is payable upon declaration of acceleration of the maturity of the series of debt securities. Special U.S. federal income tax considerations may be applicable to debt securities issued at an original issue discount. These special considerations will be set forth in a prospectus supplement relating to the series of debt securities.

     The indentures do not limit the amount of debt securities or other types of indebtedness we may issue. The indentures allow debt securities to be issued up to any principal amount that we may authorize. The subordinated indenture allows us to issue subordinated debt securities which are convertible into other securities, including shares of our common stock or preferred stock.

     Debt securities may be issued in certificated or global form. (Sections 201, 203 and 301)

Information about the Trustee

     The trustee may resign at any time. The prospectus supplement will describe any rights the holders of a series of debt securities have to remove the trustee. Under the Trust Indenture Act of 1939, as amended, governing trustee conflicts of interest, any uncured Event of Default with respect to any series of senior debt securities will force the trustee to resign as trustee under either the subordinated indenture or the senior indenture. Similarly, any uncured Event of Default with respect to any series of subordinated debt securities will force the trustee to resign as trustee under either the senior indenture or subordinated indenture. If the trustee resigns, is removed or becomes incapable of acting as trustee, a successor trustee will have to be appointed in accordance with the provisions of the applicable indenture.

Denominations

     The prospectus supplement for each series of debt securities will state whether we will issue the debt securities in registered form or in bearer form.

Modification of Indentures; Waiver of Covenants

     We generally may amend the indentures or the debt securities with the written consent of a majority in principal amount of the outstanding debt securities of each series affected by the amendment, with each series voting separately as a class. The holders of a majority in principal amount of the outstanding debt securities of any series may also waive our compliance with any provision of the indentures with respect to debt securities of that series. We must, however, obtain the consent of each holder of debt securities affected by an amendment or waiver which does, among other things, any of the following:

     - changes the stated maturity of, or any installment of principal of or interest on, any debt securities;

     - reduces the principal amount of, or rate of interest or premium payable on, any debt securities;

     - reduces the amount of the principal of an original issue discount security or other security which would be payable upon acceleration of the debt securities;

     - adversely affects any right of repayment at the option of a holder of any debt security;

     - reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;

     - changes the place of payment where, or the currency in which, any debt security is payable;

     - impairs the right to institute suit for the enforcement of any payment on or after the stated maturity date of any debt security; or

     - reduces the percentage of holders required to consent to any supplements, modifications, waivers or amendments to the indentures. (Section 902)

     Additionally, the subordinated indenture may not be modified to alter the terms of subordination of any outstanding series of subordinated debt securities without the consent of the holder of senior indebtedness that would be adversely affected by the modification. (Section 907 of the subordinated indenture)

     If we issue convertible subordinated debt securities, the terms of conversion may not be modified in a manner which is adverse to the holders of the convertible subordinated debt securities without the consent of such holders. (Section 902 of the subordinated indenture)

     If we issue a series of debt securities with an original issue discount or with a principal amount that is not fixed, the applicable prospectus supplement will describe the manner in which we will determine whether holders of a majority of principal amount of a series of debt securities have approved a modification or waiver of a provision of an indenture.

     We may amend the indentures or outstanding debt securities without notice to or consent from any holder of the debt security to do, among other things, any of the following:

     - permit a successor corporation to assume our obligations under the indenture following a merger, consolidation or similar transaction;

     - add to our covenants for the benefit of the holders of any series of debt securities;

     - add additional events of default for the benefit of the holders of all or any series of securities;

     - accept the appointment of a successor trustee of one or more series and to provide for more than one trustee, if applicable;

     - cure any ambiguity, defect or inconsistency;

     - secure debt securities issued pursuant to the indentures;

     - provide that bearer securities may be registrable as to principal, amend restrictions on the payment of principal, premiums or interest on bearer securities, or permit bearer securities to be issued in exchange for registered securities or bearer securities of other authorized denominations;

     - amend any provision of an indenture in a manner that does not apply to, or modify the rights of holders of, any debt securities outstanding at the time and entitled to rely on the provision;

     - provide for uncertificated securities of any series;

     - comply with the requirements of the SEC in order to effect or maintain the qualification of the indentures under the Trust Indenture act; or

     - make any change that does not adversely affect the interests of any holder of outstanding debt securities. (Section 901)

Meetings of Holders of Debt Securities

     Each indenture contains provisions for convening meetings of the holders of a series if debt securities of that series are issuable as bearer securities. (Section 1401) A meeting may be called at any time by the Trustee, by our board of directors or the holders of at least 10% in aggregate principal amount of the outstanding securities of such series. (Section 1402) Except for any consent which must be given by the holder of each outstanding security affected thereby, as described above, any resolution presented at a meeting (or adjourned meeting at which a quorum is present) may be adopted by the affirmative vote of the holders of a majority in aggregate principal amount of the outstanding securities of that series; provided, however, that any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the holders of a specified percentage which is less than a majority in aggregate principal amount of the outstanding securities of a series may be adopted at a meeting (or adjourned meeting duly reconvened at which a quorum is present) by the affirmative vote of the holders of such specified percentage in aggregate principal amount of the outstanding securities of that series. Any resolution passed or decision taken at any meeting of holders of any series duly held in accordance with the applicable indenture will be binding on all holders of that series and related coupons. The quorum at any meeting, and at any reconvened meeting, will be persons holding or representing a majority in aggregate principal amount of the outstanding securities of a series. (Section 1404)

No Protection if a Change of Control Occurs

     Unless we otherwise state in a prospectus supplement, the debt securities will not contain any provision which may allow holders of debt securities the right to require us to repurchase the debt securities if a change of control occurs or if we engage in a transaction which materially increases our leverage. A change of control or a highly leveraged transaction could adversely affect the holders of debt securities.

Events of Default

     Unless we inform you otherwise in the prospectus supplement, "Event of Default" means any of the following (Section 501):

     - failure to pay the principal of or any premium on any debt security when due;

     - failure to pay interest on any debt security within 30 days after due;

     - failure to deposit any sinking fund payment within 30 days after due;

     - failure to perform, or breach of, any other covenant in the indenture (other than an agreement or covenant that we have included in the indenture solely for the benefit of other series of debt securities) that continues for 90 days after we are given written notice;

     - our bankruptcy, insolvency or reorganization; or

     - any other Event of Default for that series of debt securities described in the applicable prospectus supplement.

     An Event of Default for a particular series of debt securities may, but does not necessarily, constitute an Event of Default for any other series of debt securities.

     If an Event of Default for any series of debt securities occurs and continues, the trustee or the holders of at least 25% in aggregate principal amount of the debt securities of the series may declare the entire principal of all the debt securities of that series to be due and payable immediately. If this happens, subject to certain exceptions, the holders of a majority of the aggregate principal amount of the debt securities of that series can void the declaration. (Section 502).

     The indentures provide that a holder of a series of debt securities may not file a lawsuit or otherwise institute proceedings under the indenture or appoint a receiver or trustee unless the following happens:

     - the holders give the trustee written notice;

     - the holders of 25% of the series of debt securities also give such notice and offer reasonable indemnification to the trustee;

     - the holders of at least a majority of the aggregate principal amount of the series of debt securities do not give an inconsistent notice; and

     - the trustee does not institute the proceeding within 60 days of the demand. (Section 507).

     The four requirements listed above do not apply to proceedings instituted by a holder of a series of debt securities to enforce the payment of principal, premium or interest. (Section 508).

     If we issue a series of debt securities with an original issue discount or with a principal amount that is not fixed, the prospectus supplement will describe the amount a holder of the debt securities is entitled to receive if the series of debt securities is declared due and payable.

     The trustee is not obligated to exercise any of its rights or powers under an indenture at the request or direction of any holders, unless the holders offer the trustee reasonable indemnity against costs, expenses and liabilities. (Section 602). If they provide this reasonable indemnification, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities. The trustee is not required to take action which the trustee determines is prejudicial to the holders of the series of debt securities who do not request the trustee to take the action, or which may cause the trustee to have personal liability. (Sections 512 and 601).

Covenants

     Under the indentures, we have agreed, among other things, to:

     - pay the principal of and any interest and any premium on the debt securities when due (Section 1001);

     - maintain a place of payment (Section 1002);

     - deposit sufficient funds with the paying agent on or before the due date for any principal, interest or any premium payment or, if we act as our own paying agent, segregate such funds and hold them in trust for the benefit of the holders of the debt securities (Section 1003);

     - make all payments on the debt securities to holders who are United States aliens without withholding for any taxes or other governmental charges, if the debt securities of a series so provides; provided that if we are required to make any such withholding,
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

       we will pay the additional amount of such withholding to such holders (Section 1004); and

     - deliver a report to the trustee at the end of each fiscal year reviewing our obligations under the indenture (Section 1006).

Consolidation, Merger or Sale

     The indentures generally permit us to consolidate or merge with or sell, transfer or lease all or substantially all of our assets to another entity if we comply with the terms and conditions of the indentures relating to such a transaction, which include the following:

     - the remaining or acquiring entity (if other than us) must (i) be formed in a U.S. jurisdiction and (ii) assume all of our responsibilities and liabilities under the indentures including the payment of all amounts payable on the debt securities and performance of all the covenants in the indentures;

     - the transaction must not cause a default or event of default to occur;
       and

     - we must deliver to the trustee a certificate signed by certain of our officers and an opinion of counsel stating that the transaction complies with the indentures.

     The remaining or acquiring entity will be substituted for us in the indentures with the same effect as if it had been an original party to the indentures. Thereafter, our successor may exercise our rights and powers under the indentures, in our name or in its own name. Any act or proceeding required or permitted to be done by our board of directors or any of our officers may be done by the board or officers of the successor entity. If we sell all or substantially all of our assets, we will be released from all our liabilities and obligations under the indentures and under the debt securities. (Sections 801 and 803).

Defeasance

     When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. The following discussion of legal defeasance and covenant defeasance (Sections 1301 to 1306) will be applicable to a series of debt securities (other than convertible subordinated debt securities) only if we choose to have them apply to that series.

Legal Defeasance

     If we provide in an applicable prospectus supplement, and as long as we take steps to make sure that you receive all of your payments under the debt securities of that series and are able to transfer the debt securities of that series, we can elect to legally release ourselves from any obligations on such series of debt securities (such a release is called "legal defeasance") other than:

     - the rights of holders of outstanding notes to receive payments in respect of the principal of and premium and interest on the debt securities when these payments are due;

     - our obligation to replace any temporary debt securities, register the transfer or exchange of any debt securities, replace mutilated, lost or stolen debt securities, compensate and reimburse the trustee, remove and appoint a successor trustee, maintain an office or agency for payments in respect of the debt securities and qualify the indenture under the Trust Indenture Act;

     - the rights, powers, trusts, duties and immunities of the trustee; and

     - the legal defeasance provisions of the indentures. (Section 1304)

     In order for us to accomplish legal defeasance, the following must occur:

     - We must irrevocably deposit with the trustee cash and/or U.S. government and/or U.S. government agency securities that will generate enough cash to make interest, principal and any other payments on such debt securities on their various due dates.

     - Such defeasance shall not cause the trustee to have a conflict of interest.

     - There must be a change in current U.S. federal tax law or an IRS ruling that lets us make that deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. Under current U.S. federal tax law, the deposit and our legal release from the securities would be treated as though we took back your debt securities and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on the debt securities you give back to us.

     - We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above and that all of the conditions to legal defeasance in the indenture have been satisfied.

     We will not be able to achieve legal defeasance if there is a continuing default or event of default under the indentures or if doing so would violate any other material agreement to which we are a party. (Section 1304). If we ever were to accomplish legal defeasance as described above, you would have to rely solely on the trust deposit for repayment of the debt securities. You could not look to us for repayment in the unlikely event of any shortfall.

Covenant Defeasance

     Under current U.S. federal tax law, we can make the same type of deposit described above and be released from certain covenants relating to a series of debt securities. The release from these covenants is called covenant defeasance. In that event, you would lose the protection of these covenants but would gain the protection of having money and/or securities set aside in trust to repay the series of debt securities. We may not defease an obligation, if any, to convert a series of debt securities into shares of our common stock, preferred stock or other securities as provided in the subordinated indenture. In order to achieve covenant defeasance, we must do the following:

     - We must deposit in trust for the benefit of all holders of the series of debt securities cash and/or U.S. government or U.S. government agency securities that will generate enough cash to make interest, principal and any other payments on the debt securities on their various due dates.

     - We must deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal tax law we may make that deposit without causing you to be taxed on the debt securities any differently than if we did not make the deposit and just repaid the debt securities ourselves. The opinion also must state that all of the conditions to covenant defeasance in the indenture have been fulfilled.

     Further, such defeasance may not cause the trustee to have a conflict of interest.

     We will not be able to achieve covenant defeasance if there is a continuing default or event of default under the indenture or if doing so would violate any other material agreements to which we are a party. The indenture describes the types of covenants we may fail to comply with without causing an event of default if we accomplish covenant defeasance. (Section 1303).

     If we elect to make a deposit resulting in covenant defeasance, the amount of money and/or U.S. government or U.S. government agency securities deposited in trust should be sufficient to pay amounts due on the debt securities at the time of their maturity. However, if the maturity of the debt securities is accelerated due to the occurrence of an event of default, the amount in trust may not be sufficient to pay all amounts due on the debt securities. We would remain liable for the shortfall as described in the applicable indenture.

Form, Exchange, Registration and Transfer

     We may issue debt securities of a series in definitive form solely as registered securities, solely as bearer securities or as both registered securities and bearer securities. Unless we otherwise indicate in an applicable prospectus supplement, bearer securities will have interest coupons attached. (Section 201) The indentures also provide that debt securities of a series may be issuable in temporary or permanent global form. (Section 201)

     Registered securities of any series will be exchangeable for other registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. In addition, if debt securities of any series are issuable as both registered securities and bearer securities, at the option of the holder, and subject to the terms of the applicable indenture, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons in default) of such series will be exchangeable for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. Bearer securities surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest, and interest accrued as of such date will not be payable in respect of the registered security issued in exchange for such bearer security, but will be payable only to the holder of such coupon when due in accordance with the terms of the applicable indenture. Unless we otherwise provide with respect to any series of debt securities, bearer securities will not be issued in exchange for registered securities. (Section 305)

     Debt securities may be presented for exchange as provided above, and registered securities may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the security registrar or at the office of any transfer agent designated by us for such purpose with respect to any series of debt securities and referred to in an applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the indentures. Such transfer or exchange will be effected upon the security registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. The Trustee will serve initially as security registrar for purposes of registering registered securities and transfers of registered securities. (Section 305) If a prospectus supplement refers to any transfer agents (in addition to the security registrar) initially designated by us with respect to any series of debt securities, we may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that, if debt securities of a series are issuable solely as registered securities, we will be required to maintain a transfer agent in each place of payment for such series and, if debt securities of a series are also issuable as bearer securities, we will be required to maintain (in addition to the security registrar) a transfer agent in a place of payment for such series located outside the United States. We may at any time designate additional transfer agents with respect to any series of debt securities. (Section 1002)

     In the event of any redemption in part, we shall not be required to

     - issue, register the transfer of or exchange debt securities of any series during a period beginning at the opening of business 15 days prior to the selection of debt securities of that series for redemption and ending on the close of business on (A) if debt securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption and (B) if debt securities of the series are issuable as bearer securities, the date of the first publication of the relevant notice of redemption, or if debt securities of the series are also issuable as Registered Securities and there is no publication, the mailing of the relevant notice of redemption, or

     - register the transfer of or exchange any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part, or

     - exchange any bearer security called for redemption, except that such a bearer security may be exchanged for a registered security of that series and like tenor, provided that such registered security shall be simultaneously surrendered for redemption. (Section 305)

Payment and Paying Agents

     Unless we otherwise indicate in an applicable prospectus supplement, payment of principal of and any premium and interest on bearer securities will be payable, subject to any applicable laws and regulations, at the offices of such paying agents outside the United States as we may designate from time to time, in the manner indicated in such prospectus supplement. (Section 1002) Unless we otherwise indicate in an applicable prospectus supplement, payment of interest on bearer securities on any interest payment date will be made only against surrender to the paying agent of the coupon relating to such interest payment date. (Section 1001) No payment with respect to any bearer security will be made at any of our offices or agencies in the United States or by check mailed to any address in the United States or by transfer to any account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of and any premium and interest on bearer securities denominated and payable in U.S. dollars will be made at the office of our paying agent in New York City, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

     Unless we otherwise indicate in an applicable prospectus supplement, payment of principal of and any premium and interest on registered securities will be made at the office of such paying agent or paying agents as we may designate from time to time, except that at our option payment of any interest may be made by check mailed on or before the due date to the holder's registered address or by wire transfer. (Section 307) Unless we otherwise indicate in an applicable prospectus supplement, payment of any installment of interest on registered securities will be made to the person in whose name such registered security is registered at the close of business on the regular record date for such interest. (Section 307)

     Unless we otherwise indicate in an applicable prospectus supplement, the trustee will act as its own paying agent for payments with respect to debt securities which are issuable solely as registered securities, and we will maintain a paying agent outside the United States for payments with respect to debt securities (subject to limitations described above in the case of bearer securities) which are issuable solely as bearer securities or as both registered securities and bearer securities. We will name any paying agents outside the United States and any other paying agents in the United States initially designated by us for the debt securities in an applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that, if debt securities of a series are issuable solely as registered securities, we will be required to maintain a paying agent in each place of payment for such series and, if debt securities of a series are issuable as bearer securities, we will be required to maintain (i) a paying agent in New York City for principal payments with respect to any registered securities of the series (and for payments with respect to bearer securities of the series in the circumstances described above, but not otherwise), and (ii) a paying agent in a place of payment located outside the United States where debt securities of such series and any coupons appertaining thereto may be presented and surrendered for payment. (Section 1002)

     All moneys paid by us to a paying agent for the payment of principal of and any premium or interest on any debt security which remain unclaimed at the end of one year after such principal, premium or interest shall have become due and payable will (subject to applicable escheat laws) be repaid to us, and the holder of such debt security or any coupon will thereafter look only to us for payment thereof. (Section 1003)

Global Debt Securities

     Debt securities of a series may be issued in whole or in part in the form of one or more global debt securities that will be deposited with, or on behalf of, a depository identified in the prospectus supplement relating to such series. (Section 203) Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global debt security may not be transferred except as a whole by the depository for such global debt security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by the depository or any nominee to a successor depository or any nominee of such successor. (Section
305)

     We will describe the specific terms of the depository arrangement with respect to a series of debt securities and the limitations and restrictions relating to a series of bearer securities in the form of one or more global debt securities will be described in the prospectus supplement relating to such series.

Governing Law

     New York law will govern the indenture and the debt securities.

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

Notices

     Except as otherwise provided in the indentures, notices to holders of bearer securities will be given by publication at least twice in a daily newspaper in New York City and in such other city or cities as may be specified in such bearer securities. Notices to holders of registered securities will be given by mail to the addresses of such holders as they appear in the security register. (Section 106)

Title

     Title to any bearer securities (including bearer securities in permanent global form) and any coupons appertaining thereto will pass by delivery. We, the trustee and any agent of ours or the trustee may treat the bearer of any bearer security and the bearer of any coupon and the registered owner of any registered security as the owner thereof (whether or not the debt security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 308)

Replacement of Securities and Coupons

     We will replace any mutilated debt security or a debt security with a mutilated coupon appertaining thereto at the expense of the holder upon surrender of the debt security to the trustee. We will replace debt securities or coupons that became destroyed, stolen or lost at the expense of the holder upon delivery to the trustee of the debt security and coupons or evidence of destruction, loss or theft thereof satisfactory to us and the trustee; in the case of any coupon which becomes destroyed, stolen or lost, we will replace such coupon by issuance of a new debt security in exchange for the debt security to which such coupon appertains. In the case of a destroyed, lost or stolen debt security or coupon, an indemnity satisfactory to the trustee and us may be required of the holder of such debt security or coupon before we will issue a replacement debt security. (Section 306)

PROVISIONS APPLICABLE SOLELY TO SUBORDINATED DEBT SECURITIES

Subordination

     Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will be subordinated and junior in right of payment to the prior payment in full of certain of our senior indebtedness. (Section 1701) The indebtedness that will be senior indebtedness with respect to a series of subordinated debt securities is described in the subordinated indenture as may be modified by the applicable supplemental indenture.

     The subordinated indenture provides that no payment of principal, interest or premium may be made on the subordinated debt securities if:

     - we fail to pay the principal, interest, any premium or other amounts when due on any indebtedness described as specified senior indebtedness in the subordinated indenture as may be modified by the applicable supplemental indenture; or

     - we default in performing any other covenant in any senior indebtedness if the covenant default allows the holders of such specified senior indebtedness to accelerate the maturity of the specified senior indebtedness. (Section 1603)

     A covenant default will prevent us from paying the subordinated debt securities only for up to 179 days after the holders of the specified senior indebtedness notify us and the trustee that a blockage period has begun. The holders of specified senior indebtedness may only give one such notice during a 360 day period. (Section 1603)

     The subordinated indenture does not affect our obligation, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the subordinated debt securities. In addition, the subordinated indenture does not prevent the occurrence of any default under the subordinated indenture. (Section 1606)

     The subordinated indenture will not limit the amount of senior debt that we may incur. As a result of the subordination of the subordinated debt securities, if we became insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

Conversion

     Under the subordinated indenture we may issue subordinated debt securities which are convertible into or exchangeable for our common stock, preferred stock, debt securities, other securities or property or securities or property issued by another entity. Convertible subordinated debt securities will be convertible on terms and at a conversion price described in the prospectus supplement. (Sections 301, 1501 and 1502) The subordinated indenture will provide for adjustments in the conversion price if we make changes to our capital structure. (Section 1504)

     If the securities are convertible into our common stock, the conversion price will be subject to change if any of the following events occur:

     - we issue common stock as a dividend to our shareholders;

     - we subdivide, combine or reclassify our common stock;

     - we issue rights, which may be exercised for 45 days or less, to our shareholders to purchase common stock at a price per share less than the market price of the common stock at the time the rights are issued; or

     - we distribute to our shareholders debt securities, equity securities or assets, other than cash dividends paid from our surplus. (Section 1504)

     Adjustments in the conversion price may have tax consequences. These tax consequences, if applicable, will be described in the prospectus supplement. We also will not issue fractional shares upon conversion, but will pay the value of a fractional share to the person who would otherwise be entitled to receive such payment. (Section 1503)

     If we consolidate or merge with, or sell all or substantially all of our assets to, another company, the convertible subordinated debt securities will be convertible into the consideration that a holder of the convertible subordinated debt securities would have received had the holder exercised the conversion rights immediately before the consolidation, merger or sale. (Section 1505)

     If a series of subordinated debt securities is convertible into anything other than our common stock, the prospectus supplement will describe the following:

     - the events which will cause an adjustment in the conversion price;

     - any related tax consequences of the adjustments in the conversion price;

     - any special treatment of fractional shares; and

     - the effect of a consolidation, merger or sale of all or substantially all of our assets on the conversion rights.

                          DESCRIPTION OF CAPITAL STOCK

     Selected provisions of our organizational documents are summarized below. The summary is not complete. You should read the organizational documents, which are filed as exhibits to the registration statement, for other provisions that may be important to you. In addition, you should be aware that the summary below does not give full effect to the terms of the provisions of statutory or common law which may affect your rights as a stockholder.

     We are authorized to issue 50 million shares of common stock and 10 million shares of preferred stock. As of April 30, 2000, 17,600,635 shares of common stock were outstanding and no shares of preferred stock were outstanding. As of April 30, 2000, 5,000,000 shares of common stock were reserved for issuance under our 1990 Stock Option Plan, 1993 Stock Incentive Plan and 1999 Stock Incentive Plan.

COMMON STOCK

Listing

     Our common stock is listed on the New York Stock Exchange, under the symbol "NEV." Any additional common stock that we issue will also be listed on the New York Stock Exchange, unless otherwise indicated in a prospectus supplement.

Dividends

     Shareholders may receive dividends declared by our board of directors if, as and when our board of directors declares any such dividends.

The indenture for our existing subordinated debt and our loan agreements with banks contain restrictions on our ability to pay dividends.

Fully Paid

     All of our outstanding shares of common stock are fully paid and non-assessable. Any additional shares of common stock will also be fully paid and non-assessable.

Voting Rights

     Each share of common stock is entitled to one vote in the election of directors and other matters submitted to our stockholders. Holders of our common stock do not have cumulative or preemptive rights.

Other Provisions

     We will notify holders of common stock of any stockholders' meetings in accordance with applicable law. If we liquidate, dissolve or wind-up, whether voluntarily or not, our common stockholders will share equally in the assets remaining after we pay our creditors and holders of any preferred stock we have outstanding at the time of liquidation

Transfer Agent and Registrar

     American Stock Transfer and Trust Company is the registrar and transfer agent for our common stock.

STOCKHOLDER RIGHTS PLAN

     Each share of common stock which is currently outstanding and, for so long as we have a stockholder rights plan, each share of common stock issued in the future will be issued with an attached preferred stock purchase right issued under our stockholder rights plan. A summary of the rights and the stockholder rights plan is set forth below. The summary is not complete. You should read the Stockholder Rights Agreement dated as of March 5, 1997 between us and American Stock Transfer and Trust Company plus any amendments to the Agreement for provisions that may be important to you. A copy of the stockholder rights agreement has been filed with the SEC and is available as described herein under "Where You Can Find More Information."

     Under our stockholder rights plan, we issued one preferred stock purchase right for each of our outstanding shares of common stock. For each right, the owner is entitled to purchase one-hundredth of one share of Series C Preferred Stock for $150 per one-hundredth of a share, subject to adjustments. The rights, however, may only be exercised after:

     - a public announcement that, without our prior consent, a person or group has acquired, or obtained the right to acquire, beneficial ownership of 15% or more of our outstanding shares of common stock; or

     - the tenth business day following the commencement of, or the first public announcement of an intention to make, a tender offer or exchange offer, the consummation of which would result in the beneficial ownership by a person or group of 15% or more of our outstanding shares of common stock.

     Until the rights become exercisable, the rights will be transferred with and only with the shares of common stock. Separate certificates for the rights will be issued as soon as practicable after they become exercisable to holders of record of our common stock as of the date the rights became exercisable. The rights will then begin trading separately from our common stock.

     In the event we are acquired in a merger or other business combination transaction or 50% or more of our assets or earning power is sold, each holder of a right will be entitled to purchase the number of shares of common stock of the acquiring company which at the time of such transaction will have a market value of two times the exercise price of the right. In the event that a person or group acquires or obtains the right to acquire 15% of our outstanding common stock, each holder of a right will be entitled to purchase that number of shares of our common stock having a market price of two times the exercise price of the right. The rights beneficially owned by the acquiring person will not be entitled to purchase our common stock and will be void.

     Generally, we may redeem each right for $0.01 at any time before a person or group acquires or obtains the right to acquire 15% of our outstanding common stock, without prior approval. After the date the rights become exercisable, the rights will not be issued with respect to common stock except under certain circumstances.

     The rights expire in 2007 unless earlier terminated by the board of directors.

PREFERRED STOCK

     The following description of the terms of the preferred stock sets forth general terms and provisions of the preferred stock to which a prospectus supplement may relate. Specific terms of any series of preferred stock offered by a prospectus supplement will be described in the prospectus supplement relating to such series. You should read the certificate of designations establishing a particular series of preferred stock, which will be filed with the SEC in connection with the offering of such series for other provisions that may be important to you.

     Our board of directors can, without approval of our shareholders, issue one or more series of preferred stock. The board can also determine the number of shares of each series and the rights, preferences, privileges and restrictions including the dividend rights, voting rights, conversion rights, redemption rights and any liquidation preferences of any series of preferred stock and the terms and conditions of issue. In some cases, the issuance of preferred stock could delay a change in the persons and entities controlling us and make it harder to remove present management. Under certain circumstances, preferred stock could also restrict dividend payments to holders of our common stock or restrict our ability to repurchase or redeem shares while there is an arrearage in the payment of dividends to the holders of preferred stock.

     The preferred stock will, when issued, be fully paid and non-assessable.

     The transfer agent, registrar and dividend disbursement agent for a series of Preferred stock will be named in a prospectus supplement. The registrar for preferred stock will send notices to shareholders of any meetings at which holders of the preferred stock have the right to elect directors or to vote on any other matter.

     - If we offer preferred stock, the specific terms of a particular series will be described in the prospectus supplement, and will include the following:

     - the maximum number of shares to constitute the series and the distinctive designations of such series;

     - the dividend rate, whether dividends will be paid in preference to dividends on common stock, and whether dividends will be cumulative;

     - whether and the manner in which the preferred stock will be redeemable;

     - any liquidation preference applicable to the preferred stock;

     - whether and the manner in which the preferred stock will be subject to a retirement or sinking fund that requires us to repurchase the shares;

     - any conversion rights applicable to the preferred stock;

     - any restrictions on the ability to sell or transfer the preferred stock;

     - any voting rights; and

     - any other preferences or other special rights or limitations.

DELAWARE ANTI-TAKEOVER STATUTE

     We are a Delaware corporation and are subject to Section 203 of the Delaware General Corporation Law. In general, Section 203 prevents us from engaging in a business combination with an "interested stockholder" (generally, a person owning 15% or more of our outstanding voting stock) for three years following the time that person becomes a 15% stockholder unless either:

     - before that person became a 15% stockholder, our board of directors approved the transaction in which the stockholder became a 15% stockholder or approved the business combination;

     - upon completion of the transaction that resulted in the stockholder's becoming a 15% stockholder, the stockholder owns at least 85% of our voting stock outstanding at the time the transaction began (excluding stock held by directors who are also officer and by employee stock plans that do not provide employees with the right to deter-mine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer); or

     - after the transaction in which that person became a 15% stockholder, the business combination is approved by our board of directors and authorized at a stockholder meeting by at least two-thirds of the outstanding voting stock not owned by the 15% stockholder.

     Under Section 203, these restrictions also do not apply to business combinations proposed by a 15% stockholder following the disclosure of an extraordinary transaction with a person who was not a 15% stockholder during the previous three years or who became a 15% stockholder with the approval of a majority of our directors. This exception applies only if the extraordinary transaction is approved or not opposed by a majority of our directors who were directors before any person became a 15% stockholder in the previous three years, or the successors of these directors.

LIMITATION ON DIRECTORS' LIABILITY

     Delaware has adopted a law that allows corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breach of directors' fiduciary duty of care. The duty of care requires that, when acting on behalf of the corporation, directors must exercise an informed business judgment based on all material information reasonably available to them. Absent the limitations allowed by the law, directors are accountable to corporations and their stockholders for monetary damages for acts of gross negligence. Although the Delaware law does not change directors' duty of care, it allows corporations to limit available relief to equitable remedies such as an injunction or rescission. Our certificate of incorporation limits the liability of our directors to the fullest extent permitted by this law. Specifically, our directors will not be personally liable for monetary damages for any breach of their fiduciary duty as a director, except for liability

     - for any breach of their duty of loyalty to the company or our stockholders;

     - for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

     - under provisions relating to unlawful payments of dividends or unlawful stock repurchases or redemptions; or

     - for any transaction from which the director derived an improper personal benefit.

     This limitation may have the effect of reducing the likelihood of derivative litigation against directors, and may discourage or deter stockholders or management from bringing a lawsuit against directors for breach of their duty of care, even though such an action, if successful, might otherwise have benefitted our stockholders.

                       DESCRIPTION OF SECURITIES WARRANTS

     We may issue securities warrants entitling the holder to purchase our debt securities, preferred stock or common stock as described in the prospectus supplement relating to the issuance of the securities warrants. Securities warrants may be issued independently or together with other of our securities and may be attached to or separate from other securities. The securities warrants will be issued under warrant agreements to be entered into between us and a bank or trust company that acts as warrant agent. The warrant agent will act solely as our agent in connection with securities warrants and will not assume any obligation or relationship of agency or trust for or with any holders of securities warrants or beneficial owners of securities warrants.

INTRODUCTION

     The prospectus supplement will describe the specific terms of any securities warrants offered, including the following:

     - the amount of securities warrants to be registered and the purchase price and manner of payment to acquire the securities warrants;

     - a description, including amount, of the debt securities, preferred stock or common stock which may be purchased upon exercise;

     - the exercise price which must be paid to purchase the securities upon exercise of a securities warrant and any provisions for changes or adjustments in the exercise price;

     - any date on which the securities warrants and the related debt securities, preferred stock or common stock will be separately transferable;

     - the dates on which the right to exercise the securities warrants shall commence and expire;

     - a discussion of certain U.S. federal income tax, accounting and other special considerations, procedures and limitations relating to the securities warrants; and

     - any other material terms of the securities warrants.

     Unless otherwise described in a prospectus supplement, holders of securities warrants will not have any of the rights of holders of our debt securities, preferred stock or common stock that may be purchased upon exercise until they exercise the securities warrants and receive the underlying securities. These rights include the right to receive payments of principal of, any premium on, or any interest on, the debt securities purchasable upon such exercise or to enforce the covenants in the indentures or to receive payments of dividends on the preferred stock or common stock which may be purchased upon exercise or to exercise any voting right.

EXERCISE OF SECURITIES WARRANTS

     After the close of business on the expiration date described in the prospectus supplement, securities warrants will expire and the holders will no longer have the right to exercise the securities warrants and receive the underlying securities. Securities warrants may be exercised by delivering a properly completed certificate in the form attached to the securities warrants and payment of the exercise price as provided in the prospectus supplement. We will issue and deliver our debt securities, preferred stock or common stock as soon as possible following receipt of the certificate and payment described above. If less than all of the securities warrants represented by a certificate are exercised, we will issue a new certificate for the remaining securities warrants. The foregoing terms of exercise may be modified by us in a prospectus supplement.

                  DESCRIPTION OF SECURITIES PURCHASE CONTRACTS
              AND SECURITIES PURCHASE UNITS AND PREPAID SECURITIES

     We may also issue securities purchase contracts which obligate the holder of the contracts to purchase, and obligate us to sell, our common stock or preferred stock at one or more times in the future. The prospectus supplement will describe the terms of any securities purchase contracts, including the following to the extent applicable:

     - whether the holder is obligated to purchase our common stock or preferred stock, and the dates on which such shares must be purchased;

     - the purchase price of the common stock or preferred stock, which may be fixed at the time of issuance or determined in the future by a formula;

     - any periodic payments that we must make to the holders of the securities purchase contracts, or any periodic payments that the holders must make to us and whether these periodic payments are unsecured or prefunded in some manner; and

     - any collateral that a holder of securities purchase contracts is obligated to pledge to secure the holder's obligations to purchase securities and make periodic payments under the contract.

     Securities purchase contacts may be issued with our debt securities, preferred stock or other securities as a unit, referred to as a "securities purchase unit." If securities purchase units are issued, the debt securities, preferred stock or other securities which are part of the units may be pledged to secure the holder's obligation to purchase the common stock or preferred stock and to make any periodic payments provided for in the securities purchase contract. A securities purchase unit may also provide for the substitution of U.S. Treasury securities or securities of other persons for the debt securities, preferred stock or other securities initially issued as part of the securities purchase units. Securities purchase units may also give a financial institution or other person the right to purchase the debt securities, preferred stock or other securities which are part of the securities purchase units. We may also have the right or obligation to deliver newly issued prepaid securities purchase contracts ("prepaid securities") upon release to a holder of any collateral securing the holder's obligations under the original stock purchase contract. Any such purchase rights will be described in a prospectus supplement.

                              PLAN OF DISTRIBUTION

     We may sell the securities

     (1) through underwriters or dealers;

     (2) through agents;

     (3) directly to purchasers;

     (4) through remarketing firms; or

     (5) through a combination of any such methods of sale.

     Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

UNDERWRITERS OR DEALERS

     If underwriters are utilized in the sale, the securities will be acquired by the underwriters for their own account. The underwriters may sell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to several conditions set forth in an agreement between us and the underwriters. The underwriters will be obligated to purchase all of the securities offered if any of the securities are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. We may grant underwriters who participate in the distribution of securities an option to purchase additional securities if they sell more securities than they purchased.

     During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, in which selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if such offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued.

     If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

AGENTS

     We may designate agents who agree to use their reasonable efforts to solicit purchasers for the period of their appointment or to sell securities on a continuing basis.

DIRECT SALES

     We may also sell securities directly to one or more purchasers without using underwriters or agents.

REMARKETING FIRMS

     The securities may be re-sold to the public following their redemption or repayment by one or more remarketing firms. Remarketing firms may act as principals for their own accounts or as agents for us.

RIGHTS OFFERINGS; CONVERSIONS

     If we were to issue rights on a pro rata basis to our shareholders, we may be able to use this prospectus to offer and sell the securities underlying the rights. We may also be able to use the prospectus to offer and sell securities to be received upon conversion of any convertible securities we may issue or upon exercise of transferable warrants that may be issued by us or an affiliate.

GENERAL INFORMATION

     Underwriters, dealers, agents and remarketing firms that participate in the distribution of the securities may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act of 1933. Any underwriter, dealer, agent or remarketing firm will be identified and the terms of the transaction, including their compensation, will be described in a prospectus supplement. We may have agreements with underwriters, dealers, agents or remarketing firms to indemnify them against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers, agents or remarketing firms, or their affiliates may be customers of, engage in transactions with or perform services for, us or our subsidiaries in the ordinary course of their business.

     All debt securities will be new issues of securities with no established trading market. Any underwriters to whom debt securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any debt securities.

     We may use agents and underwriters to solicit offers by certain institutions to purchase debt securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Delayed delivery contracts will be subject to only those conditions set forth in the prospectus supplement. A commission indicated in the prospectus supplement will be paid to underwriters and agents soliciting purchases of debt securities pursuant to delayed delivery contracts accepted by us.

                                    EXPERTS

INDEPENDENT ACCOUNTANTS

     The consolidated financial statements of Nuevo Energy Company as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999 incorporated by reference in the prospectus and the registration statement have been incorporated herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

RESERVE ENGINEERS

     The information incorporated by reference in this prospectus regarding our quantities of oil and gas and future net cash flows and the present values thereof from such reserves is based on estimates of such reserves and present values prepared by Ryder Scott Company, L.P.

                                 LEGAL MATTERS

     The validity of the issuance of the securities will be passed upon for us by our lawyers, Haynes and Boone, LLP. Counsel named in the prospectus supplement will issue opinions about the validity of the securities for any agents, dealers or underwriters.

      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED DECEMBER 15, 2000


                                     UP TO
                                  $142,690,000

[NUEVO ENERGY LOGO]           NUEVO ENERGY COMPANY

                             1021 Main, Suite 2100
                              Houston, Texas 77002
                                 (800) 364-0206

                   9 1/2% SENIOR SUBORDINATED NOTES DUE 2008

                             ---------------------


                    INVESTING IN THESE NOTES INVOLVES RISKS.


                     WE WILL PROVIDE SPECIFIC RISK FACTORS


                       IN SUPPLEMENTS TO THIS PROSPECTUS.


                             ---------------------

     Nuevo Energy Company's common stock is listed on the New York Stock Exchange, under the symbol "NEV."

     We entered into an indenture with State Street Bank and Trust Company for the issuance of up to $400,000,000 principal amount of our 9 1/2% senior subordinated notes. As of May 1, 2000, there was outstanding $257,310,000 of these notes. This prospectus relates to the offer and sale of the remaining $142,690,000 of notes under the indenture.

     We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

                             ---------------------

     This prospectus may not be used to consummate sales of securities unless we also furnish you with a prospectus supplement describing the final terms of the securities offered.

                             ---------------------

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                  This prospectus is dated             , 2000

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
About This Prospectus.......................................   E-1
Where You Can Find More Information.........................   E-1
Disclosure Regarding Forward Looking Statements.............   E-2
About Nuevo Energy Company..................................   E-2
Use of Proceeds.............................................   E-2
Description of the Notes....................................   E-2
Plan of Distribution........................................  E-39
Experts.....................................................  E-40
Legal Matters...............................................  E-40

                             ABOUT THIS PROSPECTUS

     In this prospectus, the words "Company," "we," "our," "ours" and "us" refer to Nuevo Energy Company, and its subsidiaries, unless otherwise stated or the context requires.


     This prospectus is part of a registration statement that we have filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell the notes described in this prospectus in one or more offerings up to a total dollar amount of $142,690,000. Any notes sold pursuant to this prospectus will proportionately reduce the aggregate offerings under this shelf process. This prospectus provides you with a general description of the notes we may offer. We may also add, update or change information contained in this prospectus through a supplement to this prospectus. You should read this prospectus, any prospectus supplement and the information described under the heading "Where You Can Find More Information."


     We believe that we have included or incorporated by reference all information material to investors in this prospectus, but certain details that may be important for specific investment purposes have not been included. To see more detail, you should read the exhibits filed with or incorporated by reference into this registration statement.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file, including the registration statement, at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C., 20549, or its public reference rooms located in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for information on the operation of the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. They are located in the EDGAR database on that web site. You may also obtain information about us from the New York Stock Exchange, where our common stock is listed.

     The SEC allows us to "incorporate by reference" information from the documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and supersede this information. Specifically, we incorporate by reference the documents listed below and any future filings we make with the SEC (including any filings we make prior to the effectiveness of the registration statement) under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the offering is terminated:

     - Our Annual Report on Form 10-K for the year ended December 31, 1999;

     - Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000;

     - Our Current Reports on Form 8-K filed on February 23, 2000 and March 6, 2000;

     - The description of our common stock contained in the Registration Statement on Form 8-A filed on May 15, 1990; and

     - The description of our Series C Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-A filed on April 1, 1997.


     This prospectus is part of a registration statement we filed with the SEC (Registration No. 333-46580).


     You may request a copy of any of the information incorporated by reference, at no cost, by writing or telephoning us at the following address:

     Nuevo Energy Company
     1021 Main, Suite 2100
     Houston, Texas 77002
     (800) 364-0206
     Attention: Corporate Secretary

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date of those documents.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents we incorporate by reference include forward-looking statements. We can not assure you that the plans, intentions or expectations upon which our forward-looking statements are based will occur. Our forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed elsewhere in this prospectus and the documents that are incorporated by reference into this prospectus. Some of these risks which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include:

     - the volatility of oil and gas prices;

     - the uncertainty of estimates of oil and gas reserves;

     - the prices of goods and services we use to explore for, develop and produce our reserves;

     - difficulties encountered during the exploration for and development and production of oil and gas;

     - the difficulties encountered in delivering oil and gas to commercial markets;

     - changes in the supply of or demand for oil and gas;

     - the uncertainty of our ability to attract capital;

     - changes in the extensive government regulations regarding the oil and gas business; and

     - compliance with environmental regulations.

     The information contained in this prospectus and in the documents incorporated by reference into this prospectus identify additional factors that could affect our operating results and performance. We urge you to carefully consider those factors.



                           ABOUT NUEVO ENERGY COMPANY

     We are an independent oil and gas company. Our properties are concentrated in California, where we are the largest independent producer, with properties located both onshore and offshore. Our onshore California properties are located primarily in the San Joaquin, Los Angeles and Ventura Basins. Our offshore California properties are located in Santa Barbara Channel and offshore Long Beach. We also own properties in the onshore Gulf Coast region and internationally offshore the Republics of Congo and Ghana in West Africa and onshore Tunisia in North Africa. Since our inception in 1990, we have expanded our operations through a series of disciplined, low-cost acquisitions of oil and gas properties and the subsequent exploitation and development of these properties. We have complemented these efforts with strategic divestitures and an opportunistic exploration program which provides exposure to prospects with the potential to add substantially to the growth of our shareholder value.

                                USE OF PROCEEDS

     Unless otherwise set forth in the applicable prospectus supplement, proceeds from the sale of the notes sold by us will be used for general corporate purposes. These purposes may include acquisitions, working capital, capital expenditures, the repurchase of outstanding securities and the repayment of indebtedness. Proceeds from the sale of notes may be temporarily invested in short-term securities.

                            DESCRIPTION OF THE NOTES

     We will issue the notes under an indenture entered into between us and State Street Bank and Trust Company, as trustee, dated August 20, 1999. The following description is a summary of selected provisions of the indenture and the notes. We have not restated the indenture in its entirety. We will provide you a copy of the indenture for the notes without charge if you request it from us. We urge you to read the indenture because the indenture, and not this description, will control your rights as a holder of notes. For purposes of this section of this prospectus, references to the "Company," "Nuevo," "we," "us," "our" or "ours" means Nuevo Energy Company, excluding our subsidiaries. The definitions of some of the terms used in the following summary are set forth below under "-- Material Definitions."


     The indenture provides for the issuance of up to $400,000,000 of notes. As of May 1, 2000 we have issued $257,310,000 principal amount of notes under the indenture. We may issue a maximum additional principal amount of $142,690,000 of notes. All issuances of the notes will be subject to the debt incurrence test described under "-- Material Covenants -- Incurrence of Indebtedness." The notes will be identical in all respects to all other notes issued under this indenture other than the price at which we issue the notes and the date on which we issue the notes.

PRINCIPAL, MATURITY AND INTEREST OF THE NOTES

     The notes will be our general unsecured senior subordinated obligations. The notes will mature on June 1, 2008, Interest on the notes will accrue at the rate of 9 1/2% per annum and will be payable semiannually in arrears on June 1 and December 1. Interest payments will be made to the person in whose names the notes are registered at the close of business on the May 15 or November 15 preceding the interest payment date. Interest on the notes will accrue from the date of issuance for the first interest payment and from the most recent interest payment date thereafter. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

     Principal, interest and premium on the notes will be paid as described under "-- Book-Entry, Delivery and Form" below.

SUBORDINATION

     The payment of the principal of, and premium and interest on, the notes will be subordinated in right of payment to the prior payment in full of Senior Indebtedness (Section 14.1). The subordination provisions prohibit us from making payments with respect to the notes if the events described below occur. If triggered, the subordination provisions prohibit us from paying any amounts with respect to the notes, including:

     - payments of principal or interest;

     - payments of any premium; and

     - repurchases of the notes, including repurchases in connection with a Change of Control or Asset Sale, as described under "-- Repurchase at the Options of Holders -- Change of Control" and "-- Asset Sales."

     If we:

     - become subject to insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or similar case;

     - liquidate, dissolve or otherwise wind-up our business; or

     - make an assignment for the benefit of our creditors or marshal our assets or liabilities;

     the holders of Senior Indebtedness will be entitled to receive full payment of all amounts owed to them prior to any payments being made to the holders of notes. We will not be required to repay all Senior Indebtedness in full in connection with our consolidation or merger or our liquidation or dissolution following the disposition of all or substantially all of our properties upon the terms described under the subheading "-- Material Covenants -- Merger, Consolidation or Sale of Assets" as a condition to any payments on the notes. If the trustee for the notes receives any payment from us when the subordination provisions prohibit payment of amounts owed on the notes, the trustee is required to return the payments to us or our receiver or custodian for payment to holders of Senior Indebtedness. The subordination provisions apply to payments of any nature, including payments:

     - of cash;

     - of property, assets or securities; and

     - by way of set-off.

     The subordination provisions, however, do not prohibit the payment of principal, interest and premium on the notes if the payment is made in Permitted Junior Securities.

     Additionally, we may not make any payment in respect of the notes, other than payments of Permitted Junior Securities, if a Payment Event of Default occurs on our Specified Senior Indebtedness and the trustee receives written notice of the default. We must resume payment in respect of the notes, including any missed payments, when we cure or obtain a waiver of the Payment Event of Default or it otherwise ceases to exist. We must also resume payment in respect of the notes, including any missed payments, if we pay in full or discharge the Specified Senior Indebtedness.

     We also may not make any payment in respect of the notes, other than payments of Permitted Junior Securities, for the period specified below ("Payment Blockage Period") if a Non-payment Event of Default occurs on our Specified Senior Indebtedness and the trustee and we receive written notice of the default from any holder of Specified Senior Indebtedness. The Payment Blockage Period will commence upon the earlier of the date of receipt by the trustee or us of such notice of the default (the "Payment Blockage Notice") and will end on the earliest of:

     - 179 days after it begins;

     - the date on which the holders of Specified Senior Indebtedness notify the trustee or us that the Non-payment Event of Default no longer exists or that the Specified Senior Indebtedness has been discharged; and

     - the date we or the trustee receives notice from the person initiating the Payment Blockage Period that the period has been terminated.

     We must resume making payments in respect of the notes after the Payment Blockage Period ends, including any missed payments, unless we are otherwise prohibited by the other subordination provisions of the indenture. No more than one Payment Blockage Period may commence during any period of 360 consecutive days. No Non-payment Event of Default that existed on the date of delivery of a Payment Blockage Notice to the trustee can be made the basis for a subsequent Payment Blockage Notice. (Section 14.3)

     If we fail to make any payment on the notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions described above, the failure will constitute an Event of Default under the indenture and will entitle the holders of the notes to exercise the rights described under "-- Events of Default and Remedies." (Section 5.1)

     As a result of such subordination provisions described above, in the event of a distribution of assets upon our liquidation, receivership, reorganization or insolvency, our creditors who are holders of Senior Indebtedness may recover more, ratably, than the holders of the notes, and assets which would otherwise be available to pay obligations in respect of the notes will be available only after we have paid all Senior Indebtedness in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the notes.

     The subordination provisions described above will cease to be applicable to the notes upon any Legal Defeasance or Covenant Defeasance of the notes as described under "-- Legal Defeasance and Covenant Defeasance."

SUBSIDIARY GUARANTEES OF NOTES


     Currently, none of our subsidiaries guarantees the notes. However, if one of our Restricted Subsidiaries was, in the future, to guarantee or secure any of our Pari Passu Indebtedness or Subordinated Indebtedness, we would be required to cause it to be bound by the terms of the indenture and to unconditionally guarantee the performance of our obligations under the indenture and the notes. (Sections 10.13 and 13.1)


     The obligations of each Subsidiary Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or made by or on behalf of any other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under its Subsidiary Guarantee shall be entitled to a contri-bution from each other Subsidiary Guarantor, if any, in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor. (Section 13.4)

     Each Subsidiary Guarantor may consolidate with or merge into or sell or otherwise dispose of all or substantially all of its properties and assets to us or another Subsidiary Guarantor without limitation, except to the extent any such transaction is subject to the "Merger, Consolidation or Sale or Assets" covenant of the indenture. Each Subsidiary Guarantor may consolidate with or merge into or sell all or substantially all of its properties and assets to a Person other than us or another Subsidiary Guarantor, whether or not Affiliated with the Subsidiary Guarantor, provided that:

     - if the surviving Person is not the Subsidiary Guarantor, the surviving Person agrees to assume the Subsidiary Guarantor's Subsidiary Guarantee and all its obligations pursuant to the indenture, except to the extent the following paragraph would result in the release of such Subsidiary Guarantee; and

     - such transaction does not violate any of the covenants described under the heading "-- Material Covenants" or result in a Default or Event of Default immediately thereafter that is continuing. (Section 13.2)

     Upon the sale or other disposition, by merger or otherwise, of a Subsidiary Guarantor of all or substantially all of its assets to a Person other than us or another Subsidiary Guarantor and pursuant to a transaction that is otherwise in compliance with the indenture, including as described in the foregoing paragraph, such Subsidiary Guarantor shall be deemed released from its Subsidiary Guarantee and the related obligations set forth in the indenture. Any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, our or our Restricted Subsidiaries' other Indebtedness shall also terminate upon such sale or other disposition. In addition, all of the Subsidiary Guarantors shall be deemed released from their respective Subsidiary Guarantees and the related obligations set forth in the indenture in the event that all obligations of the Subsidiary Guarantors under all of their guarantees of, and under all of their pledges of assets or other security interests which secure our or our Restricted Subsidiaries' other Indebtedness, excluding any Senior Indebtedness, shall also terminate. (Section 13.3)

     The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be subordinated to the prior payment in full of all Guarantor Senior Indebtedness of such Subsidiary Guarantor to substantially the same extent as the notes are subordinated to Senior Indebtedness. (Section 13.8)

REDEMPTION AT THE OPTION OF NUEVO

     We may not redeem the notes at our option prior to June 1, 2003. Thereafter, we may redeem the notes at our option, in whole or in part, at the redemption prices expressed as percentages of principal amount set forth below. If we redeem the notes at our option, we must also pay interest accrued and unpaid to the applicable redemption date. The redemption prices during the twelve-month period beginning on June 1 of the years indicated are set forth below:


YEAR                                 PERCENTAGE
----                                 ----------
2003...............................   104.750%
2004...............................   103.167%
2005...............................   101.583%
2006 and thereafter................   100.000%


     In addition, prior to June 1, 2001 we may redeem up to 33 1/3% of the aggregate principal amount of the notes originally issued at a redemption price of 109.5% of the principal amount, plus accrued and unpaid interest to the date of redemption, with the net proceeds of one or more Equity Offerings. We may not cause a redemption from the proceeds of the Equity Offering unless:

     - at least 66 2/3% of the aggregate principal amount of the notes originally issued under the indenture at any time prior to such redemption remain outstanding after the redemption; and

     - the redemption occurs within 90 days after the closing of the Equity Offering. (Section 11.1)

     If we redeem less than all of the notes, selection of notes for redemption will be made by the trustee on a pro rata basis. We will not, however, redeem notes in principal amounts of less than $10. (Section 11.4) We will mail notice of a redemption at least 30 and not more than 60 days before the redemption date. The notice will describe the amount of notes being redeemed, if less than the entire principal amount. (Section 11.5) Interest will cease to accrue on notes which are redeemed on the redemption date. (Section 11.7)

MANDATORY REDEMPTION

     We will not be required to make mandatory redemption or sinking fund payments with. respect to the notes.

REPURCHASE AT THE OPTION OF HOLDERS

Change of Control

     If a Change of Control occurs, we will be obligated to make an offer to purchase all of the outstanding notes. The purchase price we are required to offer is 101% of the aggregate principal amount plus accrued and unpaid interest to the date of purchase. We are required to purchase all notes tendered under the offer which are not withdrawn.

     In order to effect a Change of Control offer, we must mail a notice of the Change of Control to the trustee and each holder of notes no later than 30 days after the Change of Control occurs. We are obligated to close the purchase of notes tendered under the Change of Control offer no less than 30 and no more than 60 days after the notice is mailed. The notice will describe the Change of Control and the procedures that must be followed to participate in the offer.

     Our bank credit facility states that events which constitute a Change of Control constitute a default under the bank credit facility. In addition, our bank credit facility prohibits the repurchase of the notes. Future agreements relating to our Senior Indebtedness may contain similar provisions. In the event a Change of Control occurs at a time when we are prohibited from purchasing notes, we could seek the consent of our lenders to the purchase of notes or could attempt to refinance the borrowings that contain a prohibition. If we do not obtain a consent or repay the borrowings, we will be prohibited from purchasing notes, which will constitute an Event of Default under the Indenture. A default under the indenture for the notes will also be a default under the bank credit facility and may be a default under other current and future agreements to which we are or may become a party. In such circumstances, the subordination provisions in the indenture may prevent payments to the holders of notes required by the Change of Control.

     We will not be required to make a Change of Control offer if a third party makes the Change of Control offer at the same purchase price, at the same times and otherwise in substantial compliance with the requirements applicable to a Change of Control offer made by us and purchases the notes properly tendered and not withdrawn. (Section 10.16)

Asset Sales

     We may not, and may not permit our Restricted Subsidiaries to, engage in any Asset Sale unless the consideration received equals the fair market value of the assets and properties sold or otherwise disposed of as determined by our board of directors, and the consideration is either:

     - cash, Cash Equivalents, Liquid Securities or Exchanged Properties ("Permitted Consideration"); or

     - the property or assets received that do not constitute Permitted Consideration have an aggregate fair market value of no more than 10.0% of our Adjusted Consolidated Net Tangible Assets.

     If we do not invest the Net Cash Proceeds of Asset Sales which occur after the date of the indenture in properties and assets that will be used in the Oil and Gas Business within 365 days after the closing of the Asset Sale, we must either:

     - repay Indebtedness under the Credit Facility;

     - repay or purchase other Indebtedness (other than Subordinated Indebtedness or Pari Passu Indebtedness) of ourself or a Restricted Subsidiary, provided that any related loan commitment is permanently reduced by the amount of such Indebtedness repaid; or

     - offer to repurchase notes as described below.

     The amount of Net Cash Proceeds from all Asset Sales which occur after the date of the indenture not used for one of the purposes described in this paragraph will constitute "Excess Proceeds."

     When the aggregate amount of Excess Proceeds is equal to or more than $10 million:

     - we must make an Offer to purchase the notes and any outstanding Pari Passu Indebtedness required to be repurchased in connection with an Asset Sale, provided that the amount of the Pari Passu Indebtedness repurchased is permanently reduced;

     - we must make an offer to purchase notes in the principal amount calculated by multiplying the Excess Proceeds by a fraction, the numerator of which is the outstanding principal amount of the notes and the denominator of which is the sum of the outstanding principal amount of the notes plus any Pari Passu Indebtedness that we must offer to repurchase;

     - the offer price for the notes will be payable in cash in an amount equal to 100% of the principal amount of the notes tendered, plus accrued and unpaid interest to the date of payment; and

     - if more notes are tendered than we have Excess Proceeds to purchase, we will pro rate the notes tendered.

     If the amount of notes tendered is less than the amount of notes we offered to purchase, we may use the Excess Proceeds not used to repurchase notes for general corporate purposes. The use of Excess Proceeds for general corporate purposes must comply with the other provisions of the indenture, including the covenant described under "-- Material Covenants -- Restricted Payments."

     After we make an Excess Proceeds offer as described above, the amount of Excess Proceeds will be reset to zero. We will not permit any of our Restricted Subsidiaries to be a party to any agreement that would place any restriction on our right to make an offer to repurchase notes following an Asset Sale. (Section 10.17)

Securities Law Compliance

     We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control or Asset Sale. These rules require that we keep the offer open for 20 business days. They also require that we notify holders of notes of changes in the offer and extend the offer for specified time periods if we amend the offer. If the provisions of any securities laws or regulations conflict with the provisions in the indenture relating to a Change of Control or Asset Sale offer, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the indenture.

MATERIAL COVENANTS

Ownership of Capital Stock

     We may not permit any Restricted Subsidiary to issue any Capital Stock other than to us or a Wholly Owned Restricted Subsidiary. Also, we may not permit any Person other than us or a Wholly Owned Restricted Subsidiary to own any Capital Stock of a Restricted Subsidiary, except for:

     - directors' qualifying shares;

     - Capital Stock of a Restricted Subsidiary organized in a foreign jurisdiction required to be owned by the government of the foreign jurisdiction or citizens of the foreign jurisdiction in order for the Restricted Subsidiary to transact business in the foreign jurisdiction;

     - a sale of all or substantially all of the Capital Stock of a Restricted Subsidiary effected in accordance with the "Asset Sales" covenant;

     - Qualifying TECONS; and

     - the Capital Stock of a Restricted Subsidiary owned by a Person at the time the Restricted Subsidiary became a Restricted Subsidiary or which is acquired by the Person in connection with the formation of the Restricted Subsidiary.

     The Capital Stock owned by us or another Restricted Subsidiary will be treated as an Investment for purposes of the "Restricted Payments" covenant, if the amount of such Capital Stock represents less than a majority of the Voting Stock of such Restricted Subsidiary. (Section 10.14)

Restricted Payments

     The indenture will define the following as Restricted Payments if done by us or any of our Restricted Subsidiaries:

     - the declaration or payment of any dividend or distribution on our Capital Stock, including Eligible Convertible Securities and Qualifying TECONS, other than dividends or distributions payable solely in shares of our Qualified Capital Stock or in options, warrants or other rights to purchase our Qualified Capital Stock;

     - the purchase or acquisition of our Capital Stock, including Eligible Convertible Securities and Qualifying TECONS, or that of our Affiliates, other than Capital Stock issued by a Wholly Owned Restricted Subsidiary, or any options, warrants or other rights to acquire such Capital Stock;

     - making any principal payment on, or repurchase or other acquisition of, any Subordinated Indebtedness prior to any scheduled principal payment, scheduled sinking fund payment or maturity, except using the Excess Proceeds remaining after compliance with the provisions described under "-- Repurchase at the Option of Holders -- Asset Sales," and to the extent required by the indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued;

     - the declaration or payment of any dividend or other distribution on shares of Capital Stock of any Restricted Subsidiary, other than to us or any Wholly Owned Restricted Subsidiary, or the purchase, redemption or other acquisition or retirement of any Capital Stock of any Restricted Subsidiary or any options, warrants or other rights to acquire any such Capital Stock, other than for Capital Stock held by us or any Wholly Owned Restricted Subsidiary; or

     - making of any Investment, other than any Permitted Investment.

     We may not make a Restricted Payment, unless at the time of and after giving effect to the proposed Restricted Payment:

     - no Default or Event of Default shall have occurred and be continuing,

     - we could incur $1.00 of additional Indebtedness, other than Permitted Indebtedness, in accordance with the covenant described under "-- Incurrence of Indebtedness"; and

     - the aggregate amount of all Restricted Payments declared or made after June 8, 1999 shall not exceed the sum, without duplication, of the following:

       (1) 50% of our aggregate Consolidated Net Income accrued on a cumulative basis during the period beginning on April 1, 1998 and ending on the last day of our last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such aggregate Consolidated Net Income shall be a loss, minus 100% of such loss); plus

       (2) the aggregate net cash proceeds or the fair market value of any property or assets other than cash, received after June 8, 1998 by us as capital contributions to us, other than from any Restricted Subsidiary; plus

       (3) the aggregate net cash proceeds or the fair market value of any property or assets other than cash, received by us after June 8, 1998 from the issuance or sale, other than to any of our Restricted Subsidiaries, of our Qualified Capital Stock or any option, warrants or rights to purchase our Qualified Capital Stock; plus

       (4) the aggregate net cash proceeds received after June 8, 1999 by us, other than from any of our Restricted Subsidiaries, upon the exercise of any options, warrants or rights to purchase our Qualified Capital Stock; plus

       (5) the aggregate net cash proceeds received after June 8, 1998 by us from the issuance or sale, other than to any of our Restricted Subsidiaries, of debt securities or shares of Redeemable Capital Stock that have been converted into or exchanged for our Qualified Capital Stock, together with the aggregate cash received by us at the time of such conversion or exchange; plus

       (6) the aggregate net cash proceeds or the fair market value of any property or assets received after June 8, 1999 by us or our Restricted Subsidiaries, computed on a consolidated basis, constituting a return of capital on an Investment, other than a Permitted Investment, made by us or any of our Restricted Subsidiaries after June 8, 1998; plus

       (7) $25.0 million.

     However, we and our Restricted Subsidiaries may take the following actions so long as, at the time thereof, no Default or Event of Default shall have occurred and be continuing, except in the case of the first clause below, and, in the case of the sixth clause below, we could incur $1.00 of additional Indebtedness, excluding Permitted Indebtedness, in accordance with the covenant described under "-- Incurrence of Indebtedness":

     - the payment of any dividend on any of our or any Restricted Subsidiary's Capital Stock within 60 days after the date of declaration thereof, if at such declaration date such declaration complied with the covenant, and such payment shall be deemed to have been paid on such date of declaration for purposes of making any calculation under this covenant;

     - the repurchase or other acquisition or retirement of any shares of our or of any of our Restricted Subsidiaries' Capital Stock, in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent issue and sale of our Qualified Capital Stock, other than a sale to a Restricted Subsidiary;

     - the repurchase or other acquisition or retirement for value of any Subordinated Indebtedness, other than Redeemable Capital Stock, in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent issue and sale of our Qualified Capital Stock, other than to a Restricted Subsidiary;

     - the purchase or other acquisition or retirement for value of Subordinated Indebtedness in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent incurrence, other than to a Restricted Subsidiary, of Subordinated Indebtedness so long as:

       (1) the principal amount of such new Indebtedness does not exceed the principal amount, or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination, of the Indebtedness being so purchased, acquired or retired, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by us as necessary to accomplish such refinancing, plus the amount of our expenses incurred in connection with such refinancing,

       (2) such new Indebtedness is subordinated to the notes at least to the same extent as such Indebtedness so purchased, acquired or retired,

       (3) such new Indebtedness has an Average Life to Stated Maturity that is longer than the Average Life to Stated Maturity of the notes, and

       (4) such new Indebtedness has a Stated Maturity for its final scheduled principal payment that is at least 91 days later than the Stated Maturity for the final scheduled principal payment of the notes;

     - the repurchase or other acquisition or retirement for value of any of our or our Subsidiaries' Qualified Capital Stock held by any of our or our Subsidiaries' current or former officers, directors or employees pursuant to the terms of agreements, including employment agreements, or plans approved by our board of directors, including any such repurchase, acquisition or retirement of such Qualified Capital Stock that is deemed to occur upon the exercise of stock options or similar rights if such shares represent all or a portion of the exercise price or are surrendered in connection with satisfying Federal income tax obligations; provided, however, that the aggregate amount of such repurchases, acquisitions and retirements shall not exceed the sum of:

       (1) $1.0 million in any twelve-month period, and

       (2) the aggregate net proceeds, if any, received by us during such twelve-month period from any issuance of such Qualified Capital Stock pursuant to such agreements or plans; and

     - the repurchase or other acquisition of our Qualified Capital Stock in an amount not to exceed 50% of the net after-tax gain from Specified Property Sales.

     The actions described in the first clause of this paragraph are Restricted Payments that will be permitted to be taken in accordance with this paragraph but shall reduce the amount that would otherwise be available for Restricted Payments. The actions described in the second through the sixth clauses above will be Restricted Payments that will be permitted to be taken in accordance with this paragraph and will not reduce the amount that would otherwise be available for Restricted Payments.

     We or any of our Restricted Subsidiaries may make a Restricted Payment, if at the time we first incurred a commitment for the Restricted Payment the Restricted Payment could have been made, if all commitments incurred and outstanding are treated as if they were Restricted Payments expended by us or a Restricted Subsidiary at the time the commitments were incurred, except that commitments incurred and outstanding which are treated as a Restricted Payment and which are ultimately not made shall no longer be treated as a Restricted Payment expended by us; and provided, further, that at the time such Restricted Payment is made no Default or Event of Default shall have occurred and be continuing and we must be able to incur $1.00 of additional Indebtedness, other than Permitted Indebtedness, in accordance with the "Incurrence of Indebtedness" covenant. (Section 10.10)

Incurrence of Indebtedness

     We may not, and may not permit any of our Restricted Subsidiaries to, create, incur, assume, guarantee or otherwise become directly or indirectly liable for the payment of (collectively, "incur") any Indebtedness, including any Acquired Indebtedness but excluding Permitted Indebtedness, unless at the time of such event and after giving effect thereto on a pro forma basis:

     - if such incurrence occurs on or before March 31, 2000, the Consolidated Fixed Charge Coverage Ratio for the applicable period would have been at least 2.0 to 1.0; and

     - if such incurrence occurs after March 31, 2000, the Consolidated Fixed Charge Coverage Ratio for the applicable period would have been at least equal to 2.5 to 1.0. (Section 10.12)

Liens

     We may not, and may not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind, except for Permitted Liens, upon any of our or any Restricted Subsidiary's assets or properties, whether now owned or acquired after the date of the indenture, or any income or profits therefrom to secure any Pari Passu Indebtedness or Subordinated Indebtedness, unless prior to or contemporaneously therewith the notes are directly secured equally and ratably, provided that:

     - if such secured Indebtedness is Pari Passu Indebtedness, the Lien securing such Pari Passu Indebtedness shall be subordinate and junior to, or pari passu with, the Lien securing the notes; and

     - if such secured Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the notes at least to the same extent as such Subordinated Indebtedness is subordinated to the notes.

     The foregoing covenant will not apply to any Lien securing Acquired Indebtedness, provided that any such Lien extends only to the properties or assets that were subject to such Lien prior to the related acquisition and was not created, incurred or assumed in contemplation of such transaction. (Section 10.15)

Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries

     We may not, and may not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

     - pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock to us or any other Restricted Subsidiary;

     - pay any Indebtedness owed to us or any other Restricted Subsidiary;

     - make an Investment in us or any other Restricted Subsidiary; or

     - transfer any of its properties or assets to us or any other Restricted Subsidiary.

     However, with respect to the fourth clause of this paragraph only,

     - our Restricted Subsidiaries may have restrictions in the form of Liens which are not prohibited as described in the "Liens" covenant and which contain customary limitations on the transfer of collateral; and

     - our Restricted Subsidiaries may have customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale.

     In addition, the indenture will not prohibit the following encumbrances and restrictions which exist pursuant to:

     - the indenture, the Credit Facility or any other agreement in effect as of the date of the indenture;

     - any agreement or other instrument of a Person acquired by us or any Restricted Subsidiary in existence at the time of such acquisition which was not created in contemplation of the acquisition which encumbrance or restriction is not applicable to any other Person, or the properties or assets of any other Person, other than the Person, or the property or assets of the Person, so acquired;

     - customary restrictions in leases and licenses relating to the property covered thereby and entered into in the ordinary course of business; or

     - any agreement that extends, renews, refinances or replaces the agreements containing the foregoing restrictions, if the terms and conditions of those restrictions are not materially less favorable to the holders of the notes than those under or pursuant to the agreements so extended, renewed, refinanced or replaced. (Section 10.19)

Limitation on Layering Debt

     We may not have any Indebtedness, including Acquired Indebtedness and Permitted Indebtedness, that is subordinated in right of payment to Senior Indebtedness, unless such Indebtedness also ranks equal with, or subordinated in right of payment to, the notes pursuant to subordination provisions substantially similar to those applicable to the notes. (Section 10.11)

Merger, Consolidation or Sale of Assets

     We may not, in any single transaction or series of related transactions, consolidate or merge with or into any other Person, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our and our Restricted Subsidiaries' properties and assets on a consolidated basis to any person or group of Affiliated Persons, and we may not permit any of our Restricted Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions would result in such a disposition of all or substantially all of our and our Restricted Subsidiaries' proper-ties and assets on a consolidated basis, unless at the time and after giving effect thereto:

     - either:

       (1) if the transaction is a merger or consolidation, we are the surviving Person of the merger or consolidation, or

       (2) the Person formed by the consolidation or into which we are merged or to which our or our Restricted Subsidiaries' properties and assets are disposed of (referred to as the "Surviving Entity") is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and, in either case, expressly assumes by a supplemental indenture to the indenture executed and delivered to the trustee, in form satisfactory to the trustee, all of our obligations under the notes and the indenture and the indenture remains in effect;

     - immediately after giving effect to the transaction or series of transactions on a pro forma basis and treating any Indebtedness not previously an obligation of ours or our Restricted Subsidiaries in connection with or as a result of such transaction as having been incurred at the time of the transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing;

     - except in the case of the consolidation or merger of any Restricted Subsidiary with or into us, immediately after giving effect to the transaction or series of transactions on a pro forma basis, our or the Surviving Entity's Consolidated Net Worth is at least equal to our Consolidated Net Worth immediately before such transaction or transactions;

     - except in the case of our consolidation or merger with or into a Wholly Owned Restricted Subsidiary or any Restricted Subsidiary with or into us or any of our Wholly Owned Restricted Subsidiaries, immediately after giving effect to the transaction or transactions on a pro forma basis assuming that the transaction or transactions occurred on the first day of the relevant period of fiscal quarters under the "Incurrence of Indebtedness" covenant ending immediately prior to the consummation of the transaction or transactions, with the appropriate adjustments with respect to the transaction or transactions being included in the pro forma calculation, we or the Surviving Entity could incur $1.00 of additional Indebtedness other than Permitted Indebtedness pursuant to such covenant;

     - if any of our or our Restricted Subsidiaries' properties or assets would upon the transaction or series of related transactions become subject to any Lien, other than a Permitted Lien, the creation or imposition of such Lien shall have been in compliance with the "Liens" covenant; and

     - if we are not the continuing obligor under the Indenture, then any Subsidiary Guarantor, unless it is the Surviving Entity, shall have confirmed that its Subsidiary Guarantee will continue to apply following the transaction or transactions.

     If we are not the continuing or surviving corporation following any of the foregoing transaction or transactions, the Surviving Entity shall be substituted for us under the indenture with the same effect as if the Surviving Entity had been named as Nuevo therein, and thereafter we will be discharged from all obligations and covenants under the indenture and the notes, except in the case of a lease. (Article VIII)

Transactions with Affiliates

     We may not, and may not permit any of our Restricted Subsidiaries to, directly or indirectly, engage in any transaction or series of related transactions with any of our Affiliates, other than us or a Restricted Subsidiary, unless:

     - such transaction or series of related transactions is on terms that are no less favorable to us or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party; and

     - with respect to a transaction or series of related transactions involving payments in excess of $1.0 million in the aggregate, we deliver an officers' certificate to the trustee certifying that such transaction complies with the foregoing clause.

     In addition, if the transaction or series of related transactions involves payments in excess of $5.0 million in the aggregate, the officers' certificate also must state that such transaction or series of related transactions has been approved by a majority of our Disinterested Directors. If the transaction or series of related transactions involves payments of $25.0 million or more in the aggregate, we must also have received the written opinion of a nationally recognized investment banking firm or appraisal firm in the United States that such transaction or series of transactions is fair, from a financial point of view, to us or our Restricted Subsidiary.

     The foregoing restriction shall not apply to:

     - the provision of services and payments under any of the existing agreements with Torch Energy Advisors Incorporated or its subsidiaries so long as each of the agreements, including any modifications or amendments entered into on or after the date of the indenture, has been approved by a majority of our Disinterested Directors;

     - loans or advances to our or our Restricted Subsidiaries' officers, directors and employees made in the ordinary course of business and consistent with past practices in an aggregate amount not to exceed $3,000,000 outstanding at any one time;

     - the payment of reasonable and customary regular fees to our or our Restricted Subsidiaries' directors who are not our employees or employees of our Affiliates;

     - our employee compensation and other benefit arrangements;

     - indemnities of our and any Subsidiary's officers and directors consistent with applicable bylaws and statutory provisions; or

     - Restricted Payments permitted by the indenture. (Section 10.18)

Reports

     We must file on a timely basis with the SEC, to the extent such filings are accepted by the SEC and whether or not we have a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that we would be required to file if we were subject to Section 13 or 15 of the Exchange Act. These include an annual report on Form 10-K and quarterly reports on Form 10-Q. We will also be required:

     - to file with the trustee, with exhibits, and provide to each holder of notes, without cost to such holder, copies of reports and documents, without exhibits, within 30 days after the date on which we file the reports and documents with the SEC or the date on which we would be required to file the reports and documents if we were required to, and

     - if filing such reports and documents with the SEC is not accepted by the SEC or is prohibited under the Exchange Act, to supply at our cost copies of such reports and documents, including any exhibits, to any holder of notes, securities analyst or prospective investor promptly upon written request. (Section 10.09)

EVENTS OF DEFAULT AND REMEDIES

     Each of the following will be an "Event of Default":

     - failure to pay interest on the notes when due for 30 days, whether or not prohibited by the subordination provisions of the notes;

     - failure to pay the principal of or premium on the notes, whether such payment is due at Stated Maturity, upon redemption, upon repurchase pursuant to a Change of Control offer or an Asset Sales offer, upon acceleration or otherwise, whether or not prohibited by the subordination provisions;

     - failure to comply with the covenant described under "-- Material Covenants -- Merger, Consolidation or Sale of Assets";

     - failure to comply with the covenant described under "-- Repurchase at the Option of Holders -- Change of Control";

     - failure to comply with the covenant described under "-- Repurchase at the Option of Holders -- Asset Sales";

     - failure by us or any Subsidiary Guarantor to comply with any other covenant contained in the notes, any Subsidiary Guarantee or the indenture for a period of 60 days after written notice of such failure given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding;

     - the occurrence and continuation beyond any applicable grace period of any default in the payment of the principal of, premium, if any, on or interest on any of our or any Restricted Subsidiary's Indebtedness, other than the notes, for money borrowed when due, or any other default resulting in acceleration of any of our or any Restricted Subsidiary's Indebtedness for money borrowed, if the aggregate principal amount of such Indebtedness exceeds $10,000,000, or, in the case of Non-Recourse Purchase Money Indebtedness, $40,000,000, and provided, further, that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under the indenture and any consequential acceleration of the notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

     - any Subsidiary Guarantor shall for any reason cease to be, or be asserted by us or any Subsidiary Guarantor not to be, in full force and effect and enforceable in accordance with its terms, except pursuant to the release or termination of such Subsidiary Guarantee in accordance with the indenture;

     - final judgments or orders rendered against us or any Restricted Subsidiary that are unsatisfied and that require the payment in money, either individually or in an aggregate amount, that is more than $10,000,000 over the coverage under applicable insurance policies and either:

       (1) commencement by any creditor of an enforcement proceeding upon such judgment, other than a judgment that is stayed by reason of pending appeal or otherwise, or

       (2) the occurrence of a 60-day period during which a stay of such judgment or order, by reason of pending appeal or otherwise, was not in effect;

     - the entry of a decree or order by a court having jurisdiction in the premises:

       (1) for relief in respect of us or any Material Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or

       (2) adjudging us or any Material Subsidiary bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of us or any Material Subsidiary under any applicable federal or state law, or appointing under any such law a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of us or any Material Subsidiary or of a substantial part of our or any Material Subsidiary's consolidated assets, or ordering the winding up or liquidation of our or any Material Subsidiary's affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

     - the commencement by us or any Material Subsidiary of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by us or any Material Subsidiary to the entry of a decree or order for relief in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against us or any Material Subsidiary, or the filing by us or any Material Subsidiary of a petition or consent seeking reorganization or relief under any applicable federal or state law, or the consent by us or any Material Subsidiary under any such law to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of us or any Material Subsidiary or of any substantial part of our or any Material Subsidiary's consolidated assets, or the making by us or any Material Subsidiary of an assignment for the benefit of creditors under any such law, or the admission by us or any Material Subsidiary in writing of our or any Material Subsidiary's inability to pay debts generally as they become due or the taking of corporate action by us or any Material Subsidiary in furtherance of any such action. (Section 5.1)

     If any Event of Default, other than those specified in the last two clauses above, occurs and is continuing, the trustee, by written notice to us, or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by notice to the trustee and us, may, and the trustee upon the request of the holders of not less than 25% in aggregate principal amount of the notes then outstanding shall, declare the principal of, premium, if any, and accrued interest on all of the notes due and payable immediately, upon which declaration all amounts payable in respect of the notes shall be immediately due and payable. If an Event of Default specified in the last two clauses above occurs and is continuing, then the principal of, premium, if any, and accrued interest on all of the notes shall automatically become and be immediately due and payable without any declaration, notice or other act on the part of the trustee or any holder of notes.

     After a declaration of acceleration under the indenture, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding notes, by written notice to us, any Subsidiary Guarantors and the trustee, may rescind such declaration if:

     - we or any Subsidiary Guarantor has paid or deposited with the trustee a sum sufficient to pay

       (1) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel,

       (2) all overdue interest on all notes,

       (3) the principal of and premium, if any, on any notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the notes, and

       (4) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the notes without duplication of any amount paid or deposited pursuant to sub-clause (2) or (3);

     - the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

     - all Events of Default, other than the nonpayment of principal of, premium, if any, on or interest on the notes that has become due solely by such declaration of acceleration, have been cured or waived. (Section 5.2)

     No holder of the notes will have any right to institute any proceeding with respect to the indenture or any remedy thereunder, unless

     - such holder has notified the trustee or a continuing Event of Default,

     - the holders of at least 25% in aggregate principal amount of the outstanding notes have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding,

     - the trustee has failed to institute such proceeding within 60 days after receipt of such notice, and

     - the trustee, within such 60-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding notes. (Section 5.7)

     Such limitations will not apply, however, to a suit instituted by a holder of a note for the enforcement of the payment of the principal of, premium or interest on a note on or after the respective due dates expressed in the note. (Section 5.8)

     During the existence of an Event of Default, the trustee will be required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee will not be under any obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes unless such holders shall have offered to the trustee reasonable security or indemnity. (Sections 6.1 and 6.2) Subject to certain provisions concerning the rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee under the indenture. (Section 5.12)

     If a Default occurs and is continuing and is known to the trustee, the trustee shall mail to each holder of notes notice of the Default within 60 days after the occurrence thereof. Except in the case of a Default in payment of principal of, premium on or interest on any notes, the trustee may withhold the notice to the holders of notes if the trustee determines in good faith that withholding the notice is in the interest of such holders. (Section 6.13)

     We will be required to deliver to the trustee annual and quarterly statements regarding compliance with the indenture. We also will be required, upon becoming aware of any Default or Event of Default, to deliver to the trustee a statement specifying such Default or Event of Default. (Section 10.8)

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Legal Defeasance

     As long as we take steps to make sure that you receive all of your payments under the notes and are able to transfer the notes, we can elect to legally release ourselves and any of our Subsidiaries that may guarantee the notes from any obligations on the notes (called "legal defeasance") other than:

     - the, rights of holders of outstanding notes to receive payments in respect of the principal of, premium on and interest on the notes when these payments are due;

     - our obligation to replace any temporary notes, register the transfer or exchange of any notes, replace mutilated, lost or stolen notes, compensate and reimburse the trustee, remove and appoint a successor trustee, maintain an office or agency for payments in respect of the notes and qualify the indenture under the Trust Indenture Act;

     - the rights, powers, trusts, duties and immunities of the trustee, and

     - the legal defeasance provisions of the indenture. (Section 12.2)

     In order to accomplish legal defeasance, the following must occur:

     - We or any Subsidiary Guarantor must irrevocably deposit with the trustee cash and/or U.S. government and/or U.S. government agency securities that will generate enough cash to make interest, principal and any other payments on the notes on their various due dates.

     - Such defeasance shall not cause the trustee to have a conflict of interest.

     - There must be a change in current U.S. federal tax law or an IRS ruling that lets us make that deposit without causing you to be taxed on the notes any differently than if we did not make the deposit and just repaid the notes ourselves. Under current U.S. federal tax law, the deposit and our legal defeasance from the notes would be treated as though we took back your notes and gave you your share of the cash and/or securities deposited in trust. In that event, you could recognize gain or loss on the notes you give back to us.

     - We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above and that all of the conditions to legal defeasance in the indenture have been fulfilled.

     We will not be able to achieve legal defeasance if there is a continuing Default or Event of Default under the indenture or if doing so would violate any other material agreement to which we are a party. (Section 12.4) If we ever did accomplish legal defeasance as described above, you would have to rely solely on the trust deposit for repayment of the notes. You could not look to us for repayment in the unlikely event of any shortfall.

Covenant Defeasance

     Under current federal tax law, we can make the same type of deposit described above and be released from covenants relating to the notes. The release from these covenants is called covenant defeasance. In that event, you would lose the protection of these covenants but would gain the protection of having money and/or securities set aside in trust to repay the notes. In order to achieve covenant defeasance, we must:

     - Deposit in trust for the benefit of the holders of notes cash and/or U.S. government or U.S. government agency securities that will generate enough cash to make interest, principal and any other payments on the notes on their various due dates.

     - Deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal tax law we may make that deposit without causing you to be taxed on the notes any differently than if we did not make the deposit and just repaid the notes ourselves. The opinion also must state that all of the conditions to covenant defeasance in the indenture have been fulfilled.

     Further, such defeasance shall not cause the trustee to have a conflict of interest.

     We will not be able to achieve covenant defeasance if there is a continuing Default or Event of Default under the indenture or if doing so would violate any other material agreements to which we are a party. The indenture describes the covenants we may fail to comply with without causing an Event of Default if we accomplish covenant defeasance. (Sections 12.3 and 12.4)

     If we elect to make a deposit resulting in covenant defeasance, the amount of money and/or U.S. government or U.S. government agency securities deposited in trust would be sufficient to pay amounts due on the notes at the time of their maturity. However, if the maturity of the notes is accelerated due to the occurrence of an Event of Default, the amount in trust may not be sufficient to pay all amounts due on the notes. We would remain liable for the shortfall as described in the indenture.

SATISFACTION AND DISCHARGE OF THE INDENTURE

     We will have no further obligations under the indenture as to all outstanding notes, other than surviving rights of registration of transfers of the notes, when:

     - all notes have been delivered to the trustee for cancellation, except lost, stolen or destroyed notes that we have replaced or paid or notes for which we have deposited in trust money and/or U.S. government obligations; or all notes have become due and payable or, within one year, will become due and payable or be redeemed and we have deposited with the trustee funds sufficient to pay interest, principal and any other payments on all outstanding notes on their various due dates;

     - we have paid all other sums then due and payable under the indenture by us; and

     - we have delivered to the trustee an officers' certificate and an opinion of counsel, which, taken together, state that we have complied with all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture. (Section 4.1)

AMENDMENT AND WAIVER

     We generally may amend the indenture with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes. The holders of at least a majority in aggregate principal amount also may waive our compliance with most covenants. (Section 10.20) We must, however, obtain the consent of each holder of notes affected by an amendment or waiver which does any of the following:

     - reduces the principal amount of notes that must consent to an amendment or waiver;

     - reduces the principal of or changes the Stated Maturity of any note or alter the provisions with respect to the redemption of the notes, other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders";

     - reduces the rate of or changes the time for payment of interest on any note;

     - waives a Default or Event of Default in the payment of principal of, premium, if any, on or interest on the notes, except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration;

     - makes any note payable in money other than that stated in the notes;

     - makes any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, premium, if any, on or interest on the notes;

     - waives a redemption payment with respect to any note, other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders";

     - reduces the relative ranking of the notes or any Subsidiary Guarantees;
       or

     - makes any change in the foregoing amendment and waiver provisions. (Section 9.2)

     In addition, without the consent of any holder of notes we and the trustee may amend the indenture:

     - to cure any ambiguity, defect or inconsistency;

     - to add or release any Subsidiary Guarantor pursuant to the terms of the indenture;

     - to provide for uncertificated notes in addition to or in place of certificated notes;

     - to provide for the assumption of our obligations to holders of notes in the case of a merger or consolidation;

     - to make any change that would provide any additional rights or benefits to the holders of notes;

     - to add any additional Events of Default;

     - to appoint a successor trustee;

     - to secure the notes; or

     - to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

     We may not change the indenture in a manner that would adversely affect the rights of the holders of Senior Indebtedness under the subordination provisions described under "-- Subordination" or the holders of Guarantor Senior Indebtedness under the subordination provisions described under "-- Subsidiary Guarantees of Notes," unless we obtain the consent of such holders that are required to consent to such change pursuant to the agreements evidencing such Senior Indebtedness or Guarantor Senior Indebtedness. (Section 9.8)

CONCERNING THE TRUSTEE

     State Street Bank and Trust Company will serve as trustee under the indenture. State Street Bank and Trust Company currently serves as trustee under the indentures for our 9 1/2% Senior Subordinated Notes due 2006 and our 9 1/2% Senior Subordinated Notes due 2008. Such bank also maintains normal banking relationships with us and may perform services for and transact other business with us from time to time in the ordinary course of business.

     The indenture and the provisions of the Trust Indenture Act incorporated by reference into the indenture will contain limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims or to realize on certain property received by it in respect of any such claims, as security or otherwise. The indenture will permit the trustee to engage in other transactions. If the trustee acquires any conflicting interest as defined in the Trust Indenture Act it must eliminate such conflict or resign. (Sections 6.8 and 6.9)

GOVERNING LAW

     The Indenture, the notes and any Subsidiary Guarantees will be governed by the laws of the State of New York. (Section 15.10)

BOOK-ENTRY, DELIVERY AND FORM

     Any notes issued will be issued in the form of one or more fully registered global certificates. Each global certificate will be deposited with the trustee who will hold the global certificate for The Depository Trust Company ("DTC"). Each global certificate will be registered in the name of DTC or its nominee.

     Except as set forth below, a global certificate may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. (Section 3.6)

     DTC has advised us as follows: It is a limited-purpose trust company which was created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in such securities between its participants through electronic book-entry changes in accounts of its participants. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by DTC only through participants or indirect participants.

     DTC has also advised that pursuant to procedures established by it, ownership of beneficial interests in any global certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC, with respect to participants' interests, the participants and the indirect participants.

     The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to transfer beneficial interests in a global certificate is limited to such extent.

     So long as DTC or its nominee is the registered owner of a global certificate, DTC or such nominee will be considered the sole owner or holder of the notes for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global certificate will not be entitled to have notes registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the owners or holders thereof under the indenture. (Section 3.6)

     Neither us, the trustee, the paying agent nor the registrar of the notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Principal and interest payments on a global certificate registered in the name of DTC or its nominee will be made by us, either directly or through a paying agent, to DTC or its nominee as the registered owner of such global certificate. Under the terms of the indenture, we and the trustee will treat the persons in whose names the notes are registered as the owners of those notes for the purpose of receiving payments of principal and interest on those notes and for all other purposes whatsoever, (Section 3.8) Therefore, neither us, the trustee nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the notes to owners of beneficial interests in a global certificate. DTC has advised us and the trustee that its present practice is, upon receipt of any payment of principal or interest to credit immediately the accounts of the participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in a global certificate as shown on the records of DTC. Payments by participants and indirect participants to owners of beneficial interests in a global certificate will be governed by standing instructions and customary practices, as is now the cast with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such participants or indirect participants.

     As long as the notes are represented by a global certificate, DTC's nominee will be the holder of the notes and therefore will be the only entity that can exercise a right to repayment or repurchase of the notes. See "-- Repurchase at the Option of Holders -- Change of Control" and "-- Asset Sales." Notice by participants or indirect participants or by owners of beneficial interests in a global certificate held through such participants or indirect participants of the exercise of the option to elect repayment of beneficial interests in notes represented by a global certificate must be transmitted to DTC in accordance with its procedures on a form required by DTC and provided to participants. In order to ensure that DTC's nominee will timely exercise a right to repayment with respect to a particular note, the beneficial owner of such note must instruct the broker or other participant or indirect participant through which it holds an interest in such note to notify DTC of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant or indirect participant through which it holds an interest in a note in order to ascertain the cutoff time by which such an instruction must be given in order for timely notice to be delivered to DTC.

     We will not be liable for any delay in delivery of notices of the exercise of the option to elect repayment.

CERTIFICATED NOTES

     We will issue notes in definitive form in exchange for a global certificate if, and only if, either:

     - DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days; or

     - an Event of Default has occurred and is continuing and the notes registrar has received a request from DTC to issue notes in definitive form in lieu of all or a portion of such global certificate.

     In either instance, an owner of a beneficial interest in a global certificate will be entitled to have notes equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such notes in definitive form. Notes so issued in definitive form will be issued in denomination of $10 and integral multiples thereof and will be issued in registered form only, without coupons. (Section 3.6)

MATERIAL DEFINITIONS

     Set forth below are definitions of some of the terms used in the indenture which we believe are material to an understanding of the indenture.

     "Acquired Indebtedness" means Indebtedness of a Person:

     - assumed in connection with an acquisition of properties or assets from such Person; or

     - outstanding at the time such Person becomes a Subsidiary of any other Person.

     Acquired Indebtedness does not include Indebtedness incurred in connection with, or in contemplation of, such acquisition or such Person becoming a Subsidiary. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of properties or assets from any Person or the date the acquired Person becomes a Subsidiary.

     "Adjusted Consolidated Net Tangible Assets" means, without duplication, as of the date of determination, the sum of:

     - Discounted future net cash flows from our and our Restricted Subsidiaries' proved oil and gas reserves calculated in accordance with SEC guidelines but before any state or federal income taxes, as estimated by a nationally recognized firm of independent petroleum engineers in a reserve report prepared as of the end of our most recently completed fiscal year. Discounted future net cash flows will be increased pursuant to clauses (1) and (2) below and decreased pursuant to clauses (3) and
       (4) below, as of the date of determination, by the estimated discounted future net cash flows, calculated in accordance with SEC guidelines but before any state or federal income taxes and utilizing the prices utilized in such year-end reserve report, from:

       (1) estimated proved oil and gas reserves acquired since the date of such year-end reserve report;

       (2) estimated oil and gas reserves attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to exploration, development, exploitation, production or other activities;

       (3) estimated proved oil and gas reserves produced or disposed of since the date of such year-end reserve report; and

       (4) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to exploration, development, exploitation, production or other activities.

     In the case of each of the determinations made pursuant to clauses (1) through (4) above, such increases and decreases shall be as estimated by our petroleum engineers, except that in the event there is a Material Change as a result of such acquisitions, dispositions, or revisions, then the discounted future net cash flows utilized for purposes of this clause shall be confirmed in writing by a nationally recognized firm of independent petroleum engineers.

     - The capitalized costs that are attributable to our and our Restricted Subsidiaries' oil and gas properties to which no proved oil and gas reserves are attributable, based on our books and records as of a date no earlier than the date of our latest annual or quarterly financial statements.

     - The Net Working Capital on a date no earlier than the date of our latest annual or quarterly financial statements.

     - The greater of:

       (1) the net book value on a date no earlier than the date of our latest annual or quarterly financial statements, or

       (2) the appraised value, as estimated by independent appraisers, of our or our Restricted Subsidiaries' other tangible assets, including, without duplication, Investments in unconsolidated Restricted Subsidiaries, as of the date no earlier than the date of our latest audited financial statements.

     Minus the sum of:

     - Minority interests, other than a minority interest in a Finance Person.

     - Any of our or our Restricted Subsidiaries' net gas balancing liabilities reflected in our latest audited financial statements.

     - To the extent included in the first clause of this definition, the discounted future net cash flows, calculated in accordance with SEC guidelines but before any state or federal income taxes and utilizing the prices utilized in the Company's year-end reserve report, attributable to reserves which are required to be delivered to third parties to fully satisfy our and our Restricted Subsidiaries' obligations with respect to Volumetric Production Payments on the schedules specified with respect thereto.

     - The discounted future net cash flows, calculated in accordance with SEC guidelines but before any state or federal income taxes, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future cash flows specified in the first clause of this definition, would be necessary to fully satisfy our and our Restricted Subsidiaries' payment obligations with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

     "Adjusted Net Assets" of a Subsidiary Guarantor at any date means the amount by which the fair value of the properties and assets of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities, after giving effect to all other fixed and contingent liabilities incurred or assumed on such date, but excluding liabilities under its Subsidiary

Guarantee, of such Subsidiary Guarantor at such date.

     "Affiliate" of any specified Person means:

     - any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; or

     - any other Person who is a director or executive officer of:

       (1) such specified Person; or

       (2) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

     For the purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

     "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition to any Person other than us or any of our Restricted Subsidiaries, including, without limitation, by way of merger or consolidation, (collectively, for purposes or this definition, a "transfer"), directly or indirectly, in one or a series of related transactions, of:

     - any Capital Stock of any Restricted Subsidiary held by us or any Restricted Subsidiary, other than directors' qualifying shares and shares owned by foreign shareholders to the extent required by applicable local laws in the foreign countries;

     - all or substantially all of our or any of our Restricted Subsidiaries' properties and assets; or

     - any other of our or any of our Restricted Subsidiaries' properties or assets other than:

       (1) a disposition of hydrocarbons or other mineral products, inventory, accounts receivable, cash, Cash Equivalents or other property in the ordinary course of business;

       (2) any lease, abandonment, disposition, relinquishment or farm-out of any oil and gas property in the ordinary course of business;

       (3) the liquidation of property or assets received in settlement of debts owing to us or any Restricted Subsidiary as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to us or any Restricted Subsidiary in the ordinary course of our or such Restricted Subsidiary's business; or

       (4) the issuance and sale of Qualified Capital Stock by a Finance Person.

     For the purposes of this definition, the term "Asset Sale" shall not include:

     - any transfer of properties or assets that is governed by, and made in accordance with, the provisions described under "-- Material Covenants -- Merger, Consolidation or Sale of Assets";

     - any transfer of properties or assets to an Unrestricted Subsidiary, if permitted under the "Restricted Payments" covenant of the indenture; or

     - any transfer, in one or a series of related transactions, of properties or assets having a fair market value of less than $2,500,000.

     "Average Life" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing:

     - The sum of the products of:

       (1) the number of years, and any portion thereof, from the date of determination to the date or dates of each successive scheduled principal payment, including, without limitation, any sinking fund or mandatory redemption payment requirements, of such Indebtedness, multiplied by

       (2) the amount of each such principal payment; by

     - the sum of all such principal payments.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents in the equity interests, however designated, in such Person, and any rights other than debt securities convertible into an equity interest that do not constitute Eligible Convertible Securities, warrants or options exercisable for, exchangeable for or convertible into such an equity interest in such Person. Our Capital Stock includes any Qualifying TECONS and any Eligible Convertible Securities.

     "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of or other agreement conveying the right to use any property, whether real, personal or mixed, that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

     "Cash Equivalents" means:

     - any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof;

     - demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000;

     - commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of us and is organized under the laws of any state of the United States or the District or Columbia and rated at least A-1 by S&P or at least P-1 by Moody's;

     - repurchase obligations with a term of not more than seven days for underlying securities of the types described in the first clause above entered into with any commercial bank meeting the specifications of the second clause above;

     - overnight bank deposits and bankers' acceptances at any commercial bank meeting the qualifications specified in the second clause above;

     - deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in the second clause above but which is organized under the laws of any country in which we or any Restricted Subsidiary maintains an office or is engaged in the Oil and Gas Business, provided that:

       (1) all such deposits am required to be made in such accounts in the ordinary course of business,

       (2) such deposits do not at any one time exceed $5,000,000 in the aggregate, and

       (3) no funds so deposited remain on deposit in such bank for more than 30 days;

     - deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in the second clause above but which is a lending bank under any of our or any Restricted Subsidiary's credit facilities, provided all such deposits do not exceed $5,000,000 in the aggregate at any one time; and

     - investments in money market funds substantially all of whose assets comprise securities of the types described in any of the first five clauses above.

     "Change of Control" means the occurrence of any of the following events:

     - any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of our total Voting Stock;

     - we are merged with or into or consolidated with another Person and, immediately after giving effect to the merger or consolidation:

       (1) less than 50% of the total voting power of the outstanding Voting Stock of the surviving or resulting Person is then "beneficially owned" (within the meaning of Rule 13d-3 under the Exchange Act) in the aggregate by our stockholders immediately prior to such merger or consolidation, and

       (2) any "person" or "group" (as defined in Section 13 (d) (3) or 14(d)
           (2) of the Exchange Act) has become the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the surviving or resulting Person;

     - we, either individually or in conjunction with one or more Restricted Subsidiaries, sell, assign, convey, transfer, lease or otherwise dispose of, or the Restricted Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of, all or substantially all of our and the Restricted Subsidiaries' properties and assets, taken as a whole, either in one transaction or a series of related transactions, including Capital Stock of the Restricted Subsidiaries, to any Person other than us or a Wholly Owned Restricted Subsidiary;

     - during any consecutive two-year period, individuals who at the beginning of such period constituted our board of directors, together with any new directors whose election by such board of directors or whose nomination for election by our stockholders was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of our board of directors then in office;

     - our liquidation or dissolution; or

     - so long as any Existing Notes are outstanding any other event constituting a Change of Control pursuant to Indentures for the Existing Notes.

     "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Consolidated Exploration Expenses" means, for any period, our and our Restricted Subsidiaries' exploration expenses for such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Fixed Charge Coverage Ratio" means, for any period, the ratio of:

     - the sum of our and our Restricted Subsidiaries' Consolidated Net Income, Consolidated Interest Expense, the portion of Consolidated Exploration Expenses deducted in computing Consolidated Net Income, Consolidated Income Tax Expense and Consolidated Non-cash Charges deducted in computing Consolidated Net Income, in each case, for such period, on a consolidated basis, all determined in accordance with GAAP, decreased, to the extent included in determining Consolidated Net Income, by the sum of:

       (1) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments, and

       (2) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments; to

     - the sum of such Consolidated Interest Expense for such period.

     Provided, however, that:

     - the Consolidated Fixed Charge Coverage Ratio shall be calculated on the assumption that:

       (1) the Indebtedness to be incurred and all other Indebtedness incurred after the first day of the relevant period of fiscal quarters under the covenant described under "-- Material Covenants -- Incurrence of Indebtedness" through and including the date of determination and, if applicable, the application of the net proceeds therefrom, and from any other such Indebtedness, including to refinance other Indebtedness, had been incurred on the first day of, such period and, in the case of Acquired Indebtedness, on the assumption that the related transaction, whether by means of purchase. merger or otherwise, also had occurred on such date with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation, and

       (2) any acquisition or disposition by us or any Restricted Subsidiary of any properties or assets outside the ordinary course of business, or any repayment of any principal amount of any of our or any Restricted Subsidiary's Indebtedness prior to the Stated Maturity thereof, in either case since the first day of such period through and including the date of determination, had been consummated on such first day of such period;

     - in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness required to be computed on a pro forma basis in accordance with the covenant described under "-- Material Covenants -- Incurrence of Indebtedness" and:

       (1) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period, and

       (2) which was not outstanding during the period for which the computation is being made but which bears, at our option, a fixed or floating rate of interest, shall be computed by applying, at our option, either the fixed or floating rate;

     - in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility required to be computed on a pro forma basis in accordance with the covenant described under "-- Material Covenants -- Incurrence of Indebtedness" shall be computed based upon the average daily balance of such Indebtedness during the applicable period, provided that such average daily balance shall be reduced by the amount of any repayment of Indebtedness under a revolving credit facility during the applicable period, which repayment permanently reduced the commitments or amounts available to be reborrowed under such facility,

     - notwithstanding the second and third clauses of this proviso, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements;

     - in making such calculation, Consolidated Interest Expense shall exclude interest attributable to Dollar-Denominated Production Payments; and

     - if after the first day of the period referred to in the first clause of this definition, we have retired any Indebtedness out of the net cash proceeds of the issue and sale of our Qualified Capital Stock within 30 days of such issuance and sale, Consolidated Interest Expense shall be calculated on a pro forma basis as if such Indebtedness had been retired on the first day of such period.

     For the purpose of the covenant described under "-- Material
Covenants -- Incurrence of In-
debtedness," if we incur Indebtedness, including Acquired Indebtedness but excluding Permitted Indebtedness:

     - on any date which is on or before March 31, 2000, we will determine our Consolidated Fixed Charge Coverage Ratio for the full fiscal quarter or quarters, as the case may be, commencing on April 1, 1999 and ending on or prior to such date; and

     - on any date which is after March 31, 2000, we will determine our Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding such date.

     "Consolidated Income Tax Expense" means, for any period, the provision for our and our Restricted Subsidiaries' federal, state, local and foreign income taxes, including any state franchise taxes accounted for as income taxes in accordance with GAAP, for such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Interest Expense" means, for any period, without duplication, the sum of:

     - our and our Restricted Subsidiaries' interest expense for such period as determined on a consolidated basis in accordance with GAAP, including, without limitation, to the extent attributable to such period:

       (1) any amortization of debt discount,

       (2) the net cost under Interest Rate Protection Obligations, including any amortization of discounts,

       (3) the interest portion of any deferred payment obligation constituting Indebtedness,

       (4) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, and

       (5) all accrued interest;

     - to the extent any Indebtedness of any Person other than us or a Restricted Subsidiary is guaranteed by us or any Restricted Subsidiary, the aggregate amount of interest paid, to the extent not accrued in a prior period, or accrued by such other Person during such period attributable to any such Indebtedness, in each case to the extent attributable to that period;

     - the aggregate amount of the interest component of Capitalized Lease Obligations paid, to the extent not accrued in a prior period, accrued and/or scheduled to be paid or accrued by us and our Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; and

     - the aggregate amount of dividends paid, to the extent not accrued in a prior period, or accrued on our and our Restricted Subsidiaries' Redeemable Capital Stock, to the extent such Redeemable Capital Stock is owned by Persons other than us or our Restricted Subsidiaries, and to the extent such dividends are not paid in Common Stock.

     The following shall not be included in the calculation of Consolidated Interest Expense:

     - fees and expenses associated with the exchange offer, consent soliciations and related transactions in connection with the exchange of our 9 1/2% Senior Subordinated Notes due 2008 for our then existing and outstanding Senior Subordinated Notes, to the extent deducted in determining consolidated net income (or loss);

     - Amortization of our and our Restricted Subsidiaries' capitalized debt issuance costs during such period;

     - dividends on Qualifying TECONS; and

     - non-cash interest on Eligible Convertible Securities.

     "Consolidated Net Income" means, for any period, our and our Restricted Subsidiaries' consolidated net income (or loss) for such period as determined in accordance with GAAP, adjusted by excluding:

     - net after-tax extraordinary gains or losses, less all fees and expenses relating thereto;

     - net after-tax gains or losses, less all fees and expenses relating thereto, attributable to Asset Sales;

     - the net income (or net loss) of any Person, other than us or any of our Restricted Subsidiaries, in which we or any of our Restricted Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions or interest on indebtedness actually paid to us or any of our Restricted Subsidiaries in cash by such other Person during such period, regardless of whether such cash dividends, distributions or interest on indebtedness is attributable to net income (or net loss) of such Person during such period or during any prior period;

     - net income (or net loss) of any Person combined with us of any of our Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination;

     - the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

     - dividends paid on Qualifying TECONS;

     - non-cash interest on Eligible Convertible Securities, to the extent deducted in determining consolidated net income (or loss);

     - Consolidated Exploration Expenses and any writedowns or impairments of noncurrent assets less an amount equal to the amortization on a quarterly basis of the cumulative Consolidated Exploration Expenses and writedowns or impairments of non-current assets, calculated as two and one-half percent of the cumulative net balance of such costs; and

     - for purposes of calculating the Consolidated Fixed Charge Coverage Ratio at any time, net gains or losses on oil and natural gas price hedging arrangements during periods ending on or prior to March 31, 2000.

     "Consolidated Net Worth" means, at any date, our and our Restricted Subsidiaries' consolidated stockholders' equity less the amount of such stockholders' equity attributable to our and our Restricted Subsidiaries' Redeemable Capital Stock or treasury stock, as determined in accordance with GAAP.

     "Consolidated Non-Cash Charges" means, for any period, our and our Restricted Subsidiaries' aggregate depreciation, depletion, amortization and other non-cash expenses reducing Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP, excluding any such non-cash charge to the extent required as an accrual of or reserve for cash charges for any future period.

     "Credit Facility" means that certain Second Restated Credit Agreement among us, certain of our Subsidiaries, Bank of America, N.A., as Administrative Agent, Morgan Guaranty Trust Company of New York, as Documentation Agent, and certain lenders named therein, as the same may be amended, modified, supplemented, extended, restated, replaced, renewed or refinanced from time to time.

     "Default" means any event that is or with the passage or time or the giving of notice or both would be an Event of Default.

     "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which our board of directors is required to deliver a resolution of the board of directors under the indenture, a member of our board of directors who does not have any material direct or indirect financial interest other than an interest arising solely from the beneficial ownership of our Capital Stock in or with respect to such transaction or series of transactions.

     "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "Eligible Convertible Securities" means any security issued by us that:

     - is subordinated in right of payment to the notes,

     - has a final Stated Maturity at least 91 days after the final Stated Maturity of the notes, and

     - by its terms or by the terms of any security into which it is convertible or by contract or otherwise requires no scheduled payments, including principal, premium, interest and fees, prior to its final Stated Maturity, other than payments payable only in shares of our Common Stock or in options, warrants or other rights to purchase our Common Stock.

     "Equity Offering" means a bona fide underwritten sale to the public of our Common Stock pursuant to a registration statement, other than on Form S-8 or any other form relating to securities issuable under any employee benefit plan of ours, that is declared effective by the SEC following the Issue Date.

     "Event of Default" has the meaning set forth above under the caption "-- Events of Default and Remedies."

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor act thereto.

     "Exchanged Properties" means properties or assets used or useful in the Oil and Gas Business received by us or a Restricted Subsidiary, whether directly or indirectly through the acquisition of the Capital Stock of a Person holding such assets so that such Person becomes our Wholly Owned Restricted Subsidiary, in trade or as a portion of the total consideration for such other properties or assets.

     "Existing TECONS" means our Obligated Mandatorily Redeemable Convertible Preferred Securities issued by Nuevo Financing I, a statutory business trust wholly owned by us, on December 23, 1996, in an aggregate liquidation amount of $115.0 million.

     "Finance Person" means a Subsidiary of ours, the Common Stock of which is owned by us, that does not engage In any activity other than:

     - the holding of Subordinated Indebtedness with respect to which payments of interest on such Subordinated Indebtedness can, at the election of the issuer thereof, be deferred for one or more payment periods;

     - the issuance of Qualifying TECONS and Common Stock and/or debt securities; and

     - any activity necessary, incidental or related to the foregoing

     "GAAP" means generally accepted accounting principles, consistently applied, that are set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which were effective as of June 8, 1998.

     The term "guarantee" means, as applied to any obligation:

     - a guarantee, other than by endorsement of negotiable instruments or documents for collection in the ordinary course of business, direct or indirect, in any manner, of any part or all of such obligation; and

     - an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance, or payment of damages in the event of non-performance, of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit;

     A guarantee by any Person shall not include a contractual commitment by one Person to invest in another Person provided that such Investment is otherwise permitted by the indenture. When used as a verb, "guarantee" shall have a corresponding meaning.

     "Guarantor Senior Indebtedness" means the principal of, premium, if any, on, interest on, including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, and other amounts due on or in connection with, including any fees, premiums, expenses, including costs of collection, and indemnities, any Indebtedness of a Subsidiary Guarantor, whether outstanding on the date of the indenture or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidenc-ing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness will be pari passu with or subordinated in right of payment to its Subsidiary Guarantee. Notwithstanding the foregoing, Guarantor Senior Indebtedness of a Subsidiary Guarantor will not include:

     - Indebtedness of such Subsidiary Guarantor evidenced by its Subsidiary Guarantee;

     - Indebtedness of such Subsidiary Guarantor that is expressly pari passu with its Subsidiary Guarantee or is expressly subordinated in right of payment to any Guarantor Senior Indebtedness of such Subsidiary Guarantor or its Subsidiary Guarantee;

     - Indebtedness of such Subsidiary Guarantor to the extent incurred in violation of the "Incurrence of Indebtedness" covenant of the indenture;

     - Indebtedness of such Subsidiary Guarantor to us or any of our other Subsidiaries or to any Affiliate of us or any Subsidiary of such Affiliate; and

     - any Indebtedness which when incurred and without regard to any election under Section 1111(b) of the Federal Bankruptcy Code is without recourse to such Subsidiary Guarantor.

     "Holder" means a Person in whose name a note is registered in the Note Register.

     "Indebtedness" means, with respect to any Person, without duplication:

     - all liabilities of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade accounts payable and other accrued current liabilities incurred in the ordinary course of business, and all liabilities of such Person incurred in connection with any letters of credit, bankers' acceptances or other similar credit transactions or any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock outstanding on the date of the indenture or thereafter, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

     - all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

     - all Indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property, but excluding trade accounts payable arising in the ordinary course of business;

     - all Capitalized Lease Obligations of such Person;

     - all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by, or for which the holder of such Indebtedness has an existing right to be secured by, any Lien upon property, including, without limitation, accounts and contract rights, owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured);

     - all guarantees by such Person of Indebtedness referred to in this definition, including, with respect to any Production Payment, any warranties or guaranties of production or payment by such Person with respect to such Production Payment but excluding other contractual obligations of such Person with respect to such Production Payment;

     - all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends; and

     - all obligations of such Person under or in respect of currency exchange contracts, oil or natural gas price hedging arrangements and Interest Rate Protection Obligations.

     Indebtedness shall not include either Eligible Convertible Securities or Qualifying TECONS and Indebtedness, including guarantees thereof, relating to Qualifying TECONS and held by a Finance Person; provided, however, Indebtedness shall include Existing TECONS and, for purposes of the seventh clause under "-- Events of Default and Remedies" only, debt securities issued in connection with Eligible Convertible Securities and debt securities issued in connection with Qualifying TECONS shall be deemed to be Indebtedness. Subject to the sixth clause of the first sentence of this definition, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.

     For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock; provided, however, that if such Redeemable Capital Stock is not at the date of determination permitted or required to be repurchased, the "maximum fixed repurchase price" shall be the book value of such Redeemable Capital Stock.

     "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by Such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements or arrangements designed to protect against or manage such Person's and any of its Subsidiaries' exposure to fluctuations in interest rates.

     "Investment" means, with respect to any Person, any direct or indirect advance, loan, guarantee of Indebtedness or other extension of credit or capital contribution by means of any transfer of cash or other property or assets to others or any payment for property, assets or services for the account or use of others, or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities, including derivatives, or evidences of Indebtedness issued by, any other Person. In addition, the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "Investment" made by us in such Unrestricted Subsidiary at such time, and the designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall result in a return of an "Investment" in an amount not to exceed the lesser of (x) the book value of the Investments previously made in such Unrestricted Subsidiary that were treated as Restricted Payments, and (y) the fair market value of such Unrestricted Subsidiary. "Investments" shall exclude:

     - extensions of trade credit under a joint operating agreement or otherwise in the ordinary course of business, workers' compensation, utility, lease and similar deposits and prepaid expenses made in the ordinary course of business;

     - Interest Rate Protection Obligations entered into in the ordinary course of business or as required by any Permitted Indebtedness or any other Indebtedness incurred in compliance with the "Incurrence of Indebtedness" covenant, but only to the extent that the stated aggregate notional amounts of such Interest Rate Protection Obligations do not exceed 105% of the aggregate principal amount of such Indebtedness to which such Interest Rate Protection Obligations relate;

     - bonds, notes, debentures or other securities received in compliance with the "Asset Sales" covenant; and

     - endorsements of negotiable instruments and documents for collection in the ordinary course of business.

     "Issue Date" means the date on which the notes were first issued under the indenture.

     "Lien" means any mortgage, charge, pledge, statutory or other, lien, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance or similar agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any agreement to give or grant a Lien or any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing, upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "Liquid Securities" means securities:

     - of an issuer that is not an Affiliate of us; and

     - that are publicly traded on the New York Stock Exchange, the American Stock Exchange, the Toronto Stock Exchange, the Australian Stock Exchange, the London Stock Exchange or the NASDAQ National Market.

     Securities meeting the requirements of the two preceding clauses shall be treated as Liquid Securities from the date of receipt thereof until and only until the earlier of :

     - the date on which such securities, or securities exchangeable for, or convertible into, such securities, are sold or exchanged for cash or Cash Equivalents; and

     - 180 days following the date of receipt of such securities.

     If such securities, or securities exchangeable for, or convertible into, such securities, are not sold or exchanged for cash or Cash Equivalents within 180 days of receipt thereof, for purposes of determining whether the transaction pursuant to which we or a Restricted Subsidiary received the securities was in compliance with the provisions of the indenture described under "-- Repurchase at the Option or Holders -- Asset Sales," such securities shall be deemed not to have been Liquid Securities until 181 days following the date of receipt of such securities.

     "Material Change" means an increase or decrease, excluding changes that result solely from changes in prices, of more than 30% during a fiscal quarter in the estimated discounted future net cash flows from our and our Restricted Subsidiaries' proved oil and gas reserves, calculated in accordance with the first clause of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change:

     - any acquisitions during the quarter of oil and gas reserves that have been estimated by a nationally recognized firm of independent petroleum engineers and on which a report or reports exist; and

     - any disposition of properties held at the beginning of such quarter that have been disposed of as provided in the covenant described under the caption "-- Repurchase at the Option of Holders -- Asset Sales."

     "Material Subsidiary" means, at any particular time, as shown on our and our Restricted Subsidiaries' consolidated financial statements for our most recently completed fiscal year, any Restricted Subsidiary that, together with its Subsidiaries:

     - accounted for more than 5% of our and our Restricted Subsidiaries' consolidated revenues for such fiscal year; or

     - was the owner of more than 5% of our and our Restricted Subsidiaries' consolidated assets at the end of such fiscal year.

     "Maturity" means, with respect to any new note, the date on which any principal of such note becomes due and payable as provided therein or in the indenture, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

     "Moody's" means Moody's Investors Service, Inc. and its successors.

     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form or cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents except to the extent that such obligations are financed or sold with recourse to us or any Restricted Subsidiary, net of:

     - brokerage commissions and other fees and expenses, including fees and expenses of legal counsel and investment banks related to such Asset Sale;

     - provisions for all taxes payable as a result of such Asset Sale;

     - amounts required to be paid to any Person other than us or any Restricted Subsidiary owning a beneficial interest in the assets subject to the Asset Sale; and

     - appropriate amounts to be provided by us or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP consistently applied against any liabilities associated with such Asset Sale and retained by us or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers' Certificate delivered to the trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Cash Proceeds.

     "Net Working Capital" means, as set forth in our consolidated financial statements prepared in accordance with GAAP:

     - all of our and our Restricted Subsidiaries' current assets, less

     - all of our and our Restricted Subsidiaries' current liabilities, except current liabilities included in Indebtedness.

     "Non-payment Event of Default" means any event, other than a Payment Event of Default, the occurrence of which, with or without notice or the passage of time, entities one or more Persons to accelerate the maturity of any Specified Senior Indebtedness.

     "Non-Recourse Purchase Money Indebtedness" means:

     - our and any Restricted Subsidiary's Indebtedness, other than Capital Lease Obligations, incurred in connection with the acquisition by us or such Restricted Subsidiary in the ordinary course of business of fixed assets used in the Oil and Gas Business, including office buildings and other real property used by us or such Restricted Subsidiary in conducting our or its operations; and

     - any renewals and refinancings of such Indebtedness.

     For Indebtedness described in the two preceding clauses to qualify as Non-Recourse Purchase Money Indebtedness, the holders of such Indebtedness must agree that they will look solely to the fixed assets so acquired which secure such Indebtedness, subject to customary exceptions such as indemnifications for environmental, title, fraud and other matters, and neither we nor any Restricted Subsidiary may;

       (1) be directly or indirectly liable for such Indebtedness; or

       (2) provide credit support, including any undertaking, guarantee, agreement or instrument that would constitute Indebtedness, other than the grant of a Lien on such acquired fixed assets.

     "Note Register" means the register maintained by or for us in which we shall provide for the registration of the notes and of transfer of the notes.

     "Oil and Gas Business" means:

     - the acquisition, exploration, development, operation and disposition of interests in oil, gas and other hydrocarbon properties;

     - the gathering, marketing, treating, processing, storage, selling and transporting of any production from such interests or properties;

     - any business relating to or arising from exploration for or development, production, treatment, processing, storage, transportation or marketing of oil, gas and other minerals and products produced in association therewith;

     - any power generation and electrical transmission business in a jurisdiction outside of North America where fuel required by such business is supplied, directly or indirectly, from production reserves substantially from blocks in which we or our Restricted Subsidiaries participate; and

     - any activity necessary, appropriate or incidental to the activities described in the foregoing clauses of this definition.

     "OPIC Facility" means that certain Finance Agreement dated December 28, 1994, among The Nuevo Congo Company, The Congo Holding Company, and the Overseas Private Investment Corporation, as such agreement may be amended, modified, supplemented, extended, restated, replaced, renewed or refinanced from time to time in one or more credit agreements, loan agreements, instruments or similar agreements, as such may be further amended, modified, extended, restated, replaced, renewed or refinanced.

     "Pari Passu Indebtedness" means any of our Indebtedness that is pari passu in right of payment to the notes, including, without limitation our 9 1/2% Senior Subordinate Notes due 2006 and our 9 1/2% Senior Subordinated Notes due 2008.

     "Payment Event of Default" means any default in the payment or required prepayment of principal of, premium, if any, on or interest on any Specified Senior Indebtedness when due, whether at final maturity, upon scheduled installment, upon acceleration or otherwise.

     "Permitted Indebtedness" means any of the following:

     - Indebtedness under the Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the greater of:

       (1) $400,000,000, less any amounts of principal of such Indebtedness repaid using the Net Cash Proceeds of an Asset Sale pursuant to the covenant described under "-- Repurchase at the Option of Holders -- Asset Sales" and any amounts of principal of such Indebtedness that could only be refinanced pursuant to the tenth clause of this definition; or

       (2) the borrowing base thereunder,

     provided, both subclauses (1) and (2) shall include any guarantee of any such Indebtedness and any fees, premiums, expenses, including costs of collection, indemnities and other amounts payable in connection with such Indebtedness;

     - Indebtedness under the existing notes issued under the indenture and any Subsidiary Guarantees relating thereto or to any notes;

     - Indebtedness outstanding on June 8, 1998, including, without limitation our 9 1/2% Senior Subordinate Notes due 2006 and additional Indebtedness permitted to be incurred pursuant to commitments existing under the OPIC Facility on June 8, 1998;

     - our and our Restricted Subsidiaries' obligations pursuant to Interest Rate Protection Obligations, but only to the extent that the stated aggregate notional amounts of such obligations do not exceed 105% of the aggregate principal amount of the Indebtedness covered by such Interest Rate Protection Obligations; obligations under currency exchange contracts entered into in the ordinary course of business and hedging arrangements that we or a Restricted Subsidiary enter into in the ordinary course of business for the purpose of protecting our or its production against fluctuations in oil or natural gas prices;

     - our Indebtedness to a Wholly Owned Restricted Subsidiary or a Finance Person and Indebtedness of a Restricted Subsidiary to us or a Wholly Owned Restricted Subsidiary or a Finance Person; provided, however, that upon any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or such Finance Person ceasing to be a Finance Person, as the case may be, any other subsequent transfer of any such Indebtedness except to us or a Wholly Owned Restricted Subsidiary or Finance Person, such Indebtedness shall be deemed, in each case, to be incurred and shall be treated as an incurrence for purposes of the "Incurrence of Indebtedness" covenant at the time the Wholly Owned Restricted Subsidiary or Finance Person in question ceased to be a Wholly Owned Restricted Subsidiary or Finance Person, as the case may be;

     - in-kind obligations relating to net gas balancing positions arising in the ordinary course of business and consistent with past practice;

     - Indebtedness in respect of bid, performance or surety bonds issued for our or any Restricted Subsidiary's account in the ordinary course of business, including guaranties and letters of credit supporting such bid, performance or surety obligations, in each case other than for an obligation for money borrowed;

     - any guarantee of Senior Indebtedness or Guarantor Senior Indebtedness, incurred in compliance with the "Incurrence of Indebtedness" covenant, by us or a Restricted Subsidiary;

     - Non-Recourse Purchase Money Indebtedness,

     - any renewals substitutions, exchanges, refinancings or replacements (each, for purposes of this clause, a "refinancing") by us or a Restricted Subsidiary of any Indebtedness incurred pursuant to the provisions of the "Incurrence of Indebtedness" covenant or pursuant to clause one, two or three of this definition, including any successive refinancings by us or such Restricted Subsidiary, so long as:

       (1) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount, or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination, so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by us or such Restricted Subsidiary as necessary to accomplish such refinancing, plus the amount of our or such Restricted Subsidiary's expenses incurred in connection with such refinancing,

       (2) in the case or any refinancing of our Indebtedness that is not Senior Indebtedness, such new Indebtedness is either pari passu with the notes or subordinated to the notes at least to the same extent as the Indebtedness being refinanced,

       (3) in the case of any refinancing of our Indebtedness pursuant to clause one, such new Indebtedness is either Pari Passu Indebtedness or Subordinated Indebtedness and has a final Stated Maturity at least 91 days after the final Stated Maturity of the notes, and

       (4) such new Indebtedness has an Average Life equal to or longer than the Average Life of the Indebtedness being refinanced and a final Stated Maturity equal to or later than the final Stated Maturity of the Indebtedness being refinanced;

     - any additional Indebtedness in an aggregate principal amount not to exceed $25.0 million.

     "Permitted Investments" means any of the following:

     - Investments in Cash Equivalents;

     - Investments in us or any of our Restricted Subsidiaries;

     - Investments in any amount not to exceed $10,000,000 at any one time outstanding;

     - Investments by us or any of our Restricted Subsidiaries in another Person, if as a result of such Investment:

       (1) such other Person becomes a Restricted Subsidiary, or

       (2) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its properties and assets to, us or a Restricted Subsidiary;

     - investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit a Person to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including, without limitation:

       (1) ownership interests in oil and gas properties or gathering systems, and

       (2) Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, general or limited partnership agreements, subscription agreements, stock purchase agreements and other similar agreements with third parties, including Unrestricted Subsidiaries;

     - entry into any hedging arrangements in the ordinary course of business for the purpose of protecting our or any Restricted Subsidiary's production against fluctuations in oil or natural gas prices;

     - entry into any currency exchange contract in the ordinary course of business;

     - Investments in obligations or securities received as a result of any Asset Sale;

     - advances and loans to officers, directors and employees in the ordinary course of business;

     - Investments pursuant to any agreement or obligation in effect on June 8, 1998;

     - Investments in obligations or securities received in settlement of debts owing to us or a Restricted Subsidiary as a result of bankruptcy or insolvency proceeding or upon the foreclosure, perfection or enforcement of any Lien in favor of us or a Restricted Subsidiary, in each case as to debt owing to us or a Restricted Subsidiary that arose in the ordinary course of our or any such Restricted Subsidiary's business; and

     - contributions to Unrestricted Subsidiaries of our interests in 24 undeveloped federal leases offshore California, known as the COOGER acreage, included in seven units, Bonita, Sword, Point Sal, Gato Canyon, Lion Rock, Purisina Point and Santa Maria.

     "Permitted Junior Securities" means any of our or any successor obligor's equity securities or subordinated debt securities with respect to the Senior Indebtedness provided for by a plan of reorganization or readjustment that, in the case of any such subordinated debt securities, are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding to substantially the same degree as, or to a greater extent than, the notes are so subordinated as provided in the indenture.

     "Permitted Liens" means the following types of Liens:

     - Liens existing as of Juno 8, 1998, and any renewal, extension, refunding, exchange or refinancing of any such Lien provided that thereafter such Lien extends only to the properties that were subject to such Lien prior to the renewal, extension, refunding, exchange or refinancing thereof,

     - Liens securing the notes or the Subsidiary Guarantees relating thereto;
       and

     - Liens in favor of us.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents, however designated, of such Person's preferred or preference stock, whether now outstanding or issued after the date of the indenture, including, without limitation, all classes and series of preferred or preference stock of such Person.

     "Production Payments" means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

     "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock, provided that, with respect to us, Qualified Capital Stock includes, without limitation, any Qualifying TECONS and any Eligible Convertible Securities.

     "Qualifying TECONS" means preferred trust securities or similar securities issued by a Finance Person after June 8, 1998.

     "Redeemable Capital Stock" means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity; provided, however, that Redeemable Capital Stock shall not include any security by virtue of the fact that it may be exchanged or converted at the option of the holder or at our option for our Common Stock,

     "Restricted Subsidiary" means any Subsidiary of ours, whether existing on or after the date of the indenture, unless such Subsidiary is an Unrestricted Subsidiary or is designated as an Unrestricted Subsidiary pursuant to the terms of the indenture.

     "S&P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.

     "Senior Indebtedness" means the principal of, premium, if any, on, interest on, including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, and other amounts due on or in connection with, including any fees, premiums, expenses, including costs of collection, and indemnities, any of our Indebtedness, whether outstanding on the date of the indenture or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness will be pari passu with or subordinated in right of payment to the notes. Notwithstanding the foregoing, "Senior Indebtedness" will not include:

     - Indebtedness evidenced by the notes;

     - our Indebtedness that is Pari Passu Indebtedness or is expressly subordinated in right of payment to any other of our Indebtedness;

     - Indebtedness that is represented by Redeemable Capital Stock,

     - our Indebtedness to the extent incurred in violation of the covenant described under "-- Material Covenants -- Incurrence of Indebtedness;"

     - our Indebtedness to any of our Subsidiaries or any other Affiliate of ours or any subsidiary of such Affiliate; and

     - Indebtedness which when incurred and without regard to any election under
       Section 1111(b) of the Federal Bankruptcy Code is without recourse to us.

     "Specified Property Sales" means the sales of any of our and our Restricted Subsidiaries'

     - East Texas Oil and gas properties sold in January 1999 and described under "Summary -- Recent Developments;" and

     - real properties, other than our or our Restricted Subsidiaries' mineral interests, owned on the date of the indenture and located in the Counties of Fresno, Kern, Kings, Los Angeles, Orange, Santa Barbara, and Ventura in the State of California.

     "Specified Senior Indebtedness" means:

     - all of our Senior Indebtedness in respect of the Credit Facility and any renewals, amendments, extensions, supplements, modifications, deferrals, refinancings, or replacements (each, for purposes of this definition, a "refinancing") thereof by us, including any successive refinancings thereof by us; and

     - any other Senior Indebtedness and any refinancings thereof by us having a principal amount of at least $10,000,000 as of the date of determination and provided that the agreements, indentures or other instruments evidencing such Senior Indebtedness or pursuant to which such Senior Indebtedness was issued specifically designates such Senior Indebtedness as "Specified Senior Indebtedness" for purposes of the indenture.

     For purposes of this definition, a refinancing of any Specified Senior Indebtedness shall be treated as a Specified Senior Indebtedness only if the Indebtedness issued in such refinancing ranks or would rank pari passu with the Specified Senior Indebtedness refinanced and only if Indebtedness issued in such refinancing is permitted by the covenant described under "-- Material
Covenants --  Incurrence of Indebtedness."

     "Stated Maturity" means, when used with respect to any note or any installment of interest thereon, the date specified in such new note as the fixed date on which the principal of such note or such installment of interest is due and payable, and, when used with respect to any other Indebtedness or any installment of interest thereon, means the date specified in the instrument evidencing or governing such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

     "Subordinated Indebtedness" means our Indebtedness which is expressly subordinated in right of payment to the notes.

     "Subsidiary" means, with respect to any Person:

     - a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof; or

     - any other Person other than a corporation, including, without limitation, a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, have at least majority ownership interest entitled to vote in the election of directors, managers, trustees or other Persons performing similar functions.

     "Subsidiary Guarantee" means an unconditional, unsecured, senior subordinated guarantee of the notes by any Restricted Subsidiary pursuant to the terms of the indenture.

     "Subsidiary Guarantor" means, unless released from their Subsidiary Guarantees as permitted by the indenture, any Restricted Subsidiary that becomes a guarantor of the notes in compliance with the provisions of the indenture and executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the indenture.

     "Unrestricted Subsidiary" means:

     - any Subsidiary of ours that at the time of determination will be designated an Unrestricted Subsidiary by our board of directors as provided below; and

     - any Subsidiary of an Unrestricted Subsidiary.

     Our board of directors may designate any Subsidiary of ours as an Unrestricted Subsidiary so long as:

     - neither we nor any Restricted Subsidiary is directly or indirectly liable pursuant to the terms of any Indebtedness of such Subsidiary;

     - no default with respect to any Indebtedness of such Subsidiary would permit, upon notice, lapse of time or otherwise, any holder of any of our or any Restricted Subsidiary's other Indebtedness to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity;

     - neither we nor any Restricted Subsidiary has made an Investment in such Subsidiary unless such Investment was made pursuant to, and in accordance with, the "Restricted

       Payments" covenant, other than Investments of the type described in the fourth and twelfth clauses of the definition of Permitted Investment; and

     - such designation shall not result in the creation or imposition of any Lien on any of our or any Restricted Subsidiary's properties, other than any Permitted Lien or any Lien the creation or imposition of which shall have been in compliance with the "Liens" covenant.

     With respect to the first clause of the second paragraph of this definition, we or a Restricted Subsidiary may be liable for Indebtedness of an Unrestricted Subsidiary if:

     - such liability constituted a Permitted Investment or a Restricted Payment permitted by the "Restricted Payments" covenant, in each case at the time of incurrence; or

     - the liability would be a Permitted Investment at the time of designation of such Subsidiary as an Unrestricted Subsidiary.

     Any such designation by our board of directors shall be evidenced to the trustee by filing a board resolution with the trustee giving effect to such designation. Our board of directors may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation:

     - no Default or Event of Default shall have occurred and be continuing;

     - we could incur $1.00 of additional Indebtedness, other than Permitted Indebtedness, under the "Incurrence of Indebtedness" covenant; and

     - if any of our or any of our Restricted Subsidiaries' properties or assets would upon such designation become subject to any Lien, other than a Permitted Lien, the creation or imposition of such Lien shall have been in compliance with the "Liens" covenant.

     "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person, irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary to the extent:

     - all of the Capital Stock or other ownership interests in such Restricted Subsidiary, other than any directors' qualifying shares mandated by applicable law, is owned directly or indirectly by us; or

     - such Restricted Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction, provided that we, directly or indirectly, own the remaining Capital Stock or ownership interest in such Restricted Subsidiary and, by contract or otherwise, control the management and business of such Restricted Subsidiary and derive the economic benefits of ownership of such Restricted Subsidiary to substantially the same extent as if such Restricted Subsidiary were a wholly owned Subsidiary.

                              PLAN OF DISTRIBUTION

     We may sell the notes:

          (1) through underwriters or dealers;

          (2) through agents;

          (3) directly to purchasers;

          (4) through remarketing firms; or

          (5) through a combination of any such methods of sale.

     Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

UNDERWRITERS OR DEALERS

     If underwriters are utilized in the sale, the notes will be acquired by the underwriters for their own account. The underwriters may sell the notes in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the notes will be subject to several conditions set forth in an agreement between us and the underwriters. The underwriters will be obligated to purchase all of the notes offered if any of the notes are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. We may grant underwriters who participate in the distribution of notes an option to purchase additional notes if they sell more notes than they purchased.

     During and after an offering through underwriters, the underwriters may purchase and sell the notes in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, in which selling concessions allowed to syndicate members or other broker-dealers for the offered notes sold for their account may be reclaimed by the syndicate if such offered notes are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered notes, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued.

     If we use dealers in the sale of notes, we will sell the notes to them as principals. They may then resell those notes to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

AGENTS

     We may designate agents who agree to use their reasonable efforts to solicit purchasers for the period of their appointment or to sell the notes on a continuing basis.

DIRECT SALES

     We may also sell the notes directly to one or more purchasers without using underwriters or agents.

REMARKETING FIRMS

     The securities may be re-sold to the public following their redemption or repayment by one or more remarketing firms. Remarketing firms may act as principals for their own accounts or as agents for us.

GENERAL INFORMATION

     Underwriters, dealers, agents and remarketing firms that participate in the distribution of the notes may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the notes by them may be treated as underwriting discounts and commissions under the Securities Act of 1933.

     Any underwriter, dealer, agent or remarketing firm will be identified and the terms of the transaction, including their compensation, will be described in a prospectus supplement. We may have agreements with underwriters, dealers, agents or remarketing firms to indemnify them against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers, agents or remarketing firms, or their affiliates may be customers of, engage in transactions with or perform services for, us or our subsidiaries in the ordinary course of their business.

     The notes will be new issues of securities with no established trading market. Any underwriters to whom the notes are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any notes.

     We may use agents and underwriters to solicit offers by certain institutions to purchase the notes from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Delayed delivery contracts will be subject to only those conditions set forth in the prospectus supplement. A commission indicated in the prospectus supplement will be paid to underwriters and agents soliciting purchases of debt securities pursuant to delayed delivery contracts accepted by us.

                                    EXPERTS

INDEPENDENT ACCOUNTANTS

     The consolidated financial statements of Nuevo Energy Company as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999 incorporated by reference in the prospectus and the registration statement have been incorporated herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

RESERVE ENGINEERS

     The information incorporated by reference in this prospectus regarding our quantities of oil and gas and future net cash flows and the present values thereof from such reserves is based on estimates of such reserves and present values prepared by Ryder Scott Company, L.P.

                                 LEGAL MATTERS

     The validity of the issuance of the securities will be passed upon for us by our lawyers, Haynes and Boone, LLP. Counsel named in the prospectus supplement will issue opinions about the validity of the securities for any agents, dealers or underwriters.

      THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


                 SUBJECT TO COMPLETION, DATED DECEMBER 15, 2000


                                     UP TO

                                  $150,000,000


[NUEVO ENERGY LOGO]           NUEVO ENERGY COMPANY

                             1021 Main, Suite 2100
                              Houston, Texas 77002
                                 (800) 364-0206


                   9 3/8% SENIOR SUBORDINATED NOTES DUE 2010


                             ---------------------


                    INVESTING IN THESE NOTES INVOLVES RISKS.


                     WE WILL PROVIDE SPECIFIC RISK FACTORS


                       IN SUPPLEMENTS TO THIS PROSPECTUS.


                             ---------------------

     Nuevo Energy Company's common stock is listed on the New York Stock Exchange, under the symbol "NEV."


     We entered into an indenture with State Street Bank and Trust Company for the issuance of up to $300,000,000 principal amount of our 9 3/8% senior subordinated notes. As of September 30, 2000, there was outstanding $150,000,000 of these notes. This prospectus relates to the offer and sale of the remaining $150,000,000 of notes under the indenture.


     We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplement carefully before you invest.

                             ---------------------

     This prospectus may not be used to consummate sales of securities unless we also furnish you with a prospectus supplement describing the final terms of the securities offered.

                             ---------------------

      NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                   This prospectus is dated December   , 2000

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
About This Prospectus.......................................   F-1
Where You Can Find More Information.........................   F-1
Disclosure Regarding Forward Looking Statements.............   F-2
About Nuevo Energy Company..................................   F-2
Use of Proceeds.............................................   F-2
Description of the Notes....................................   F-2
Plan of Distribution........................................  F-39
Experts.....................................................  F-40
Legal Matters...............................................  F-40

                             ABOUT THIS PROSPECTUS

     In this prospectus, the words "Company," "we," "our," "ours" and "us" refer to Nuevo Energy Company, and its subsidiaries, unless otherwise stated or the context requires.


     This prospectus is part of a registration statement that we have filed with the SEC utilizing a "shelf" registration process. Under this shelf process, we may sell the notes described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. Any notes sold pursuant to this prospectus will proportionately reduce the aggregate offerings under this shelf process. This prospectus provides you with a general description of the notes we may offer. We may also add, update or change information contained in this prospectus through a supplement to this prospectus. You should read this prospectus, any prospectus supplement and the information described under the heading "Where You Can Find More Information."


     We believe that we have included or incorporated by reference all information material to investors in this prospectus, but certain details that may be important for specific investment purposes have not been included. To see more detail, you should read the exhibits filed with or incorporated by reference into this registration statement.

                      WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file, including the registration statement, at the SEC's public reference room located at 450 Fifth Street, N.W., Washington, D.C., 20549, or its public reference rooms located in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for information on the operation of the public reference rooms. Our SEC filings are also available to the public from the SEC's web site at http://www.sec.gov. They are located in the EDGAR database on that web site. You may also obtain information about us from the New York Stock Exchange, where our common stock is listed.

     The SEC allows us to "incorporate by reference" information from the documents we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we later file with the SEC will automatically update and supersede this information. Specifically, we incorporate by reference the documents listed below and any future filings we make with the SEC (including any filings we make prior to the effectiveness of the registration statement) under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the offering is terminated:

     - Our Annual Report on Form 10-K for the year ended December 31, 1999;

     - Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000 and June 30, 2000;

     - Our Current Reports on Form 8-K filed on February 23, 2000 and March 6, 2000;

     - The description of our common stock contained in the Registration Statement on Form 8-A filed on May 15, 1990; and

     - The description of our Series C Preferred Stock Purchase Rights contained in the Registration Statement on Form 8-A filed on April 1, 1997.


     This prospectus is part of a registration statement we filed with the SEC (Registration No. 333-46580).


     You may request a copy of any of the information incorporated by reference, at no cost, by writing or telephoning us at the following address:

     Nuevo Energy Company
     1021 Main, Suite 2100
     Houston, Texas 77002
     (800) 364-0206
     Attention: Corporate Secretary

     You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date of those documents.

                DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

     This prospectus and the documents we incorporate by reference include forward-looking statements. We can not assure you that the plans, intentions or expectations upon which our forward-looking statements are based will occur. Our forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed elsewhere in this prospectus and the documents that are incorporated by reference into this prospectus. Some of these risks which could affect our future results and could cause results to differ materially from those expressed in our forward-looking statements include:

     - the volatility of oil and gas prices;

     - the uncertainty of estimates of oil and gas reserves;

     - the prices of goods and services we use to explore for, develop and produce our reserves;

     - difficulties encountered during the exploration for and development and production of oil and gas;

     - the difficulties encountered in delivering oil and gas to commercial markets;

     - changes in the supply of or demand for oil and gas;

     - the uncertainty of our ability to attract capital;

     - changes in the extensive government regulations regarding the oil and gas business; and

     - compliance with environmental regulations.

     The information contained in this prospectus and in the documents incorporated by reference into this prospectus identify additional factors that could affect our operating results and performance. We urge you to carefully consider those factors.



                           ABOUT NUEVO ENERGY COMPANY

     We are an independent oil and gas company. Our properties are concentrated in California, where we are the largest independent producer, with properties located both onshore and offshore. Our onshore California properties are located primarily in the San Joaquin, Los Angeles and Ventura Basins. Our offshore California properties are located in Santa Barbara Channel and offshore Long Beach. We also own properties in the onshore Gulf Coast region and internationally offshore the Republics of Congo and Ghana in West Africa and onshore Tunisia in North Africa. Since our inception in 1990, we have expanded our operations through a series of disciplined, low-cost acquisitions of oil and gas properties and the subsequent exploitation and development of these properties. We have complemented these efforts with strategic divestitures and an opportunistic exploration program which provides exposure to prospects with the potential to add substantially to the growth of our shareholder value.

                                USE OF PROCEEDS

     Unless otherwise set forth in the applicable prospectus supplement, proceeds from the sale of the notes sold by us will be used for general corporate purposes. These purposes may include acquisitions, working capital, capital expenditures, the repurchase of outstanding securities and the repayment of indebtedness. Proceeds from the sale of notes may be temporarily invested in short-term securities.

                            DESCRIPTION OF THE NOTES


     We will issue the notes under an indenture entered into between us and State Street Bank and Trust Company, as trustee, dated September 26, 2000. The following description is a summary of selected provisions of the indenture and the notes. We have not restated the indenture in its entirety. We will provide you a copy of the indenture for the notes without charge if you request it from us. We urge you to read the indenture because the indenture, and not this description, will control your rights as a holder of notes. For purposes of this section of this prospectus, references to the "Company," "Nuevo," "we," "us," "our" or "ours" means Nuevo Energy Company, excluding our subsidiaries. The definitions of some of the terms used in the following summary are set forth below under "-- Material Definitions."


     The indenture provides for the issuance of up to $300,000,000 of notes. As of September 30, 2000 we have issued $150,000,000 principal amount of notes under the indenture. We may issue a maximum additional principal amount of $150,000,000 of notes. All issuances of the notes will be subject to the debt incurrence test described under "-- Material Covenants -- Incurrence of Indebtedness." The notes will be identical in all respects to all other notes issued under this indenture other than the price at which we issue the notes and the date on which we issue the notes.


PRINCIPAL, MATURITY AND INTEREST OF THE NOTES


     The notes will be our general unsecured senior subordinated obligations. The notes will mature on October 1, 2010, Interest on the notes will accrue at the rate of 9 3/8% per annum and will be payable semiannually in arrears on April 1 and October 1. Interest payments will be made to the person in whose names the notes are registered at the close of business on the March 15 or September 15 preceding the interest payment date. Interest on the notes will accrue from the date of issuance for the first interest payment and from the most recent interest payment date thereafter. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.


     Principal, interest and premium on the notes will be paid as described under "-- Book-Entry, Delivery and Form" below.

SUBORDINATION

     The payment of the principal of, and premium and interest on, the notes will be subordinated in right of payment to the prior payment in full of Senior Indebtedness (Section 14.1). The subordination provisions prohibit us from making payments with respect to the notes if the events described below occur. If triggered, the subordination provisions prohibit us from paying any amounts with respect to the notes, including:

     - payments of principal or interest;

     - payments of any premium; and

     - repurchases of the notes, including repurchases in connection with a Change of Control or Asset Sale, as described under "-- Repurchase at the Options of Holders -- Change of Control" and "-- Asset Sales."

     If we:

     - become subject to insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or similar case;

     - liquidate, dissolve or otherwise wind-up our business; or

     - make an assignment for the benefit of our creditors or marshal our assets or liabilities;

     the holders of Senior Indebtedness will be entitled to receive full payment of all amounts owed to them prior to any payments being made to the holders of notes. We will not be required to repay all Senior Indebtedness in full in connection with our consolidation or merger or our liquidation or dissolution following the disposition of all or substantially all of our properties upon the terms described under the subheading "-- Material Covenants -- Merger, Consolidation or Sale of Assets" as a condition to any payments on the notes. If the trustee for the notes receives any payment from us when the subordination provisions prohibit payment of amounts owed on the notes, the trustee is required to return the payments to us or our receiver or custodian for payment to holders of Senior Indebtedness. The subordination provisions apply to payments of any nature, including payments:

     - of cash;

     - of property, assets or securities; and

     - by way of set-off.

     The subordination provisions, however, do not prohibit the payment of principal, interest and premium on the notes if the payment is made in Permitted Junior Securities.

     Additionally, we may not make any payment in respect of the notes, other than payments of Permitted Junior Securities, if a Payment Event of Default occurs on our Specified Senior Indebtedness and the trustee receives written notice of the default. We must resume payment in respect of the notes, including any missed payments, when we cure or obtain a waiver of the Payment Event of Default or it otherwise ceases to exist. We must also resume payment in respect of the notes, including any missed payments, if we pay in full or discharge the Specified Senior Indebtedness.

     We also may not make any payment in respect of the notes, other than payments of Permitted Junior Securities, for the period specified below ("Payment Blockage Period") if a Non-payment Event of Default occurs on our Specified Senior Indebtedness and the trustee and we receive written notice of the default from any holder of Specified Senior Indebtedness. The Payment Blockage Period will commence upon the earlier of the date of receipt by the trustee or us of such notice of the default (the "Payment Blockage Notice") and will end on the earliest of:

     - 179 days after it begins;

     - the date on which the holders of Specified Senior Indebtedness notify the trustee or us that the Non-payment Event of Default no longer exists or that the Specified Senior Indebtedness has been discharged; and

     - the date we or the trustee receives notice from the person initiating the Payment Blockage Period that the period has been terminated.

     We must resume making payments in respect of the notes after the Payment Blockage Period ends, including any missed payments, unless we are otherwise prohibited by the other subordination provisions of the indenture. No more than one Payment Blockage Period may commence during any period of 360 consecutive days. No Non-payment Event of Default that existed on the date of delivery of a Payment Blockage Notice to the trustee can be made the basis for a subsequent Payment Blockage Notice. (Section 14.3)

     If we fail to make any payment on the notes when due or within any applicable grace period, whether or not on account of the payment blockage provisions described above, the failure will constitute an Event of Default under the indenture and will entitle the holders of the notes to exercise the rights described under "-- Events of Default and Remedies." (Section 5.1)

     As a result of such subordination provisions described above, in the event of a distribution of assets upon our liquidation, receivership, reorganization or insolvency, our creditors who are holders of Senior Indebtedness may recover more, ratably, than the holders of the notes, and assets which would otherwise be available to pay obligations in respect of the notes will be available only after we have paid all Senior Indebtedness in full, and there may not be sufficient assets remaining to pay amounts due on any or all of the notes.

     The subordination provisions described above will cease to be applicable to the notes upon any Legal Defeasance or Covenant Defeasance of the notes as described under "-- Legal Defeasance and Covenant Defeasance."

SUBSIDIARY GUARANTEES OF NOTES


     Currently, none of our subsidiaries guarantees the notes. However, if one of our Restricted Subsidiaries was, in the future, to guarantee or secure any of our Pari Passu Indebtedness or Subordinated Indebtedness, we would be required to cause it to be bound by the terms of the indenture and to unconditionally guarantee the performance of our obligations under the indenture and the notes. (Sections 10.13 and 13.1)


     The obligations of each Subsidiary Guarantor will be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and after giving effect to any collections from or made by or on behalf of any other Subsidiary Guarantor under its Subsidiary Guarantee or pursuant to its contribution obligations under the indenture, result in the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law. Each Subsidiary Guarantor that makes a payment or distribution under its Subsidiary Guarantee shall be entitled to a contribution from each other Subsidiary Guarantor, if any, in a pro rata amount based on the Adjusted Net Assets of each Subsidiary Guarantor. (Section 13.4)

     Each Subsidiary Guarantor may consolidate with or merge into or sell or otherwise dispose of all or substantially all of its properties and assets to us or another Subsidiary Guarantor without limitation, except to the extent any such transaction is subject to the "Merger, Consolidation or Sale or Assets" covenant of the indenture. Each Subsidiary Guarantor may consolidate with or merge into or sell all or substantially all of its properties and assets to a Person other than us or another Subsidiary Guarantor, whether or not Affiliated with the Subsidiary Guarantor, provided that:

     - if the surviving Person is not the Subsidiary Guarantor, the surviving Person agrees to assume the Subsidiary Guarantor's Subsidiary Guarantee and all its obligations pursuant to the indenture, except to the extent the following paragraph would result in the release of such Subsidiary Guarantee; and

     - such transaction does not violate any of the covenants described under the heading "-- Material Covenants" or result in a Default or Event of Default immediately thereafter that is continuing. (Section 13.2)

     Upon the sale or other disposition, by merger or otherwise, of a Subsidiary Guarantor of all or substantially all of its assets to a Person other than us or another Subsidiary Guarantor and pursuant to a transaction that is otherwise in compliance with the indenture, including as described in the foregoing paragraph, such Subsidiary Guarantor shall be deemed released from its Subsidiary Guarantee and the related obligations set forth in the indenture. Any such termination shall occur only to the extent that all obligations of such Subsidiary Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, our or our Restricted Subsidiaries' other Indebtedness shall also terminate upon such sale or other disposition. In addition, all of the Subsidiary Guarantors shall be deemed released from their respective Subsidiary Guarantees and the related obligations set forth in the indenture in the event that all obligations of the Subsidiary Guarantors under all of their guarantees of, and under all of their pledges of assets or other security interests which secure our or our Restricted Subsidiaries' other Indebtedness, excluding any Senior Indebtedness, shall also terminate. (Section 13.3)

     The obligations of each Subsidiary Guarantor under its Subsidiary Guarantee will be subordinated to the prior payment in full of all Guarantor Senior Indebtedness of such Subsidiary Guarantor to substantially the same extent as the notes are subordinated to Senior Indebtedness. (Section 13.8)

REDEMPTION AT THE OPTION OF NUEVO


     We may not redeem the notes at our option prior to October 1, 2005. Thereafter, we may redeem the notes at our option, in whole or in part, at the redemption prices expressed as percentages of principal amount set forth below. If we redeem the notes at our option, we must also pay interest accrued and unpaid to the applicable redemption date. The redemption prices during the twelve-month period beginning on October 1 of the years indicated are set forth below:



YEAR                                PERCENTAGE
----                                ----------
2005..............................  104.6875%
2006..............................  103.1250%
2007..............................  101.5625%
2008 and thereafter...............  100.0000%



     In addition, prior to October 1, 2003 we may redeem up to 33 1/3% of the aggregate principal amount of the notes originally issued at a redemption price of 109.375% of the principal amount, plus accrued and unpaid interest to the date of redemption, with the net proceeds of one or more Equity Offerings. We may not cause a redemption from the proceeds of the Equity Offering unless:


     - at least 66 2/3% of the aggregate principal amount of the notes originally issued under the indenture at any time prior to such redemption remain outstanding after the redemption; and

     - the redemption occurs within 90 days after the closing of the Equity Offering. (Section 11.1)


     If we redeem less than all of the notes, selection of notes for redemption will be made by the trustee on a pro rata basis. We will not, however, redeem notes in principal amounts of less than $1,000. (Section 11.4) We will mail notice of a redemption at least 30 and not more than 60 days before the redemption date. The notice will describe the amount of notes being redeemed, if less than the entire principal amount. (Section 11.5) Interest will cease to accrue on notes which are redeemed on the redemption date. (Section 11.7)

MANDATORY REDEMPTION

     We will not be required to make mandatory redemption or sinking fund payments with. respect to the notes.

REPURCHASE AT THE OPTION OF HOLDERS

Change of Control

     If a Change of Control occurs, we will be obligated to make an offer to purchase all of the outstanding notes. The purchase price we are required to offer is 101% of the aggregate principal amount plus accrued and unpaid interest to the date of purchase. We are required to purchase all notes tendered under the offer which are not withdrawn.

     In order to effect a Change of Control offer, we must mail a notice of the Change of Control to the trustee and each holder of notes no later than 30 days after the Change of Control occurs. We are obligated to close the purchase of notes tendered under the Change of Control offer no less than 30 and no more than 60 days after the notice is mailed. The notice will describe the Change of Control and the procedures that must be followed to participate in the offer.

     Our bank credit facility states that events which constitute a Change of Control constitute a default under the bank credit facility. In addition, our bank credit facility prohibits the repurchase of the notes. Future agreements relating to our Senior Indebtedness may contain similar provisions. In the event a Change of Control occurs at a time when we are prohibited from purchasing notes, we could seek the consent of our lenders to the purchase of notes or could attempt to refinance the borrowings that contain a prohibition. If we do not obtain a consent or repay the borrowings, we will be prohibited from purchasing notes, which will constitute an Event of Default under the Indenture. A default under the indenture for the notes will also be a default under the bank credit facility and may be a default under other current and future agreements to which we are or may become a party. In such circumstances, the subordination provisions in the indenture may prevent payments to the holders of notes required by the Change of Control.

     We will not be required to make a Change of Control offer if a third party makes the Change of Control offer at the same purchase price, at the same times and otherwise in substantial compliance with the requirements applicable to a Change of Control offer made by us and purchases the notes properly tendered and not withdrawn. (Section 10.16)

Asset Sales

     We may not, and may not permit our Restricted Subsidiaries to, engage in any Asset Sale unless the consideration received equals the fair market value of the assets and properties sold or otherwise disposed of as determined by our board of directors, and the consideration is either:

     - cash, Cash Equivalents, Liquid Securities or Exchanged Properties ("Permitted Consideration"); or

     - the property or assets received that do not constitute Permitted Consideration have an aggregate fair market value of no more than 10.0% of our Adjusted Consolidated Net Tangible Assets.

     If we do not invest the Net Cash Proceeds of Asset Sales which occur after the date of the indenture in properties and assets that will be used in the Oil and Gas Business within 365 days after the closing of the Asset Sale, we must either:

     - repay Indebtedness under the Credit Facility;

     - repay or purchase other Indebtedness (other than Subordinated Indebtedness or Pari Passu Indebtedness) of ourself or a Restricted Subsidiary, provided that any related loan commitment is permanently reduced by the amount of such Indebtedness repaid; or

     - offer to repurchase notes as described below.

     The amount of Net Cash Proceeds from all Asset Sales which occur after the date of the indenture not used for one of the purposes described in this paragraph will constitute "Excess Proceeds."

     When the aggregate amount of Excess Proceeds is equal to or more than $10 million:

     - we must make an Offer to purchase the notes and any outstanding Pari Passu Indebtedness required to be repurchased in connection with an Asset Sale, provided that the amount of the Pari Passu Indebtedness repurchased is permanently reduced;

     - we must make an offer to purchase notes in the principal amount calculated by multiplying the Excess Proceeds by a fraction, the numerator of which is the outstanding principal amount of the notes and the denominator of which is the sum of the outstanding principal amount of the notes plus any Pari Passu Indebtedness that we must offer to repurchase;

     - the offer price for the notes will be payable in cash in an amount equal to 100% of the principal amount of the notes tendered, plus accrued and unpaid interest to the date of payment; and

     - if more notes are tendered than we have Excess Proceeds to purchase, we will pro rate the notes tendered.

     If the amount of notes tendered is less than the amount of notes we offered to purchase, we may use the Excess Proceeds not used to repurchase notes for general corporate purposes. The use of Excess Proceeds for general corporate purposes must comply with the other provisions of the indenture, including the covenant described under "-- Material Covenants -- Restricted Payments."

     After we make an Excess Proceeds offer as described above, the amount of Excess Proceeds will be reset to zero. We will not permit any of our Restricted Subsidiaries to be a party to any agreement that would place any restriction on our right to make an offer to repurchase notes following an Asset Sale. (Section 10.17)

Securities Law Compliance

     We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control or Asset Sale. These rules require that we keep the offer open for 20 business days. They also require that we notify holders of notes of changes in the offer and extend the offer for specified time periods if we amend the offer. If the provisions of any securities laws or regulations conflict with the provisions in the indenture relating to a Change of Control or Asset Sale offer, we will comply with the applicable securities laws and regulations and will not be deemed to have breached our obligations under the indenture.

MATERIAL COVENANTS

Ownership of Capital Stock

     We may not permit any Restricted Subsidiary to issue any Capital Stock other than to us or a Wholly Owned Restricted Subsidiary. Also, we may not permit any Person other than us or a Wholly Owned Restricted Subsidiary to own any Capital Stock of a Restricted Subsidiary, except for:

     - directors' qualifying shares;

     - Capital Stock of a Restricted Subsidiary organized in a foreign jurisdiction required to be owned by the government of the foreign jurisdiction or citizens of the foreign jurisdiction in order for the Restricted Subsidiary to transact business in the foreign jurisdiction;

     - a sale of all or substantially all of the Capital Stock of a Restricted Subsidiary effected in accordance with the "Asset Sales" covenant;

     - Qualifying TECONS; and

     - the Capital Stock of a Restricted Subsidiary owned by a Person at the time the Restricted Subsidiary became a Restricted Subsidiary or which is acquired by the Person in connection with the formation of the Restricted Subsidiary.

     The Capital Stock owned by us or another Restricted Subsidiary will be treated as an Investment for purposes of the "Restricted Payments" covenant, if the amount of such Capital Stock represents less than a majority of the Voting Stock of such Restricted Subsidiary. (Section 10.14)

Restricted Payments

     The indenture will define the following as Restricted Payments if done by us or any of our Restricted Subsidiaries:

     - the declaration or payment of any dividend or distribution on our Capital Stock, including Eligible Convertible Securities and Qualifying TECONS, other than dividends or distributions payable solely in shares of our Qualified Capital Stock or in options, warrants or other rights to purchase our Qualified Capital Stock;

     - the purchase or acquisition of our Capital Stock, including Eligible Convertible Securities and Qualifying TECONS, or that of our Affiliates, other than Capital Stock issued by a Wholly Owned Restricted Subsidiary, or any options, warrants or other rights to acquire such Capital Stock;

     - making any principal payment on, or repurchase or other acquisition of, any Subordinated Indebtedness prior to any scheduled principal payment, scheduled sinking fund payment or maturity, except using the Excess Proceeds remaining after compliance with the provisions described under "-- Repurchase at the Option of Holders -- Asset Sales," and to the extent required by the indenture or other agreement or instrument pursuant to which such Subordinated Indebtedness was issued;

     - the declaration or payment of any dividend or other distribution on shares of Capital Stock of any Restricted Subsidiary, other than to us or any Wholly Owned Restricted Subsidiary, or the purchase, redemption or other acquisition or retirement of any Capital Stock of any Restricted Subsidiary or any options, warrants or other rights to acquire any such Capital Stock, other than for Capital Stock held by us or any Wholly Owned Restricted Subsidiary; or

     - making of any Investment, other than any Permitted Investment.

     We may not make a Restricted Payment, unless at the time of and after giving effect to the proposed Restricted Payment:

     - no Default or Event of Default shall have occurred and be continuing,

     - we could incur $1.00 of additional Indebtedness, other than Permitted Indebtedness, in accordance with the covenant described under "-- Incurrence of Indebtedness"; and


     - the aggregate amount of all Restricted Payments declared or made after the date of the indenture shall not exceed the sum, without duplication, of the following:



       (1) 50% of our aggregate Consolidated Net Income accrued on a cumulative basis during the period beginning on July 1, 2000 and ending on the last day of our last fiscal quarter ending prior to the date of such proposed Restricted Payment (or, if such aggregate Consolidated Net Income shall be a loss, minus 100% of such loss); plus



       (2) the aggregate net cash proceeds or the fair market value of any property or assets other than cash, received after the date of the indenture by us as capital contributions to us, other than from any Restricted Subsidiary; plus



       (3) the aggregate net cash proceeds or the fair market value of any property or assets other than cash, received by us after the date of the indenture from the issuance or sale, other than to any of our Restricted Subsidiaries, of our Qualified Capital Stock or any option, warrants or rights to purchase our Qualified Capital Stock; plus



       (4) the aggregate net cash proceeds received after the date of the indenture by us, other than from any of our Restricted Subsidiaries, upon the exercise of any options, warrants or rights to purchase our Qualified Capital Stock; plus



       (5) the aggregate net cash proceeds received after the date of the indenture by us from the issuance or sale, other than to any of our Restricted Subsidi-aries, of debt securities or shares of Redeemable Capital Stock that have been converted into or exchanged for our Qualified Capital Stock, together with the aggregate cash received by us at the time of such conversion or exchange; plus


       (6) the aggregate net cash proceeds or the fair market value of any property or assets received after the date of the indenture by us or our Restricted Subsidiaries, computed on a consolidated basis, constituting a return of capital on an Investment, other than a Permitted Investment, made by us or any of our Restricted Subsidiaries after the date of the indenture; plus


       (7) $25.0 million.

     However, we and our Restricted Subsidiaries may take the following actions so long as, at the time thereof, no Default or Event of Default shall have occurred and be continuing, except in the case of the first clause below, and, in the case of the sixth clause below, we could incur $1.00 of additional Indebtedness, excluding Permitted Indebtedness, in accordance with the covenant described under "-- Incurrence of Indebtedness":

     - the payment of any dividend on any of our or any Restricted Subsidiary's Capital Stock within 60 days after the date of declaration thereof, if at such declaration date such declaration complied with the covenant, and such payment shall be deemed to have been paid on such date of declaration for purposes of making any calculation under this covenant;

     - the repurchase or other acquisition or retirement of any shares of our or of any of our Restricted Subsidiaries' Capital Stock, in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent issue and sale of our Qualified Capital Stock, other than a sale to a Restricted Subsidiary;

     - the repurchase or other acquisition or retirement for value of any Subordinated Indebtedness, other than Redeemable Capital Stock, in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent issue and sale of our Qualified Capital Stock, other than to a Restricted Subsidiary;

     - the purchase or other acquisition or retirement for value of Subordinated Indebtedness in exchange for, or out of the aggregate net cash proceeds of, a substantially concurrent incurrence, other than to a Restricted Subsidiary, of Subordinated Indebtedness so long as:

       (1) the principal amount of such new Indebtedness does not exceed the principal amount, or, if such Subordinated Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination, of the Indebtedness being so purchased, acquired or retired, plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by us as necessary to accomplish such refinancing, plus the amount of our expenses incurred in connection with such refinancing,

       (2) such new Indebtedness is subordinated to the notes at least to the same extent as such Indebtedness so purchased, acquired or retired,

       (3) such new Indebtedness has an Average Life to Stated Maturity that is longer than the Average Life to Stated Maturity of the notes, and

       (4) such new Indebtedness has a Stated Maturity for its final scheduled principal payment that is at least 91 days later than the Stated Maturity for the final scheduled principal payment of the notes;

     - the repurchase or other acquisition or retirement for value of any of our or our Subsidiaries' Qualified Capital Stock held by any of our or our Subsidiaries' current or former officers, directors or employees pursuant to the terms of agreements, including employment agreements, or plans approved by our board of directors, including any such repurchase, acquisition or retirement of such Qualified Capital Stock that is deemed to occur upon the exercise of stock options or similar rights if such shares represent all or a portion of the exercise price or are surrendered in connection with satisfying Federal income tax obligations; provided, however, that the aggregate amount of such repurchases, acquisitions and retirements shall not exceed the sum of:

       (1) $1.0 million in any twelve-month period, and

       (2) the aggregate net proceeds, if any, received by us during such twelve-month period from any issuance of such Qualified Capital Stock pursuant to such agreements or plans; and


     - the repurchase or other acquisition of our Qualified Capital Stock in an amount not to exceed 50% of the net after-tax gain from Specified Property Sales, less the aggregate purchase price of Qualified Capital Stock purchased by the Company and its Restricted Subsidiaries since June 8, 1998.


     The actions described in the first clause of this paragraph are Restricted Payments that will be permitted to be taken in accordance with this paragraph but shall reduce the amount that would otherwise be available for Restricted Payments. The actions described in the second through the sixth clauses above will be Restricted Payments that will be permitted to be taken in accordance with this paragraph and will not reduce the amount that would otherwise be available for Restricted Payments.

     We or any of our Restricted Subsidiaries may make a Restricted Payment, if at the time we first incurred a commitment for the Restricted Payment the Restricted Payment could have been made, if all commitments incurred and outstanding are treated as if they were Restricted Payments expended by us or a Restricted Subsidiary at the time the commitments were incurred, except that commitments incurred and outstanding which are treated as a Restricted Payment and which are ultimately not made shall no longer be treated as a Restricted Payment expended by us; and provided, further, that at the time such Restricted Payment is made no Default or Event of Default shall have occurred and be continuing and we must be able to incur $1.00 of additional Indebtedness, other than Permitted Indebtedness, in accordance with the "Incurrence of Indebtedness" covenant. (Section 10.10)

Incurrence of Indebtedness

     We may not, and may not permit any of our Restricted Subsidiaries to, create, incur, assume, guarantee or otherwise become directly or indirectly liable for the payment of (collectively, "incur") any Indebtedness, including any Acquired Indebtedness but excluding Permitted Indebtedness, unless at the time of such event and after giving effect thereto on a pro forma basis:


     - the Consolidated Fixed Charge Coverage Ratio for the four full fiscal quarters immediately preceding such event, taken as one period would have been at least equal to 2.5 to 1.0. (Section 10.12)


Liens

     We may not, and may not permit any Restricted Subsidiary to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind, except for Permitted Liens, upon any of our or any Restricted Subsidiary's assets or properties, whether now owned or acquired after the date of the indenture, or any income or profits therefrom to secure any Pari Passu Indebtedness or Subordinated Indebtedness, unless prior to or contemporaneously therewith the notes are directly secured equally and ratably, provided that:

     - if such secured Indebtedness is Pari Passu Indebtedness, the Lien securing such Pari Passu Indebtedness shall be subordinate and junior to, or pari passu with, the Lien securing the notes; and

     - if such secured Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be subordinate and junior to the Lien securing the notes at least to the same extent as such Subordinated Indebtedness is subordinated to the notes.

     The foregoing covenant will not apply to any Lien securing Acquired Indebtedness, provided that any such Lien extends only to the properties or assets that were subject to such Lien prior to the related acquisition and was not created, incurred or assumed in contemplation of such transaction. (Section 10.15)

Dividends and Other Payment Restrictions Affecting Restricted Subsidiaries

     We may not, and may not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to:

     - pay dividends, in cash or otherwise, or make any other distributions on or in respect of its Capital Stock to us or any other Restricted Subsidiary;

     - pay any Indebtedness owed to us or any other Restricted Subsidiary;

     - make an Investment in us or any other Restricted Subsidiary; or

     - transfer any of its properties or assets to us or any other Restricted Subsidiary.

     However, with respect to the fourth clause of this paragraph only,

     - our Restricted Subsidiaries may have restrictions in the form of Liens which are not prohibited as described in the "Liens" covenant and which contain customary limitations on the transfer of collateral; and

     - our Restricted Subsidiaries may have customary restrictions contained in asset sale agreements limiting the transfer of such assets pending the closing of such sale.

     In addition, the indenture will not prohibit the following encumbrances and restrictions which exist pursuant to:

     - the indenture, the Credit Facility or any other agreement in effect as of the date of the indenture;

     - any agreement or other instrument of a Person acquired by us or any Restricted Subsidiary in existence at the time of such acquisition which was not created in contemplation of the acquisition which encumbrance or restriction is not applicable to any other Person, or the properties or assets of any other Person, other than the Person, or the property or assets of the Person, so acquired;

     - customary restrictions in leases and licenses relating to the property covered thereby and entered into in the ordinary course of business; or

     - any agreement that extends, renews, refinances or replaces the agreements containing the foregoing restrictions, if the terms and conditions of those restrictions are not materially less favorable to the holders of the notes than those under or pursuant to the agreements so extended, renewed, refinanced or replaced. (Section 10.19)

Limitation on Layering Debt

     We may not have any Indebtedness, including Acquired Indebtedness and Permitted Indebtedness, that is subordinated in right of payment to Senior Indebtedness, unless such Indebtedness also ranks equal with, or subordinated in right of payment to, the notes pursuant to subordination provisions substantially similar to those applicable to the notes. (Section 10.11)

Merger, Consolidation or Sale of Assets

     We may not, in any single transaction or series of related transactions, consolidate or merge with or into any other Person, or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of our and our Restricted Subsidiaries' properties and assets on a consolidated basis to any person or group of Affiliated Persons, and we may not permit any of our Restricted Subsidiaries to enter into any such transaction or series of related transactions if such transaction or series of related transactions would result in such a disposition of all or substantially all of our and our Restricted Subsidiaries' properties and assets on a consolidated basis, unless at the time and after giving effect thereto:

     - either:

       (1) if the transaction is a merger or consolidation, we are the surviving

           Person of the merger or consolidation, or

       (2) the Person formed by the consolidation or into which we are merged or to which our or our Restricted Subsidiaries' properties and assets are disposed of (referred to as the "Surviving Entity") is a corporation organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and, in either case, expressly assumes by a supplemental indenture to the indenture executed and delivered to the trustee, in form satisfactory to the trustee, all of our obligations under the notes and the indenture and the indenture remains in effect;

     - immediately after giving effect to the transaction or series of transactions on a pro forma basis and treating any Indebtedness not previously an obligation of ours or our Restricted Subsidiaries in connection with or as a result of such transaction as having been incurred at the time of the transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing;

     - except in the case of the consolidation or merger of any Restricted Subsidiary with or into us, immediately after giving effect to the transaction or series of transactions on a pro forma basis, our or the Surviving Entity's Consolidated Net Worth is at least equal to our Consolidated Net Worth immediately before such transaction or transactions;


     - except in the case of our consolidation or merger with or into a Wholly Owned Restricted Subsidiary or any Restricted Subsidiary with or into us or any of our Wholly Owned Restricted Subsidiaries, immediately after giving effect to the transaction or transactions on a pro forma basis assuming that the transaction or transactions occurred on the first day of the applicable period under the "Incurrence of Indebtedness" covenant ending immediately prior to the consummation of the transaction or transactions, with the appropriate adjustments with respect to the transaction or transactions being included in the pro forma calculation, we or the Surviving Entity could incur $1.00 of additional Indebtedness other than Permitted Indebtedness pursuant to such covenant;


     - if any of our or our Restricted Subsidiaries' properties or assets would upon the transaction or series of related transactions become subject to any Lien, other than a Permitted Lien, the creation or imposition of such Lien shall have been in compliance with the "Liens" covenant; and

     - if we are not the continuing obligor under the Indenture, then any Subsidiary Guarantor, unless it is the Surviving Entity, shall have confirmed that its Subsidiary Guarantee will continue to apply following the transaction or transactions.

     If we are not the continuing or surviving corporation following any of the foregoing transaction or transactions, the Surviving Entity shall be substituted for us under the indenture with the same effect as if the Surviving Entity had been named as Nuevo therein, and thereafter we will be discharged from all obligations and covenants under the indenture and the notes, except in the case of a lease. (Article VIII)

Transactions with Affiliates

     We may not, and may not permit any of our Restricted Subsidiaries to, directly or indirectly, engage in any transaction or series of related transactions with any of our Affiliates, other than us or a Restricted Subsidiary, unless:

     - such transaction or series of related transactions is on terms that are no less favorable to us or such Restricted Subsidiary, as the case may be, than would be available in a comparable transaction in arm's-length dealings with an unrelated third party; and

     - with respect to a transaction or series of related transactions involving payments in excess of $1.0 million in the aggregate, we deliver an officers' certificate to the trustee certifying that such transaction complies with the foregoing clause.

     In addition, if the transaction or series of related transactions involves payments in excess of $5.0 million in the aggregate, the officers' certificate also must state that such transaction or series of related transactions has been approved by a majority of our Disinterested Directors. If the transaction or series of related transactions involves payments of $25.0 million or more in the aggregate, we must also have received the written opinion of a nationally recognized investment banking firm or appraisal firm in the United States that such transaction or series of transactions is fair, from a financial point of view, to us or our Restricted Subsidiary.

     The foregoing restriction shall not apply to:

     - the provision of services and payments under any of the existing agreements with Torch Energy Advisors Incorporated or its subsidiaries so long as each of the agreements, including any modifications or amendments entered into on or after the date of the indenture, has been approved by a majority of our Disinterested Directors;

     - loans or advances to our or our Restricted Subsidiaries' officers, directors and employees made in the ordinary course of business and consistent with past practices in an aggregate amount not to exceed $3,000,000 outstanding at any one time;

     - the payment of reasonable and customary regular fees to our or our Restricted Subsidiaries' directors who are not our employees or employees of our Affiliates;

     - our employee compensation and other benefit arrangements;

     - indemnities of our and any Subsidiary's officers and directors consistent with applicable bylaws and statutory provisions; or

     - Restricted Payments permitted by the indenture. (Section 10.18)

Reports

     We must file on a timely basis with the SEC, to the extent such filings are accepted by the SEC and whether or not we have a class of securities registered under the Exchange Act, the annual reports, quarterly reports and other documents that we would be required to file if we were subject to Section 13 or 15 of the Exchange Act. These include an annual report on Form 10-K and quarterly reports on Form 10-Q. We will also be required:

     - to file with the trustee, with exhibits, and provide to each holder of notes, without cost to such holder, copies of reports and documents, without exhibits, within 30 days after the date on which we file the reports and documents with the SEC or the date on which we would be required to file the reports and documents if we were required to, and

     - if filing such reports and documents with the SEC is not accepted by the SEC or is prohibited under the Exchange Act, to supply at our cost copies of such reports and documents, including any exhibits, to any holder of notes, securities analyst or prospective investor promptly upon written request. (Section 10.09)

EVENTS OF DEFAULT AND REMEDIES

     Each of the following will be an "Event of Default":

     - failure to pay interest on the notes when due for 30 days, whether or not prohibited by the subordination provisions of the notes;

     - failure to pay the principal of or premium on the notes, whether such payment is due at Stated Maturity, upon redemption, upon repurchase pursuant to a Change of Control offer or an Asset Sales offer, upon acceleration or otherwise, whether or not prohibited by the subordination provisions;

     - failure to comply with the covenant described under "-- Material Covenants -- Merger, Consolidation or Sale of Assets";

     - failure to comply with the covenant described under "-- Repurchase at the Option of Holders -- Change of Control";

     - failure to comply with the covenant described under "-- Repurchase at the Option of Holders -- Asset Sales";

     - failure by us or any Subsidiary Guarantor to comply with any other covenant contained in the notes, any Subsidiary Guaran-tee or the indenture for a period of 60 days after written notice of such failure given to us by the trustee or to us and the trustee by the holders of at least 25% in aggregate principal amount of the notes then outstanding;

     - the occurrence and continuation beyond any applicable grace period of any default in the payment of the principal of, premium, if any, on or interest on any of our or any Restricted Subsidiary's Indebtedness, other than the notes, for money borrowed when due, or any other default resulting in acceleration of any of our or any Restricted Subsidiary's Indebtedness for money borrowed, if the aggregate principal amount of such Indebtedness exceeds $10,000,000, or, in the case of Non-Recourse Purchase Money Indebtedness, $40,000,000, and provided, further, that if any such default is cured or waived or any such acceleration rescinded, or such Indebtedness is repaid, within a period of 10 days from the continuation of such default beyond the applicable grace period or the occurrence of such acceleration, as the case may be, such Event of Default under the indenture and any consequential acceleration of the notes shall be automatically rescinded, so long as such rescission does not conflict with any judgment or decree;

     - any Subsidiary Guarantor shall for any reason cease to be, or be asserted by us or any Subsidiary Guarantor not to be, in full force and effect and enforceable in accordance with its terms, except pursuant to the release or termination of such Subsidiary Guarantee in accordance with the indenture;

     - final judgments or orders rendered against us or any Restricted Subsidiary that are unsatisfied and that require the payment in money, either individually or in an aggregate amount, that is more than $10,000,000 over the coverage under applicable insurance policies and either:

       (1) commencement by any creditor of an enforcement proceeding upon such judgment, other than a judgment that is stayed by reason of pending appeal or otherwise, or

       (2) the occurrence of a 60-day period during which a stay of such judgment or order, by reason of pending appeal or otherwise, was not in effect;

     - the entry of a decree or order by a court having jurisdiction in the premises:

       (1) for relief in respect of us or any Material Subsidiary in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law, or

       (2) adjudging us or any Material Subsidiary bankrupt or insolvent, or approving a petition seeking reorganization, arrangement, adjustment or composition of us or any Material Subsidiary under any applicable federal or state law, or appointing under any such law a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of us or any Material Subsidiary or of a substantial part of our or any Material Subsidiary's consolidated assets, or ordering the winding up or liquidation of our or any Material Subsidiary's affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

     - the commencement by us or any Material Subsidiary of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent by us or any Material Subsidiary to the entry of a decree or order for relief in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against us or any Material Subsidiary, or the filing by us or any Material Subsidiary of a petition or consent seeking reorganization or relief under any applicable federal or state law, or the consent by us or any Material Subsidiary under any such law to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of us or any Material Subsidiary or of any substantial part of our or any Material Subsidiary's consolidated assets, or the making by us or any Material Subsidiary of an assignment for the benefit of creditors under any such law, or the admission by us or any Material Subsidiary in writing of our or any Material Subsidiary's inability to pay debts generally as they become due or the taking of corporate action by us or any Material Subsidiary in furtherance of any such action. (Section 5.1)

     If any Event of Default, other than those specified in the last two clauses above, occurs and is continuing, the trustee, by written notice to us, or the holders of at least 25% in aggregate principal amount of the notes then outstanding, by notice to the trustee and us, may, and the trustee upon the request of the holders of not less than 25% in aggregate principal amount of the notes then outstanding shall, declare the principal of, premium, if any, and accrued interest on all of the notes due and payable immediately, upon which declaration all amounts payable in respect of the notes shall be immediately due and payable. If an Event of Default specified in the last two clauses above occurs and is continuing, then the principal of, premium, if any, and accrued interest on all of the notes shall automatically become and be immediately due and payable without any declaration, notice or other act on the part of the trustee or any holder of notes.

     After a declaration of acceleration under the indenture, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in aggregate principal amount of the outstanding notes, by written notice to us, any Subsidiary Guarantors and the trustee, may rescind such declaration if:

     - we or any Subsidiary Guarantor has paid or deposited with the trustee a sum sufficient to pay

       (1) all sums paid or advanced by the trustee under the indenture and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel,

       (2) all overdue interest on all notes,

       (3) the principal of and premium, if any, on any notes which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the notes, and

       (4) to the extent that payment of such interest is lawful, interest upon overdue interest and overdue principal at the rate borne by the notes without duplication of any amount paid or deposited pursuant to sub-clause (2) or (3);

     - the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

     - all Events of Default, other than the nonpayment of principal of, premium, if any, on or interest on the notes that has become due solely by such declaration of acceleration, have been cured or waived. (Section 5.2)

     No holder of the notes will have any right to institute any proceeding with respect to the indenture or any remedy thereunder, unless

     - such holder has notified the trustee or a continuing Event of Default,

     - the holders of at least 25% in aggregate principal amount of the outstanding notes have made written request, and offered reasonable indemnity, to the trustee to institute such proceeding,

     - the trustee has failed to institute such proceeding within 60 days after receipt of such notice, and

     - the trustee, within such 60-day period, has not received directions inconsistent with such written request by holders of a majority in aggregate principal amount of the outstanding notes. (Section 5.7)

     Such limitations will not apply, however, to a suit instituted by a holder of a note for the enforcement of the payment of the principal of, premium or interest on a note on or after the respective due dates expressed in the note. (Section 5.8)

     During the existence of an Event of Default, the trustee will be required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise under the circumstances in the conduct of such person's own affairs. Subject to the provisions of the indenture relating to the duties of the trustee in case an Event of Default shall occur and be continuing, the trustee will not be under any obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders of notes unless such holders shall have offered to the trustee reasonable security or indemnity. (Sections 6.1 and 6.2) Subject to certain provisions concerning the rights of the trustee, the holders of a majority in aggregate principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee under the indenture. (Section 5.12)

     If a Default occurs and is continuing and is known to the trustee, the trustee shall mail to each holder of notes notice of the Default within 60 days after the occurrence thereof. Except in the case of a Default in payment of principal of, premium on or interest on any notes, the trustee may withhold the notice to the holders of notes if the trustee determines in good faith that withholding the notice is in the interest of such holders. (Section 6.13)

     We will be required to deliver to the trustee annual and quarterly statements regarding compliance with the indenture. We also will be required, upon becoming aware of any Default or Event of Default, to deliver to the trustee a statement specifying such Default or Event of Default. (Section 10.8)

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Legal Defeasance

     As long as we take steps to make sure that you receive all of your payments under the notes and are able to transfer the notes, we can elect to legally release ourselves and any of our Subsidiaries that may guarantee the notes from any obligations on the notes (called "legal defeasance") other than:

     - the, rights of holders of outstanding notes to receive payments in respect of the principal of, premium on and interest on the notes when these payments are due;

     - our obligation to replace any temporary notes, register the transfer or exchange of any notes, replace mutilated, lost or stolen notes, compensate and reimburse the trustee, remove and appoint a successor trustee, maintain an office or agency for payments in respect of the notes and qualify the indenture under the Trust Indenture Act;

     - the rights, powers, trusts, duties and immunities of the trustee, and

     - the legal defeasance provisions of the indenture. (Section 12.2)

     In order to accomplish legal defeasance, the following must occur:

     - We or any Subsidiary Guarantor must irrevocably deposit with the trustee cash and/or U.S. government and/or U.S. government agency securities that will generate enough cash to make interest, principal and any other payments on the notes on their various due dates.

     - Such defeasance shall not cause the trustee to have a conflict of interest.

     - There must be a change in current U.S. federal tax law or an IRS ruling that lets us make that deposit without causing you to be taxed on the notes any differently than if we did not make the deposit and just repaid the notes ourselves. Under current U.S. federal tax law, the deposit and our legal defeasance from the notes would be treated as though we took back your notes and gave you your share of the cash and/or securities deposited in trust. In that event, you could recognize gain or loss on the notes you give back to us.

     - We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above and that all of the conditions to legal defeasance in the indenture have been fulfilled.

     We will not be able to achieve legal defeasance if there is a continuing Default or Event of Default under the indenture or if doing so would violate any other material agreement to which we are a party. (Section 12.4) If we ever did accomplish legal defeasance as described above, you would have to rely solely on the trust deposit for repayment of the notes. You could not look to us for repayment in the unlikely event of any shortfall.

Covenant Defeasance

     Under current federal tax law, we can make the same type of deposit described above and be released from covenants relating to the notes. The release from these covenants is called covenant defeasance. In that event, you would lose the protection of these covenants but would gain the protection of having money and/or securities set aside in trust to repay the notes. In order to achieve covenant defeasance, we must:

     - Deposit in trust for the benefit of the holders of notes cash and/or U.S. government or U.S. government agency securities that will generate enough cash to make interest, principal and any other payments on the notes on their various due dates.

     - Deliver to the trustee a legal opinion of our counsel confirming that under current U.S. federal tax law we may make that deposit without causing you to be taxed on the notes any differently than if we did not make the deposit and just repaid the notes ourselves. The opinion also must state that all of the conditions to covenant defeasance in the indenture have been fulfilled.

     Further, such defeasance shall not cause the trustee to have a conflict of interest.

     We will not be able to achieve covenant defeasance if there is a continuing Default or Event of Default under the indenture or if doing so would violate any other material agreements to which we are a party. The indenture describes the covenants we may fail to comply with without causing an Event of Default if we accomplish covenant defeasance. (Sections 12.3 and 12.4)

     If we elect to make a deposit resulting in covenant defeasance, the amount of money and/or U.S. government or U.S. government agency securities deposited in trust would be sufficient to pay amounts due on the notes at the time of their maturity. However, if the maturity of the notes is accelerated due to the occurrence of an Event of Default, the amount in trust may not be sufficient to pay all amounts due on the notes. We would remain liable for the shortfall as described in the indenture.

SATISFACTION AND DISCHARGE OF THE INDENTURE

     We will have no further obligations under the indenture as to all outstanding notes, other than surviving rights of registration of transfers of the notes, when:

     - all notes have been delivered to the trustee for cancellation, except lost, stolen or destroyed notes that we have replaced or paid or notes for which we have deposited in trust money and/or U.S. government obligations; or all notes have become due and payable or, within one year, will become due and payable or be redeemed and we have deposited with the trustee funds sufficient to pay interest, principal and any other payments on all outstanding notes on their various due dates;

     - we have paid all other sums then due and payable under the indenture by us; and

     - we have delivered to the trustee an officers' certificate and an opinion of counsel, which, taken together, state that we have complied with all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture. (Section 4.1)

AMENDMENT AND WAIVER

     We generally may amend the indenture with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding notes. The holders of at least a majority in aggregate principal amount also may waive our compliance with most covenants. (Section 10.20) We must, however, obtain the consent of each holder of notes affected by an amendment or waiver which does any of the following:

     - reduces the principal amount of notes that must consent to an amendment or waiver;

     - reduces the principal of or changes the Stated Maturity of any note or alter the provisions with respect to the redemption of the notes, other than provisions relating to the covenants described above under the caption "-- Repurchase at the Option of Holders";

     - reduces the rate of or changes the time for payment of interest on any note;

     - waives a Default or Event of Default in the payment of principal of, premium, if any, on or interest on the notes, except a rescission of acceleration of the notes by the holders of at least a majority in aggregate principal amount of the notes and a waiver of the payment default that resulted from such acceleration;

     - makes any note payable in money other than that stated in the notes;

     - makes any change in the provisions of the indenture relating to waivers of past Defaults or the rights of holders of notes to receive payments of principal of, premium, if any, on or interest on the notes;

     - waives a redemption payment with respect to any note, other than a payment required by one of the covenants described above under the caption "-- Repurchase at the Option of Holders";

     - reduces the relative ranking of the notes or any Subsidiary Guarantees;
       or

     - makes any change in the foregoing amendment and waiver provisions. (Section 9.2)

     In addition, without the consent of any holder of notes we and the trustee may amend the indenture:

     - to cure any ambiguity, defect or inconsistency;

     - to add or release any Subsidiary Guarantor pursuant to the terms of the indenture;

     - to provide for uncertificated notes in addition to or in place of certificated notes;

     - to provide for the assumption of our obligations to holders of notes in the case of a merger or consolidation;

     - to make any change that would provide any additional rights or benefits to the holders of notes;

     - to add any additional Events of Default;

     - to appoint a successor trustee;

     - to secure the notes; or

     - to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act. (Section 9.1)

     We may not change the indenture in a manner that would adversely affect the rights of the holders of Senior Indebtedness under the subordination provisions described under "-- Subordination" or the holders of Guarantor Senior Indebtedness under the subordination provisions described under "-- Subsidiary Guarantees of Notes," unless we obtain the consent of such holders that are required to consent to such change pursuant to the agreements evidencing such Senior Indebtedness or Guarantor Senior Indebtedness. (Section 9.8)

CONCERNING THE TRUSTEE


     State Street Bank and Trust Company will serve as trustee under the indenture. State Street Bank and Trust Company currently serves as trustee under the indentures for our 9 1/2% Senior Subordinated Notes due 2006, our 9 1/2% Senior Subordinated Notes due 2008 and our 9 3/8% Senior Subordinated Notes due 2010. Such bank also maintains normal banking relationships with us and may perform services for and transact other business with us from time to time in the ordinary course of business.


     The indenture and the provisions of the Trust Indenture Act incorporated by reference into the indenture will contain limitations on the rights of the trustee, should it become a creditor of ours, to obtain payment of claims or to realize on certain property received by it in respect of any such claims, as security or otherwise. The indenture will permit the trustee to engage in other transactions. If the trustee acquires any conflicting interest as defined in the Trust Indenture Act it must eliminate such conflict or resign. (Sections 6.8 and 6.9)

GOVERNING LAW

     The Indenture, the notes and any Subsidiary Guarantees will be governed by the laws of the State of New York. (Section 15.10)

BOOK-ENTRY, DELIVERY AND FORM

     Any notes issued will be issued in the form of one or more fully registered global certificates. Each global certificate will be deposited with the trustee who will hold the global certificate for The Depository Trust Company ("DTC"). Each global certificate will be registered in the name of DTC or its nominee.

     Except as set forth below, a global certificate may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. (Section 3.6)

     DTC has advised us as follows: It is a limited-purpose trust company which was created to hold securities for its participating organizations and to facilitate the clearance and settlement of transactions in such securities between its participants through electronic book-entry changes in accounts of its participants. Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. Persons who are not participants may beneficially own securities held by DTC only through participants or indirect participants.

     DTC has also advised that pursuant to procedures established by it, ownership of beneficial interests in any global certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC, with respect to participants' interests, the participants and the indirect participants.

     The laws of some states require that certain persons take physical delivery in definitive form of securities which they own. Consequently, the ability to transfer beneficial interests in a global certificate is limited to such extent.

     So long as DTC or its nominee is the registered owner of a global certificate, DTC or such nominee will be considered the sole owner or holder of the notes for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global certificate will not be entitled to have notes registered in their names, will not receive or be entitled to receive physical delivery of notes in definitive form and will not be considered the owners or holders thereof under the indenture. (Section 3.6)

     Neither us, the trustee, the paying agent nor the registrar of the notes will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global certificate, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

     Principal and interest payments on a global certificate registered in the name of DTC or its nominee will be made by us, either directly or through a paying agent, to DTC or its nominee as the registered owner of such global certificate. Under the terms of the indenture, we and the trustee will treat the persons in whose names the notes are registered as the owners of those notes for the purpose of receiving payments of principal and interest on those notes and for all other purposes whatsoever, (Section 3.8) Therefore, neither us, the trustee nor any paying agent has any direct responsibility or liability for the payment of principal or interest on the notes to owners of beneficial interests in a global certificate. DTC has advised us and the trustee that its present practice is, upon receipt of any payment of principal or interest to credit immediately the accounts of the participants with payment in amounts proportionate to their respective holdings in principal amount of beneficial interests in a global certificate as shown on the records of DTC. Payments by participants and indirect participants to owners of beneficial interests in a global certificate will be governed by standing instructions and customary practices, as is now the cast with securities held for the accounts of customers in bearer form or registered in "street name" and will be the responsibility of such participants or indirect participants.

     As long as the notes are represented by a global certificate, DTC's nominee will be the holder of the notes and therefore will be the only entity that can exercise a right to repayment or repurchase of the notes. See "-- Repurchase at the Option of Holders -- Change of Control" and "-- Asset Sales." Notice by participants or indirect participants or by owners of beneficial interests in a global certificate held through such participants or indirect participants of the exercise of the option to elect repayment of beneficial interests in notes represented by a global certificate must be transmitted to DTC in accordance with its procedures on a form required by DTC and provided to participants. In order to ensure that DTC's nominee will timely exercise a right to repayment with respect to a particular note, the beneficial owner of such note must instruct the broker or other participant or indirect participant through which it holds an interest in such note to notify DTC of its desire to exercise a right to repayment. Different firms have different cut-off times for accepting instructions from their customers and, accordingly, each beneficial owner should consult the broker or other participant or indirect participant through which it holds an interest in a note in order to ascertain the cutoff time by which such an instruction must be given in order for timely notice to be delivered to DTC.

     We will not be liable for any delay in delivery of notices of the exercise of the option to elect repayment.

CERTIFICATED NOTES

     We will issue notes in definitive form in exchange for a global certificate if, and only if, either:

     - DTC is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by us within 90 days; or

     - an Event of Default has occurred and is continuing and the notes registrar has received a request from DTC to issue notes in definitive form in lieu of all or a portion of such global certificate.


     In either instance, an owner of a beneficial interest in a global certificate will be entitled to have notes equal in principal amount to such beneficial interest registered in its name and will be entitled to physical delivery of such notes in definitive form. Notes so issued in definitive form will be issued in denomination of $1,000 and integral multiples thereof and will be issued in registered form only, without coupons. (Section 3.6)


MATERIAL DEFINITIONS

     Set forth below are definitions of some of the terms used in the indenture which we believe are material to an understanding of the indenture.

     "Acquired Indebtedness" means Indebtedness of a Person:

     - assumed in connection with an acquisition of properties or assets from such Person; or

     - outstanding at the time such Person becomes a Subsidiary of any other Person.

     Acquired Indebtedness does not include Indebtedness incurred in connection with, or in contemplation of, such acquisition or such Person becoming a Subsidiary. Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of properties or assets from any Person or the date the acquired Person becomes a Subsidiary.

     "Adjusted Consolidated Net Tangible Assets" means, without duplication, as of the date of determination, the sum of:

     - Discounted future net cash flows from our and our Restricted Subsidiaries' proved oil and gas reserves calculated in accordance with SEC guidelines but before any state or federal income taxes, as estimated by a nationally recognized firm of independent petroleum engineers in a reserve report prepared as of the end of our most recently completed fiscal year. Discounted future net cash flows will be increased pursuant to clauses (1) and (2) below and decreased pursuant to clauses (3) and
       (4) below, as of the date of determination, by the estimated discounted future net cash flows, calculated in accordance with SEC guidelines but before any state or federal income taxes and utilizing the prices utilized in such year-end reserve report, from:

       (1) estimated proved oil and gas reserves acquired since the date of such year-end reserve report;

       (2) estimated oil and gas reserves attributable to extensions, discoveries and other additions and upward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to exploration, development, exploitation, production or other activities;

       (3) estimated proved oil and gas reserves produced or disposed of since the date of such year-end reserve report; and

       (4) estimated oil and gas reserves attributable to downward revisions of estimates of proved oil and gas reserves since the date of such year-end reserve report due to exploration, development, exploitation, production or other activities.

     In the case of each of the determinations made pursuant to clauses (1) through (4) above, such increases and decreases shall be as estimated by our petroleum engineers, except that in the event there is a Material Change as a result of such acquisitions, dispositions, or revisions, then the discounted future net cash flows utilized for purposes of this clause shall be confirmed in writing by a nationally recognized firm of independent petroleum engineers.

     - The capitalized costs that are attributable to our and our Restricted Subsidiaries' oil and gas properties to which no proved oil and gas reserves are attributable, based on our books and records as of a date no earlier than the date of our latest annual or quarterly financial statements.

     - The Net Working Capital on a date no earlier than the date of our latest annual or quarterly financial statements.

     - The greater of:

       (1) the net book value on a date no earlier than the date of our latest annual or quarterly financial statements, or

       (2) the appraised value, as estimated by independent appraisers, of our or our Restricted Subsidiaries' other tangible assets, including, without duplication, Investments in unconsolidated Restricted Subsidiaries, as of the date no earlier than the date of our latest audited financial statements.

     Minus the sum of:

     - Minority interests, other than a minority interest in a Finance Person.

     - Any of our or our Restricted Subsidiaries' net gas balancing liabilities reflected in our latest audited financial statements.

     - To the extent included in the first clause of this definition, the discounted future net cash flows, calculated in accordance with SEC guidelines but before any state or federal income taxes and utilizing the prices utilized in the Company's year-end reserve report, attributable to reserves which are required to be delivered to third parties to fully satisfy our and our Restricted Subsidiaries' obligations with respect to Volumetric Production Payments on the schedules specified with respect thereto.

     - The discounted future net cash flows, calculated in accordance with SEC guidelines but before any state or federal income taxes, attributable to reserves subject to Dollar-Denominated Production Payments which, based on the estimates of production and price assumptions included in determining the discounted future cash flows specified in the first clause of this definition, would be necessary to fully satisfy our and our Restricted Subsidiaries' payment obligations with respect to Dollar-Denominated Production Payments on the schedules specified with respect thereto.

     "Adjusted Net Assets" of a Subsidiary Guarantor at any date means the amount by which the fair value of the properties and assets of such Subsidiary Guarantor exceeds the total amount of liabilities, including, without limitation, contingent liabilities, after giving effect to all other fixed and contingent liabilities incurred or assumed on such date, but excluding liabilities under its Subsidiary Guarantee, of such Subsidiary Guarantor at such date.

     "Affiliate" of any specified Person means:

     - any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person; or

     - any other Person who is a director or executive officer of:

       (1) such specified Person; or

       (2) any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.

     For the purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided that beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control.

     "Asset Sale" means any sale, issuance, conveyance, transfer, lease or other disposition to any Person other than us or any of our Restricted Subsidiaries, including, without limitation, by way of merger or consolidation, (collectively, for purposes or this definition, a "transfer"), directly or indirectly, in one or a series of related transactions, of:

     - any Capital Stock of any Restricted Subsidiary held by us or any Restricted Subsidiary, other than directors' qualifying shares and shares owned by foreign shareholders to the extent required by applicable local laws in the foreign countries;

     - all or substantially all of our or any of our Restricted Subsidiaries' properties and assets; or

     - any other of our or any of our Restricted Subsidiaries' properties or assets other than:

       (1) a disposition of hydrocarbons or other mineral products, inventory, accounts receivable, cash, Cash Equivalents or other property in the ordinary course of business;

       (2) any lease, abandonment, disposition, relinquishment or farm-out of any oil and gas property in the ordinary course of business;

       (3) the liquidation of property or assets received in settlement of debts owing to us or any Restricted Subsidiary as a result of foreclosure, perfection or enforcement of any Lien or debt, which debts were owing to us or any Restricted Subsidiary in the ordinary course of our or such Restricted Subsidiary's business; or

       (4) the issuance and sale of Qualified Capital Stock by a Finance Person.

     For the purposes of this definition, the term "Asset Sale" shall not include:

     - any transfer of properties or assets that is governed by, and made in accordance with, the provisions described under "-- Material Covenants -- Merger, Consolidation or Sale of Assets";

     - any transfer of properties or assets to an Unrestricted Subsidiary, if permitted under the "Restricted Payments" covenant of the indenture; or

     - any transfer, in one or a series of related transactions, of properties or assets having a fair market value of less than $2,500,000.

     "Average Life" means, with respect to any Indebtedness, as at any date of determination, the quotient obtained by dividing:

     - The sum of the products of:

       (1) the number of years, and any portion thereof, from the date of determination to the date or dates of each successive scheduled principal payment, including, without limitation, any sinking fund or mandatory redemption payment requirements, of such Indebtedness, multiplied by

       (2) the amount of each such principal payment; by

     - the sum of all such principal payments.

     "Capital Stock" means, with respect to any Person, any and all shares, interests, participations, rights in or other equivalents in the equity interests, however designated, in such Person, and any rights other than debt securities convertible into an equity interest that do not constitute Eligible Convertible Securities, warrants or options exercisable for, exchangeable for or convertible into such an equity interest in such Person. Our Capital Stock includes any Qualifying TECONS and any Eligible Convertible Securities.

     "Capitalized Lease Obligation" means any obligation to pay rent or other amounts under a lease of or other agreement conveying the right to use any property, whether real, personal or mixed, that is required to be classified and accounted for as a capital lease obligation under GAAP, and, for the purpose of the indenture, the amount of such obligation at any date shall be the capitalized amount thereof at such date, determined in accordance with GAAP.

     "Cash Equivalents" means:

     - any evidence of Indebtedness with a maturity of 180 days or less issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof, provided that the full faith and credit of the United States of America is pledged in support thereof;

     - demand and time deposits and certificates of deposit or acceptances with a maturity of 180 days or less of any financial institution that is a member of the Federal Reserve System having combined capital and surplus and undivided profits of not less than $500,000,000;

     - commercial paper with a maturity of 180 days or less issued by a corporation that is not an Affiliate of us and is organized under the laws of any state of the United States or the District or Columbia and rated at least A-1 by S&P or at least P-1 by Moody's;

     - repurchase obligations with a term of not more than seven days for underlying securities of the types described in the first clause above entered into with any commercial bank meeting the specifications of the second clause above;

     - overnight bank deposits and bankers' acceptances at any commercial bank meeting the qualifications specified in the second clause above;

     - deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in the second clause above but which is organized under the laws of any country in which we or any Restricted Subsidiary maintains an office or is engaged in the Oil and Gas Business, provided that:

       (1) all such deposits am required to be made in such accounts in the ordinary course of business,

       (2) such deposits do not at any one time exceed $5,000,000 in the aggregate, and

       (3) no funds so deposited remain on deposit in such bank for more than 30 days;

     - deposits available for withdrawal on demand with any commercial bank not meeting the qualifications specified in the second clause above but which is a lending bank under any of our or any Restricted Subsidiary's credit facilities, provided all such deposits do not exceed $5,000,000 in the aggregate at any one time; and

     - investments in money market funds substantially all of whose assets comprise securities of the types described in any of the first five clauses above.

     "Change of Control" means the occurrence of any of the following events:

     - any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of our total Voting Stock;

     - we are merged with or into or consolidated with another Person and, immediately after giving effect to the merger or consolidation:

       (1) less than 50% of the total voting power of the outstanding Voting Stock of the surviving or resulting Person is then "beneficially owned" (within the meaning of Rule 13d-3 under the Exchange Act) in the aggregate by our stockholders immediately prior to such merger or consolidation, and

       (2) any "person" or "group" (as defined in Section 13 (d) (3) or 14(d)
           (2) of the Exchange Act) has become the direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of the total voting power of the Voting Stock of the surviving or resulting Person;

     - we, either individually or in conjunction with one or more Restricted Subsidiaries, sell, assign, convey, transfer, lease or otherwise dispose of, or the Restricted Subsidiaries sell, assign, convey, transfer, lease or otherwise dispose of, all or substantially all of our and the Restricted Subsidiaries' properties and assets, taken as a whole, either in one transaction or a series of related transactions, including Capital Stock of the Restricted Subsidiaries, to any Person other than us or a Wholly Owned Restricted Subsidiary;

     - during any consecutive two-year period, individuals who at the beginning of such period constituted our board of directors, together with any new directors whose election by such board of directors or whose nomination for election by our stockholders was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority of our board of directors then in office;

     - our liquidation or dissolution; or

     - so long as any Existing Notes are outstanding any other event constituting a Change of Control pursuant to Indentures for the Existing Notes.

     "Common Stock" of any Person means Capital Stock of such Person that does not rank prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.

     "Consolidated Exploration Expenses" means, for any period, our and our Restricted Subsidiaries' exploration expenses for such period as determined on a consolidated basis in accordance with GAAP.

     "Consolidated Fixed Charge Coverage Ratio" means, for any period, the ratio of:

     - the sum of our and our Restricted Subsidiaries' Consolidated Net Income, Consolidated Interest Expense, the portion of Consolidated Exploration Expenses deducted in computing Consolidated Net Income, Consolidated Income Tax Expense and Consolidated Non-cash Charges deducted in computing Consolidated Net Income, in each case, for such period, on a consolidated basis, all determined in accordance with GAAP, decreased, to the extent included in determining Consolidated Net Income, by the sum of:

       (1) the amount of deferred revenues that are amortized during such period and are attributable to reserves that are subject to Volumetric Production Payments, and

       (2) amounts recorded in accordance with GAAP as repayments of principal and interest pursuant to Dollar-Denominated Production Payments; to

     - the sum of such Consolidated Interest Expense for such period.

     Provided, however, that:

     - the Consolidated Fixed Charge Coverage Ratio shall be calculated on the assumption that:


       (1) the Indebtedness to be incurred and all other Indebtedness incurred after the first day of the period of four full fiscal quarters under the covenant described under "-- Material Covenants -- Incurrence of Indebtedness" through and including the date of determination and, if applicable, the application of the net proceeds therefrom, and from any other such Indebt-edness, including to refinance other Indebtedness, had been incurred on the first day of, such four quarter period and, in the case of Acquired Indebtedness, on the assumption that the related transaction, whether by means of purchase. merger or otherwise, also had occurred on such date with the appropriate adjustments with respect to such acquisition being included in such pro forma calculation, and



       (2) any acquisition or disposition by us or any Restricted Subsidiary of any properties or assets outside the ordinary course of business, or any repayment of any principal amount of any of our or any Restricted Subsidiary's Indebtedness prior to the Stated Maturity thereof, in either case since the first day of such four quarter period through and including the date of determination, had been consummated on such first day of such four quarter period;


     - in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness required to be computed on a pro forma basis in accordance with the covenant described under "-- Material Covenants -- Incurrence of Indebtedness" and:

       (1) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period, and

       (2) which was not outstanding during the period for which the computation is being made but which bears, at our option, a fixed or floating rate of interest, shall be computed by applying, at our option, either the fixed or floating rate;

     - in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness under a revolving credit facility required to be computed on a pro forma basis in accordance with the covenant described under "-- Material Covenants -- Incurrence of Indebtedness" shall be computed based upon the average daily balance of such Indebtedness during the applicable period, provided that such average daily balance shall be reduced by the amount of any repayment of Indebtedness under a revolving credit facility during the applicable period, which repayment permanently reduced the commitments or amounts available to be reborrowed under such facility,

     - notwithstanding the second and third clauses of this proviso, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to Interest Rate Protection Obligations, shall be deemed to have accrued at the rate per annum resulting after giving effect to the operation of such agreements;

     - in making such calculation, Consolidated Interest Expense shall exclude interest attributable to Dollar-Denominated Production Payments; and

     - if after the first day of the period referred to in the first clause of this definition, we have retired any Indebtedness out of the net cash proceeds of the issue and sale of our Qualified Capital Stock within 30 days of such issuance and sale, Consolidated Interest Expense shall be calculated on a pro forma basis as if such Indebtedness had been retired on the first day of such period.


     "Consolidated Income Tax Expense" means, for any period, the provision for our and our Restricted Subsidiaries' federal, state, local and foreign income taxes, including any state franchise taxes accounted for as income taxes in accordance with GAAP, for such period as determined on a consolidated basis in accordance with GAAP.


     "Consolidated Interest Expense" means, for any period, without duplication, the sum of:

     - our and our Restricted Subsidiaries' interest expense for such period as determined on a consolidated basis in accordance with

       GAAP, including, without limitation, to the extent attributable to such period:

       (1) any amortization of debt discount,

       (2) the net cost under Interest Rate Protection Obligations, including any amortization of discounts,

       (3) the interest portion of any deferred payment obligation constituting Indebtedness,

       (4) all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, and

       (5) all accrued interest;

     - to the extent any Indebtedness of any Person other than us or a Restricted Subsidiary is guaranteed by us or any Restricted Subsidiary, the aggregate amount of interest paid, to the extent not accrued in a prior period, or accrued by such other Person during such period attributable to any such Indebtedness, in each case to the extent attributable to that period;

     - the aggregate amount of the interest component of Capitalized Lease Obligations paid, to the extent not accrued in a prior period, accrued and/or scheduled to be paid or accrued by us and our Restricted Subsidiaries during such period as determined on a consolidated basis in accordance with GAAP; and

     - the aggregate amount of dividends paid, to the extent not accrued in a prior period, or accrued on our and our Restricted Subsidiaries' Redeemable Capital Stock, to the extent such Redeemable Capital Stock is owned by Persons other than us or our Restricted Subsidiaries, and to the extent such dividends are not paid in Common Stock.

     The following shall not be included in the calculation of Consolidated Interest Expense:

     - fees and expenses associated with the exchange offer, consent soliciations and related transactions in connection with the exchange of our 9 1/2% Senior Subordinated Notes due 2008 for our then existing and outstanding Senior Subordinated Notes, to the extent deducted in determining consolidated net income (or loss);

     - Amortization of our and our Restricted Subsidiaries' capitalized debt issuance costs during such period;

     - dividends on Qualifying TECONS; and

     - non-cash interest on Eligible Convertible Securities.

     "Consolidated Net Income" means, for any period, our and our Restricted Subsidiaries' consolidated net income (or loss) for such period as determined in accordance with GAAP, adjusted by excluding:

     - net after-tax extraordinary gains or losses, less all fees and expenses relating thereto;

     - net after-tax gains or losses, less all fees and expenses relating thereto, attributable to Asset Sales;

     - the net income (or net loss) of any Person, other than us or any of our Restricted Subsidiaries, in which we or any of our Restricted Subsidiaries has an ownership interest, except to the extent of the amount of dividends or other distributions or interest on indebtedness actually paid to us or any of our Restricted Subsidiaries in cash by such other Person during such period, regardless of whether such cash dividends, distributions or interest on indebtedness is attributable to net income (or net loss) of such Person during such period or during any prior period;

     - net income (or net loss) of any Person combined with us of any of our Restricted Subsidiaries on a "pooling of interests" basis attributable to any period prior to the date of combination;

     - the net income of any Restricted Subsidiary to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary is not at the date of determination permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation appli-cable to that Restricted Subsidiary or its stockholders;

     - dividends paid on Qualifying TECONS;

     - non-cash interest on Eligible Convertible Securities, to the extent deducted in determining consolidated net income (or loss);

     - Consolidated Exploration Expenses and any writedowns or impairments of noncurrent assets less an amount equal to the amortization on a quarterly basis of the cumulative Consolidated Exploration Expenses and writedowns or impairments of non-current assets, calculated as two and one-half percent of the cumulative net balance of such costs; and

     - for purposes of calculating the Consolidated Fixed Charge Coverage Ratio at any time, net gains or losses on oil and natural gas price hedging arrangements during periods ending on or prior to March 31, 2000.

     "Consolidated Net Worth" means, at any date, our and our Restricted Subsidiaries' consolidated stockholders' equity less the amount of such stockholders' equity attributable to our and our Restricted Subsidiaries' Redeemable Capital Stock or treasury stock, as determined in accordance with GAAP.


     "Consolidated Non-cash Charges" means, for any period, our and our Restricted Subsidiaries' aggregate depreciation, depletion, amortization and other non-cash expenses reducing Consolidated Net Income for such period, determined on a consolidated basis in accordance with GAAP, excluding any such non-cash charge to the extent required as an accrual of or reserve for cash charges for any future period.



     "Credit Facility" means that certain Third Restated Credit Agreement among us, certain of our Subsidiaries, Bank of America, N.A., as Administrative Agent, Morgan Guaranty Trust Company of New York, as Documentation Agent, and certain lenders named therein, as the same may be amended, modified, supplemented, extended, restated, replaced, renewed or refinanced from time to time.


     "Default" means any event that is or with the passage or time or the giving of notice or both would be an Event of Default.

     "Disinterested Director" means, with respect to any transaction or series of transactions in respect of which our board of directors is required to deliver a resolution of the board of directors under the indenture, a member of our board of directors who does not have any material direct or indirect financial interest other than an interest arising solely from the beneficial ownership of our Capital Stock in or with respect to such transaction or series of transactions.

     "Dollar-Denominated Production Payments" means production payment obligations recorded as liabilities in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "Eligible Convertible Securities" means any security issued by us that:

     - is subordinated in right of payment to the notes,

     - has a final Stated Maturity at least 91 days after the final Stated Maturity of the notes, and

     - by its terms or by the terms of any security into which it is convertible or by contract or otherwise requires no scheduled payments, including principal, premium, interest and fees, prior to its final Stated Maturity, other than payments payable only in shares of our Common Stock or in options, warrants or other rights to purchase our Common Stock.

     "Equity Offering" means a bona fide underwritten sale to the public of our Common Stock pursuant to a registration statement, other than on Form S-8 or any other form relating to securities issuable under any employee benefit plan of ours, that is declared effective by the SEC following the Issue Date.

     "Event of Default" has the meaning set forth above under the caption "-- Events of Default and Remedies."

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor act thereto.

     "Exchanged Properties" means properties or assets used or useful in the Oil and Gas Business received by us or a Restricted Subsidiary, whether directly or indirectly through the acquisition of the

Capital Stock of a Person holding such assets so that such Person becomes our Wholly Owned Restricted Subsidiary, in trade or as a portion of the total consideration for such other properties or assets.

     "Existing TECONS" means our Obligated Mandatorily Redeemable Convertible Preferred Securities issued by Nuevo Financing I, a statutory business trust wholly owned by us, on December 23, 1996, in an aggregate liquidation amount of $115.0 million.

     "Finance Person" means a Subsidiary of ours, the Common Stock of which is owned by us, that does not engage In any activity other than:

     - the holding of Subordinated Indebtedness with respect to which payments of interest on such Subordinated Indebtedness can, at the election of the issuer thereof, be deferred for one or more payment periods;

     - the issuance of Qualifying TECONS and Common Stock and/or debt securities; and

     - any activity necessary, incidental or related to the foregoing


     "GAAP" means generally accepted accounting principles, consistently applied, that are set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States of America, which were effective as of the date of the indenture.


     The term "guarantee" means, as applied to any obligation:

     - a guarantee, other than by endorsement of negotiable instruments or documents for collection in the ordinary course of business, direct or indirect, in any manner, of any part or all of such obligation; and

     - an agreement, direct or indirect, contingent or otherwise, the practical effect of which is to assure in any way the payment or performance, or payment of damages in the event of non-performance, of all or any part of such obligation, including, without limiting the foregoing, the payment of amounts drawn down by letters of credit;

     A guarantee by any Person shall not include a contractual commitment by one Person to invest in another Person provided that such Investment is otherwise permitted by the indenture. When used as a verb, "guarantee" shall have a corresponding meaning.

     "Guarantor Senior Indebtedness" means the principal of, premium, if any, on, interest on, including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, and other amounts due on or in connection with, including any fees, premiums, expenses, including costs of collection, and indemnities, any Indebtedness of a Subsidiary Guarantor, whether outstanding on the date of the indenture or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness will be pari passu with or subordinated in right of payment to its Subsidiary Guarantee. Notwithstanding the foregoing, Guarantor Senior Indebtedness of a Subsidiary Guarantor will not include:

     - Indebtedness of such Subsidiary Guarantor evidenced by its Subsidiary Guarantee;

     - Indebtedness of such Subsidiary Guarantor that is expressly pari passu with its Subsidiary Guarantee or is expressly subordinated in right of payment to any Guarantor Senior Indebtedness of such Subsidiary Guarantor or its Subsidiary Guarantee;

     - Indebtedness of such Subsidiary Guarantor to the extent incurred in violation of the "Incurrence of Indebtedness" covenant of the indenture;

     - Indebtedness of such Subsidiary Guarantor to us or any of our other Subsidiaries or to any Affiliate of us or any Subsidiary of such Affiliate; and

     - any Indebtedness which when incurred and without regard to any election under Section 1111(b) of the Federal Bankruptcy Code is without recourse to such Subsidiary Guarantor.

     "Holder" means a Person in whose name a note is registered in the Note Register.

     "Indebtedness" means, with respect to any Person, without duplication:

     - all liabilities of such Person for borrowed money or for the deferred purchase price of property or services, excluding any trade accounts payable and other accrued current liabilities incurred in the ordinary course of business, and all liabilities of such Person incurred in connection with any letters of credit, bankers' acceptances or other similar credit transactions or any agreement to purchase, redeem, exchange, convert or otherwise acquire for value any Capital Stock of such Person, or any warrants, rights or options to acquire such Capital Stock outstanding on the date of the indenture or thereafter, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

     - all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments, if, and to the extent, any of the foregoing would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP;

     - all Indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property, but excluding trade accounts payable arising in the ordinary course of business;

     - all Capitalized Lease Obligations of such Person;

     - all Indebtedness referred to in the preceding clauses of other Persons and all dividends of other Persons, the payment of which is secured by, or for which the holder of such Indebtedness has an existing right to be secured by, any Lien upon property, including, without limitation, accounts and contract rights, owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness (the amount of such obligation being deemed to be the lesser of the value of such property or asset or the amount of the obligation so secured);

     - all guarantees by such Person of Indebtedness referred to in this definition, including, with respect to any Production Payment, any warranties or guaranties of production or payment by such Person with respect to such Production Payment but excluding other contractual obligations of such Person with respect to such Production Payment;

     - all Redeemable Capital Stock of such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued dividends; and

     - all obligations of such Person under or in respect of currency exchange contracts, oil or natural gas price hedging arrangements and Interest Rate Protection Obligations.

     Indebtedness shall not include either Eligible Convertible Securities or Qualifying TECONS and Indebtedness, including guarantees thereof, relating to Qualifying TECONS and held by a Finance Person; provided, however, Indebtedness shall include Existing TECONS and, for purposes of the seventh clause under "-- Events of Default and Remedies" only, debt securities issued in connection with Eligible Convertible Securities and debt securities issued in connection with Qualifying TECONS shall be deemed to be Indebtedness. Subject to the sixth clause of the first sentence of this definition, neither Dollar-Denominated Production Payments nor Volumetric Production Payments shall be deemed to be Indebtedness.

     For purposes hereof, the "maximum fixed repurchase price" of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the fair market value of such Redeemable Capital Stock, such fair market value shall be determined in good faith by the board of directors of the issuer of such Redeemable Capital Stock;

provided, however, that if such Redeemable Capital Stock is not at the date of determination permitted or required to be repurchased, the "maximum fixed repurchase price" shall be the book value of such Redeemable Capital Stock.

     "Interest Rate Protection Obligations" means the obligations of any Person pursuant to any arrangement with any other Person whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a floating or a fixed rate of interest on a stated notional amount in exchange for periodic payments made by Such Person calculated by applying a fixed or a floating rate of interest on the same notional amount and shall include, without limitation, interest rate swaps, caps, floors, collars and similar agreements or arrangements designed to protect against or manage such Person's and any of its Subsidiaries' exposure to fluctuations in interest rates.

     "Investment" means, with respect to any Person, any direct or indirect advance, loan, guarantee of Indebtedness or other extension of credit or capital contribution by means of any transfer of cash or other property or assets to others or any payment for property, assets or services for the account or use of others, or any purchase or acquisition by such Person of any Capital Stock, bonds, notes, debentures or other securities, including derivatives, or evidences of Indebtedness issued by, any other Person. In addition, the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary shall be deemed to be an "Investment" made by us in such Unrestricted Subsidiary at such time, and the designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall result in a return of an "Investment" in an amount not to exceed the lesser of (x) the book value of the Investments previously made in such Unrestricted Subsidiary that were treated as Restricted Payments, and (y) the fair market value of such Unrestricted Subsidiary. "Investments" shall exclude:

     - extensions of trade credit under a joint operating agreement or otherwise in the ordinary course of business, workers' compensation, utility, lease and similar deposits and prepaid expenses made in the ordinary course of business;

     - Interest Rate Protection Obligations entered into in the ordinary course of business or as required by any Permitted Indebtedness or any other Indebtedness incurred in compliance with the "Incurrence of Indebtedness" covenant, but only to the extent that the stated aggregate notional amounts of such Interest Rate Protection Obligations do not exceed 105% of the aggregate principal amount of such Indebtedness to which such Interest Rate Protection Obligations relate;

     - bonds, notes, debentures or other securities received in compliance with the "Asset Sales" covenant; and

     - endorsements of negotiable instruments and documents for collection in the ordinary course of business.

     "Issue Date" means the date on which the notes were first issued under the indenture.

     "Lien" means any mortgage, charge, pledge, statutory or other, lien, security interest, hypothecation, assignment for security, claim, or preference or priority or other encumbrance or similar agreement or preferential arrangement of any kind or nature whatsoever, including, without limitation, any agreement to give or grant a Lien or any lease, conditional sale or other title retention agreement having substantially the same economic effect as any of the foregoing, upon or with respect to any property of any kind. A Person shall be deemed to own subject to a Lien any property which such Person has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.

     "Liquid Securities" means securities:

     - of an issuer that is not an Affiliate of us; and

     - that are publicly traded on the New York Stock Exchange, the American Stock Exchange, the Toronto Stock Exchange, the Australian Stock Exchange, the London Stock Exchange or the NASDAQ National Market.

     Securities meeting the requirements of the two preceding clauses shall be treated as Liquid

Securities from the date of receipt thereof until and only until the earlier of:

     - the date on which such securities, or securities exchangeable for, or convertible into, such securities, are sold or exchanged for cash or Cash Equivalents; and

     - 180 days following the date of receipt of such securities.

     If such securities, or securities exchangeable for, or convertible into, such securities, are not sold or exchanged for cash or Cash Equivalents within 180 days of receipt thereof, for purposes of determining whether the transaction pursuant to which we or a Restricted Subsidiary received the securities was in compliance with the provisions of the indenture described under "-- Repurchase at the Option or Holders -- Asset Sales," such securities shall be deemed not to have been Liquid Securities until 181 days following the date of receipt of such securities.

     "Material Change" means an increase or decrease, excluding changes that result solely from changes in prices, of more than 30% during a fiscal quarter in the estimated discounted future net cash flows from our and our Restricted Subsidiaries' proved oil and gas reserves, calculated in accordance with the first clause of the definition of Adjusted Consolidated Net Tangible Assets; provided, however, that the following will be excluded from the calculation of Material Change:

     - any acquisitions during the quarter of oil and gas reserves that have been estimated by a nationally recognized firm of independent petroleum engineers and on which a report or reports exist; and

     - any disposition of properties held at the beginning of such quarter that have been disposed of as provided in the covenant described under the caption "-- Repurchase at the Option of Holders -- Asset Sales."

     "Material Subsidiary" means, at any particular time, as shown on our and our Restricted Subsidiaries' consolidated financial statements for our most recently completed fiscal year, any Restricted Subsidiary that, together with its Subsidiaries:

     - accounted for more than 5% of our and our Restricted Subsidiaries' consolidated revenues for such fiscal year; or

     - was the owner of more than 5% of our and our Restricted Subsidiaries' consolidated assets at the end of such fiscal year.

     "Maturity" means, with respect to any new note, the date on which any principal of such note becomes due and payable as provided therein or in the indenture, whether at the Stated Maturity with respect to such principal or by declaration of acceleration, call for redemption or purchase or otherwise.

     "Moody's" means Moody's Investors Service, Inc. and its successors.


     "Net Cash Proceeds" means, with respect to any Asset Sale, the proceeds thereof in the form of cash or Cash Equivalents, including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents except to the extent that such obligations are financed or sold with recourse to us or any Restricted Subsidiary, net of:


     - brokerage commissions and other fees and expenses, including fees and expenses of legal counsel and investment banks related to such Asset Sale;

     - provisions for all taxes payable as a result of such Asset Sale;

     - amounts required to be paid to any Person other than us or any Restricted Subsidiary owning a beneficial interest in the assets subject to the Asset Sale; and

     - appropriate amounts to be provided by us or any Restricted Subsidiary, as the case may be, as a reserve required in accordance with GAAP consistently applied against any liabilities associated with such Asset Sale and retained by us or any Restricted Subsidiary, as the case may be, after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as reflected in an Officers'

       Certificate delivered to the trustee; provided, however, that any amounts remaining after adjustments, revaluations or liquidations of such reserves shall constitute Net Cash Proceeds.

     "Net Working Capital" means, as set forth in our consolidated financial statements prepared in accordance with GAAP:

     - all of our and our Restricted Subsidiaries' current assets, less

     - all of our and our Restricted Subsidiaries' current liabilities, except current liabilities included in Indebtedness.

     "Non-payment Event of Default" means any event, other than a Payment Event of Default, the occurrence of which, with or without notice or the passage of time, entities one or more Persons to accelerate the maturity of any Specified Senior Indebtedness.

     "Non-Recourse Purchase Money Indebtedness" means:

     - our and any Restricted Subsidiary's Indebtedness, other than Capital Lease Obligations, incurred in connection with the acquisition by us or such Restricted Subsidiary in the ordinary course of business of fixed assets used in the Oil and Gas Business, including office buildings and other real property used by us or such Restricted Subsidiary in conducting our or its operations; and

     - any renewals and refinancings of such Indebtedness.

     For Indebtedness described in the two preceding clauses to qualify as Non-Recourse Purchase Money Indebtedness, the holders of such Indebtedness must agree that they will look solely to the fixed assets so acquired which secure such Indebtedness, subject to customary exceptions such as indemnifications for environmental, title, fraud and other matters, and neither we nor any Restricted Subsidiary may;

       (1) be directly or indirectly liable for such Indebtedness; or

       (2) provide credit support, including any undertaking, guarantee, agreement or instrument that would constitute Indebtedness, other than the grant of a Lien on such acquired fixed assets.

     "Oil and Gas Business" means:

     - the acquisition, exploration, development, operation and disposition of interests in oil, gas and other hydrocarbon properties;

     - the gathering, marketing, treating, processing, storage, selling and transporting of any production from such interests or properties;

     - any business relating to or arising from exploration for or development, production, treatment, processing, storage, transportation or marketing of oil, gas and other minerals and products produced in association therewith;

     - any power generation and electrical transmission business in a jurisdiction outside of North America where fuel required by such business is supplied, directly or indirectly, from production reserves substantially from blocks in which we or our Restricted Subsidiaries participate; and

     - any activity necessary, appropriate or incidental to the activities described in the foregoing clauses of this definition.


     "Pari Passu Indebtedness" means any of our Indebtedness that is pari passu in right of payment to the notes, including, without limitation our 9 1/2% Senior Subordinated Notes due 2006 and our 9 1/2% Senior Subordinated Notes due 2008.


     "Payment Event of Default" means any default in the payment or required prepayment of principal of, premium, if any, on or interest on any Specified Senior Indebtedness when due, whether at final maturity, upon scheduled installment, upon acceleration or otherwise.

     "Permitted Indebtedness" means any of the following:

     - Indebtedness under the Credit Facility in an aggregate principal amount at any one time outstanding not to exceed the greater of:

       (1) $400,000,000, less any amounts of principal of such Indebtedness repaid using the Net Cash Proceeds of an Asset Sale pursuant to the covenant described under "-- Repurchase at the Option of Holders -- Asset Sales" and any amounts of principal of such Indebtedness that could only be refinanced pursuant to the tenth clause of this definition; or

       (2) the borrowing base thereunder,

     provided, both subclauses (1) and (2) shall include any guarantee of any such Indebtedness and any fees, premiums, expenses, including costs of collection, indemnities and other amounts payable in connection with such Indebtedness;

     - Indebtedness under the existing notes issued under the indenture and any Subsidiary Guarantees relating thereto or to any notes;


     - Indebtedness outstanding on the date of the indenture, including, without limitation our 9 1/2% Senior Subordinated Notes due 2006 and our 9 1/2% Senior Subordinated Notes due 2008;


     - our and our Restricted Subsidiaries' obligations pursuant to Interest Rate Protection Obligations, but only to the extent that the stated aggregate notional amounts of such obligations do not exceed 105% of the aggregate principal amount of the Indebtedness covered by such Interest Rate Protection Obligations; obligations under currency exchange contracts entered into in the ordinary course of business and hedging arrangements that we or a Restricted Subsidiary enter into in the ordinary course of business for the purpose of protecting our or its production against fluctuations in oil or natural gas prices;

     - our Indebtedness to a Wholly Owned Restricted Subsidiary or a Finance Person and Indebtedness of a Restricted Subsidiary to us or a Wholly Owned Restricted Subsidiary or a Finance Person; provided, however, that upon any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Wholly Owned Restricted Subsidiary ceasing to be a Wholly Owned Restricted Subsidiary or such Finance Person ceasing to be a Finance Person, as the case may be, any other subsequent transfer of any such Indebtedness except to us or a Wholly Owned Restricted Subsidiary or Finance Person, such Indebtedness shall be deemed, in each case, to be incurred and shall be treated as an incurrence for purposes of the "Incurrence of Indebtedness" covenant at the time the Wholly Owned Restricted Subsidiary or Finance Person in question ceased to be a Wholly Owned Restricted Subsidiary or Finance Person, as the case may be;

     - in-kind obligations relating to net gas balancing positions arising in the ordinary course of business and consistent with past practice;

     - Indebtedness in respect of bid, performance or surety bonds issued for our or any Restricted Subsidiary's account in the ordinary course of business, including guaranties and letters of credit supporting such bid, performance or surety obligations, in each case other than for an obligation for money borrowed;

     - any guarantee of Senior Indebtedness or Guarantor Senior Indebtedness, incurred in compliance with the "Incurrence of Indebtedness" covenant, by us or a Restricted Subsidiary;

     - Non-Recourse Purchase Money Indebtedness,

     - any renewals substitutions, exchanges, refinancings or replacements (each, for purposes of this clause, a "refinancing") by us or a Restricted Subsidiary of any Indebtedness incurred pursuant to the provisions of the "Incurrence of Indebtedness" covenant or pursuant to clause one, two or three of this definition, including any successive refinancings by us or such Restricted Subsidiary, so long as:

       (1) any such new Indebtedness shall be in a principal amount that does not exceed the principal amount, or, if such Indebtedness being refinanced provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration thereof, such lesser amount as of the date of determination, so refinanced plus the amount of any premium required to be paid in connection with such refinancing pursuant to the terms of the Indebtedness refinanced or the amount of any premium reasonably determined by us or such Restricted Subsidiary as necessary to accomplish such refinancing, plus the amount of our or such Restricted Subsidiary's expenses incurred in connection with such refinancing,

       (2) in the case or any refinancing of our Indebtedness that is not Senior Indebtedness, such new Indebtedness is either pari passu with the notes or subordinated to the notes at least to the same extent as the Indebtedness being refinanced,

       (3) in the case of any refinancing of our Indebtedness pursuant to clause one, such new Indebtedness is either Pari Passu Indebtedness or Subordinated Indebtedness and has a final Stated Maturity at least 91 days after the final Stated Maturity of the notes, and

       (4) such new Indebtedness has an Average Life equal to or longer than the Average Life of the Indebtedness being refinanced and a final Stated Maturity equal to or later than the final Stated Maturity of the Indebtedness being refinanced;

     - any additional Indebtedness in an aggregate principal amount not to exceed $25.0 million.

     "Permitted Investments" means any of the following:

     - Investments in Cash Equivalents;

     - Investments in us or any of our Restricted Subsidiaries;

     - Investments in any amount not to exceed $10,000,000 at any one time outstanding;

     - Investments by us or any of our Restricted Subsidiaries in another Person, if as a result of such Investment:

       (1) such other Person becomes a Restricted Subsidiary, or

       (2) such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all of its properties and assets to, us or a Restricted Subsidiary;

     - investments and expenditures made in the ordinary course of, and of a nature that is or shall have become customary in, the Oil and Gas Business as a means of actively exploiting, exploring for, acquiring, developing, processing, gathering, marketing or transporting oil and gas through agreements, transactions, interests or arrangements which permit a Person to share risks or costs, comply with regulatory requirements regarding local ownership or satisfy other objectives customarily achieved through the conduct of Oil and Gas Business jointly with third parties, including, without limitation:

       (1) ownership interests in oil and gas properties or gathering systems, and

       (2) Investments and expenditures in the form of or pursuant to operating agreements, processing agreements, farm-in agreements, farm-out agreements, development agreements, area of mutual interest agreements, unitization agreements, pooling arrangements, joint bidding agreements, service contracts, joint venture agreements, general or limited partnership agreements, subscription agreements, stock purchase agreements and other similar agreements with third parties, including Unrestricted Subsidiaries;

     - entry into any hedging arrangements in the ordinary course of business for the purpose of protecting our or any Restricted Subsidiary's production against fluctuations in oil or natural gas prices;

     - entry into any currency exchange contract in the ordinary course of business;

     - Investments in obligations or securities received as a result of any Asset Sale;

     - advances and loans to officers, directors and employees in the ordinary course of business;


     - Investments pursuant to any agreement or obligation in effect on September 26, 2000;


     - Investments in obligations or securities received in settlement of debts owing to us or a Restricted Subsidiary as a result of bankruptcy or insolvency proceeding or upon the foreclosure, perfection or enforcement of any Lien in favor of us or a Restricted Subsidiary, in each case as to debt owing to us or a Restricted Subsidiary that arose in the ordinary course of our or any such Restricted Subsidiary's business; and

     - contributions to Unrestricted Subsidiaries of our interests in 24 undeveloped federal leases offshore California, known as the COOGER acreage, included in seven units, Bonita, Sword, Point Sal, Gato Canyon, Lion Rock, Purisina Point and Santa Maria.

     "Permitted Junior Securities" means any of our or any successor obligor's equity securities or subordinated debt securities with respect to the Senior Indebtedness provided for by a plan of reorganization or readjustment that, in the case of any such subordinated debt securities, are subordinated in right of payment to all Senior Indebtedness that may at the time be outstanding to substantially the same degree as, or to a greater extent than, the notes are so subordinated as provided in the indenture.

     "Permitted Liens" means the following types of Liens:


     - Liens existing as of the Issue Date, and any renewal, extension, refunding, exchange or refinancing of any such Lien provided that thereafter such Lien extends only to the properties that were subject to such Lien prior to the renewal, extension, refunding, exchange or refinancing thereof,


     - Liens securing the notes or the Subsidiary Guarantees relating thereto;
       and

     - Liens in favor of us.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Preferred Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents, however designated, of such Person's preferred or preference stock, whether now outstanding or issued after the date of the indenture, including, without limitation, all classes and series of preferred or preference stock of such Person.

     "Production Payments" means, collectively, Dollar-Denominated Production Payments and Volumetric Production Payments.

     "Qualified Capital Stock" of any Person means any and all Capital Stock of such Person other than Redeemable Capital Stock, provided that, with respect to us, Qualified Capital Stock includes, without limitation, any Qualifying TECONS and any Eligible Convertible Securities.


     "Qualifying TECONS" means preferred trust securities or similar securities issued by a Finance Person after the date of the indenture.


     "Redeemable Capital Stock" means any Capital Stock that, either by its terms, by the terms of any security into which it is convertible or exchangeable or by contract or otherwise, is, or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the notes or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity, or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity; provided, however, that Redeemable Capital Stock shall not include any security by virtue of the fact that it may be exchanged or converted at the option of the holder or at our option for our Common Stock,

     "Restricted Subsidiary" means any Subsidiary of ours, whether existing on or after the date of the indenture, unless such Subsidiary is an Unrestricted Subsidiary or is designated as an Unrestricted Subsidiary pursuant to the terms of the indenture.

     "S&P" means Standard and Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc., and its successors.


     "Security Register" means the register maintained by or for us in which we shall provide for the registration of the Securities and of transfer of the Securities.


     "Senior Indebtedness" means the principal of, premium, if any, on, interest on, including interest accruing after the filing of a petition initiating any proceeding pursuant to any bankruptcy law, and other amounts due on or in connection with, including any fees, premiums, expenses, including costs of collection, and indemnities, any of our Indebtedness, whether outstanding on the date of the indenture or thereafter created, incurred or assumed, unless, in the case of any particular Indebtedness, the instrument creating or evidencing the same or pursuant to which the same is outstanding expressly provides that such Indebtedness will be pari passu with or subordinated in right of payment to the notes. Notwithstanding the foregoing, "Senior Indebtedness" will not include:

     - Indebtedness evidenced by the notes;

     - our Indebtedness that is Pari Passu Indebtedness or is expressly subordinated in right of payment to any other of our Indebtedness;

     - Indebtedness that is represented by Redeemable Capital Stock,

     - our Indebtedness to the extent incurred in violation of the covenant described under "-- Material Covenants -- Incurrence of Indebtedness;"

     - our Indebtedness to any of our Subsidiaries or any other Affiliate of ours or any subsidiary of such Affiliate; and

     - Indebtedness which when incurred and without regard to any election under
       Section 1111(b) of the Federal Bankruptcy Code is without recourse to us.

     "Specified Property Sales" means the sales of any of our and our Restricted Subsidiaries'

     - East Texas Oil and gas properties sold in January 1999 and described under "Summary -- Recent Developments;" and

     - real properties, other than our or our Restricted Subsidiaries' mineral interests, owned on the date of the indenture and located in the Counties of Fresno, Kern, Kings, Los Angeles, Orange, Santa Barbara, and Ventura in the State of California.

     "Specified Senior Indebtedness" means:

     - all of our Senior Indebtedness in respect of the Credit Facility and any renewals, amendments, extensions, supplements, modifications, deferrals, refinancings, or replacements (each, for purposes of this definition, a "refinancing") thereof by us, including any successive refinancings thereof by us; and

     - any other Senior Indebtedness and any refinancings thereof by us having a principal amount of at least $10,000,000 as of the date of determination and provided that the agreements, indentures or other instruments evidencing such Senior Indebtedness or pursuant to which such Senior Indebtedness was issued specifically designates such Senior Indebtedness as "Specified Senior Indebtedness" for purposes of the indenture.

     For purposes of this definition, a refinancing of any Specified Senior Indebtedness shall be treated as a Specified Senior Indebtedness only if the Indebtedness issued in such refinancing ranks or would rank pari passu with the Specified Senior Indebtedness refinanced and only if Indebtedness issued in such refinancing is permitted by the covenant described under "-- Material
Covenants --  Incurrence of Indebtedness."

     "Stated Maturity" means, when used with respect to any note or any installment of interest thereon, the date specified in such new note as the fixed date on which the principal of such note or such installment of interest is due and payable, and, when used with respect to any other Indebtedness or any installment of interest thereon, means the date specified in the instrument evidencing or governing such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest is due and payable.

     "Subordinated Indebtedness" means our Indebtedness which is expressly subordinated in right of payment to the notes.

     "Subsidiary" means, with respect to any Person:

     - a corporation a majority of whose Voting Stock is at the time, directly or indirectly, owned by such Person, by one or more Subsidiaries of such Person or by such Person and one or more Subsidiaries thereof; or

     - any other Person other than a corporation, including, without limitation, a joint venture, in which such Person, one or more Subsidiaries thereof or such Person and one or more Subsidiaries thereof, directly or indirectly, at the date of determination thereof, have at least majority ownership interest entitled to vote in the election of directors, managers, trustees or other Persons performing similar functions.

     "Subsidiary Guarantee" means an unconditional, unsecured, senior subordinated guarantee of the notes by any Restricted Subsidiary pursuant to the terms of the indenture.

     "Subsidiary Guarantor" means, unless released from their Subsidiary Guarantees as permitted by the indenture, any Restricted Subsidiary that becomes a guarantor of the notes in compliance with the provisions of the indenture and executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of the indenture.

     "Unrestricted Subsidiary" means:

     - any Subsidiary of ours that at the time of determination will be designated an Unrestricted Subsidiary by our board of directors as provided below; and

     - any Subsidiary of an Unrestricted Subsidiary.

     Our board of directors may designate any Subsidiary of ours as an Unrestricted Subsidiary so long as:

     - neither we nor any Restricted Subsidiary is directly or indirectly liable pursuant to the terms of any Indebtedness of such Subsidiary;

     - no default with respect to any Indebtedness of such Subsidiary would permit, upon notice, lapse of time or otherwise, any holder of any of our or any Restricted Subsidiary's other Indebtedness to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its Stated Maturity;

     - neither we nor any Restricted Subsidiary has made an Investment in such Subsidiary unless such Investment was made pursuant to, and in accordance with, the "Restricted Payments" covenant, other than Investments of the type described in the fourth and twelfth clauses of the definition of Permitted Investment; and

     - such designation shall not result in the creation or imposition of any Lien on any of our or any Restricted Subsidiary's properties, other than any Permitted Lien or any Lien the creation or imposition of which shall have been in compliance with the "Liens" covenant.

     With respect to the first clause of the second paragraph of this definition, we or a Restricted Subsidiary may be liable for Indebtedness of an Unrestricted Subsidiary if:

     - such liability constituted a Permitted Investment or a Restricted Payment permitted by the "Restricted Payments" covenant, in each case at the time of incurrence; or

     - the liability would be a Permitted Investment at the time of designation of such Subsidiary as an Unrestricted Subsidiary.

     Any such designation by our board of directors shall be evidenced to the trustee by filing a board resolution with the trustee giving effect to such designation. Our board of directors may designate any Unrestricted Subsidiary as a Restricted Subsidiary if, immediately after giving effect to such designation:

     - no Default or Event of Default shall have occurred and be continuing;

     - we could incur $1.00 of additional Indebtedness, other than Permitted Indebtedness, under the "Incurrence of Indebtedness" covenant; and

     - if any of our or any of our Restricted Subsidiaries' properties or assets would upon such designation become subject to any Lien, other than a Permitted Lien, the creation or imposition of such Lien shall have been in compliance with the "Liens" covenant.

     "Volumetric Production Payments" means production payment obligations recorded as deferred revenue in accordance with GAAP, together with all undertakings and obligations in connection therewith.

     "Voting Stock" means any class or classes of Capital Stock pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of any Person, irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

     "Wholly Owned Restricted Subsidiary" means any Restricted Subsidiary to the extent:

     - all of the Capital Stock or other ownership interests in such Restricted Subsidiary, other than any directors' qualifying shares mandated by applicable law, is owned directly or indirectly by us; or

     - such Restricted Subsidiary is organized in a foreign jurisdiction and is required by the applicable laws and regulations of such foreign jurisdiction to be partially owned by the government of such foreign jurisdiction or individual or corporate citizens of such foreign jurisdiction in order for such Restricted Subsidiary to transact business in such foreign jurisdiction, provided that we, directly or indirectly, own the remaining Capital Stock or ownership interest in such Restricted Subsidiary and, by contract or otherwise, control the management and business of such Restricted Subsidiary and derive the economic benefits of ownership of such Restricted Subsidiary to substantially the same extent as if such Restricted Subsidiary were a wholly owned Subsidiary.

                              PLAN OF DISTRIBUTION

     We may sell the notes:

          (1) through underwriters or dealers;

          (2) through agents;

          (3) directly to purchasers;

          (4) through remarketing firms; or

          (5) through a combination of any such methods of sale.

     Any such underwriter, dealer or agent may be deemed to be an underwriter within the meaning of the Securities Act of 1933.

UNDERWRITERS OR DEALERS

     If underwriters are utilized in the sale, the notes will be acquired by the underwriters for their own account. The underwriters may sell the notes in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the notes will be subject to several conditions set forth in an agreement between us and the underwriters. The underwriters will be obligated to purchase all of the notes offered if any of the notes are purchased. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. We may grant underwriters who participate in the distribution of notes an option to purchase additional notes if they sell more notes than they purchased.

     During and after an offering through underwriters, the underwriters may purchase and sell the notes in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters may also impose a penalty bid, in which selling concessions allowed to syndicate members or other broker-dealers for the offered notes sold for their account may be reclaimed by the syndicate if such offered notes are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered notes, which may be higher than the price that might otherwise prevail in the open market. If commenced, these activities may be discontinued.

     If we use dealers in the sale of notes, we will sell the notes to them as principals. They may then resell those notes to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

AGENTS

     We may designate agents who agree to use their reasonable efforts to solicit purchasers for the period of their appointment or to sell the notes on a continuing basis.

DIRECT SALES

     We may also sell the notes directly to one or more purchasers without using underwriters or agents.

REMARKETING FIRMS

     The securities may be re-sold to the public following their redemption or repayment by one or more remarketing firms. Remarketing firms may act as principals for their own accounts or as agents for us.

GENERAL INFORMATION

     Underwriters, dealers, agents and remarketing firms that participate in the distribution of the notes may be underwriters as defined in the Securities Act of 1933, and any discounts or commissions received by them from us and any profit on the resale of the notes by them may be treated as underwriting discounts and commissions under the Securities Act of 1933.

     Any underwriter, dealer, agent or remarketing firm will be identified and the terms of the transaction, including their compensation, will be described in a prospectus supplement. We may have agreements with underwriters, dealers, agents or remarketing firms to indemnify them against certain liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments which the underwriters, dealers or agents may be required to make. Underwriters, dealers, agents or remarketing firms, or their affiliates may be customers of, engage in transactions with or perform services for, us or our subsidiaries in the ordinary course of their business.

     The notes will be new issues of securities with no established trading market. Any underwriters to whom the notes are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any notes.

     We may use agents and underwriters to solicit offers by certain institutions to purchase the notes from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Delayed delivery contracts will be subject to only those conditions set forth in the prospectus supplement. A commission indicated in the prospectus supplement will be paid to underwriters and agents soliciting purchases of debt securities pursuant to delayed delivery contracts accepted by us.

                                    EXPERTS

INDEPENDENT ACCOUNTANTS

     The consolidated financial statements of Nuevo Energy Company as of December 31, 1999 and 1998 and for each of the years in the three-year period ended December 31, 1999 incorporated by reference in the prospectus and the registration statement have been incorporated herein in reliance upon the report of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of such firm as experts in accounting and auditing.

RESERVE ENGINEERS

     The information incorporated by reference in this prospectus regarding our quantities of oil and gas and future net cash flows and the present values thereof from such reserves is based on estimates of such reserves and present values prepared by Ryder Scott Company, L.P.

                                 LEGAL MATTERS

     The validity of the issuance of the securities will be passed upon for us by our lawyers, Haynes and Boone, LLP. Counsel named in the prospectus supplement will issue opinions about the validity of the securities for any agents, dealers or underwriters.

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth expenses payable by Nuevo Energy Company (the "Company" or "Registrant") in connection with the issuance and distribution of the securities being registered. All amounts shown are estimates, except the registration fee.

Securities and Exchange Commission Registration Fee.........  $132,000
Printing Expenses...........................................    15,000
Legal Fees and Expenses.....................................    50,000
Accounting Fees and Expenses................................    25,000
Fees and Expenses of Trustee and Counsel....................    10,000
Miscellaneous Fees..........................................    50,000
                                                              --------
          Total.............................................  $282,000
                                                              ========

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Section 145 of the General Corporation Law of the State of Delaware, pursuant to which the Company is incorporated, provides generally and in pertinent part that a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at the request of the Company as a director, officer, employee or agent of another entity) against expenses, judgments, fines, and settlements actually and reasonably incurred by them in connection with any civil, criminal, administrative, or investigative suit or action except actions by or in the right of the corporation if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and in connection with any criminal suit or proceeding, if in connection with the matters in issue, they had no reasonable cause to believe their conduct was unlawful. Section 145 further provides that in connection with the defense or settlement of any action by or in the right of the corporation, a Delaware corporation may indemnify its directors, officers, employees and agents (or persons serving at the request of the Company as a director, officer, employee or agent of another entity) against expenses actually and reasonably incurred by them if, in connection with the matters in issue, they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue, or matter as to which such person has been adjudged liable to the corporation unless the Delaware Court of Chancery or other court in which such action or suit is brought approves such indemnification. Section 145 further permits a Delaware corporation to grant its directors and officers additional rights of indemnification through bylaw provisions and otherwise, and or purchase indemnity insurance on behalf of its directors and officers. Article Nine of the Certificate of Incorporation of the Company, as amended, and Article VII of the Bylaws of the Company, as amended, provide, in general, that the Company may indemnify its directors, officers, employees and agents (or persons serving at the request of the Company as a director, officer, employee or agent of another entity) to the full extent of Delaware law.

     The Company has purchased directors and officers liability insurance policy which insures, among other things, (i) the officers and directors of the Company from any claim arising out of an alleged wrongful act by such persons while acting as directors and officers of the Company and (ii) the Company to the extent that the Company has indemnified the directors and officers for such loss.

ITEM 16. EXHIBITS

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          (1)            UNDERWRITING AGREEMENT
         **1.1           Form of Underwriting Agreement.
          (4)            INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS,
                         INCLUDING INDENTURES
           4.1           Certificate of Incorporation of Nuevo Energy Company.
                         (Incorporated by reference from Exhibit 3.1 to the Quarterly
                         Report on Form 10-Q for the quarterly period ended June 30,
                         1999).
           4.2           Certificate of Amendment to the Certificate of Incorporation
                         of Nuevo Energy Company. (Incorporated by reference from
                         Exhibit 3.2 to the Quarterly Report on Form 10-Q for the
                         quarterly period ended June 30, 1999).
           4.3           Bylaws of Nuevo Energy Company. (Incorporated by reference from Exhibit 3.3 to the Quarterly Report on Form 10-Q for
                         the quarterly period ended June 30, 1999).
           4.4           Amendment to Section 3.1 of the Bylaws of Nuevo Energy
                         Company. (Incorporated by reference from Exhibit 3.4 to the
                         Quarterly Report on Form 10-Q for the quarterly period ended
                         June 30, 1999).
           4.5           Specimen Stock Certificate (incorporated by reference to
                         Exhibit 4.1 to Registration Statement on Form S-4 (No.
                         33-33873) filed under the Securities Act of 1933).
           4.6           Shareholder Rights Plan, dated March 5, 1997, between Nuevo
                         Energy Company and American Stock Transfer & Trust Company,
                         as Rights Agent (incorporated by reference to Exhibit 1 to the Company's Form 8-A filed on April 1, 1997).
           4.7           Indenture dated April 1, 1996 among Nuevo Energy Company as
                         Issuer, various Subsidiaries as the Guarantors, and State
                         Street Bank and Trust Company as the Trustee -- 9 1/2%
                         Senior Subordinated Notes due 2006. (Incorporated by
                         reference from Form S-3 (No. 333-1504).
           4.8           Form of Amended and Restated Declaration of Trust dated
                         December 23, 1996, among the Company, as Sponsor, Wilmington
                         Trust Company, as Institutional Trustee and Delaware
                         Trustee, and Michael D. Watford, Robert L. Gerry, III and
                         Robert M. King, as Regular Trustees. (Incorporated by
                         reference from Exhibit 4.1 to Form 8-K filed on December 23,
                         1996).
           4.9           Form of Subordinated Indenture dated as of November 25,
                         1996, between the Company and Wilmington Trust Company, as
                         Indenture Trustee. (Incorporated by reference from Exhibit
                         4.2 to Form 8-K filed on December 23, 1996).
           4.10          Form of First Supplemental Indenture dated December 23,
                         1996, between the Company and Wilmington Trust Company, as
                         Indenture Trustee. (Incorporated by reference from Exhibit
                         4.3 to Form 8-K filed on December 23, 1996).
           4.11          Form of Preferred Securities Guarantee Agreement dated as of
                         December 23, 1996, between the Company and Wilmington Trust
                         Company, as Guarantee Trustee. (Incorporated by reference
                         from Exhibit 4.4 to Form 8-K filed on December 23, 1996).
           4.12          Form of Certificate representing TECONS. (Incorporated by
                         reference from Exhibit 4.5 to Form 8-K filed on December 23,
                         1996).
           4.13          Release and Termination of Subsidiary Guarantees with
                         respect to the 9 1/2% Senior Subordinated Notes due 2006.
                         (Incorporated by reference to Exhibit 4.11 to Form 10-K for the year ended December 31, 1997.)

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           4.14          Second Supplemental Indenture to the Indenture dated April
                         1, 1996, dated August 9, 1999 between Nuevo Energy Company and State Street Bank and Trust Company -- 9 1/2% Senior
                         Subordinated Notes due 2006. (Incorporated by reference from
                         Exhibit 4.10 to Form S-4 (No. 333-90235) filed on November
                         3, 1999).
           4.15          Indenture, dated as of August 20, 1999, between Nuevo Energy
                         Company and State Street Bank and Trust Company, as Trustee.
                         (Incorporated by reference from Exhibit 4.11 to Form S-4
                         (No. 333-90235) filed on November 3, 1999).
           4.16          Registration Agreement dated August 20, 1999, between Nuevo
                         Energy Company, Banc of America Securities LLC and Salomon
                         Smith Barney Inc.(Incorporated by reference from Exhibit
                         4.12 to Form S-4 (No. 333-90235 ) filed on November 3,
                         1999).
          *4.17          Form of Senior Indenture.
          *4.18          Form of Subordinated Indenture.
          (5)            OPINION REGARDING LEGALITY
          *5.1           Opinion of Haynes and Boone, L.L.P.
         (12)            STATEMENTS REGARDING COMPUTATION OF RATIOS
       ***12.1           Computation of ratio of earnings to fixed charges.
         (23)            CONSENTS OF EXPERTS AND COUNSEL
         *23.1           Consent of Haynes and Boone, L.L.P. (included in Exhibit
                         5.1).
         *23.2           Consent of KPMG LLP.
         *23.3           Consent of Ryder Scott Company, L.P.
         (24)            POWER OF ATTORNEY
          24.1           Powers of Attorney (included on the signature page of the
                         Registration Statement)
         (25)            STATEMENT OF ELIGIBILITY OF TRUSTEE
        **25.1           Statement of Eligibility and Qualification on Form T-1 of
                         Trustee.


---------------


  * Previously Filed.


 ** To be filed as an exhibit to Nuevo Energy Company's Current Report on Form
    8-K in connection with a specific offering.


 ***Filed herewith:


ITEM 17. UNDERTAKINGS

     (a) The undersigned Registrant hereby undertakes:

          (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

          (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

     (d) The undersigned Registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of Prospectus filed by the Registrant pursuant to Rule 424(b)(1) or
     (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this Registration Statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of Prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                        SIGNATURES AND POWER OF ATTORNEY


     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 4th day of December, 2000.


                                            NUEVO ENERGY COMPANY

                                                  /s/ DOUGLAS L. FOSHEE
                                            ------------------------------------
                                            Douglas L. Foshee
                                            Chairman of the Board, Chief
                                            Executive Officer and President


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-3 has been signed by the following persons on behalf of the Registrant in the capacities and on the 4th day of December, 2000:



                      SIGNATURE                                 CAPACITIES                  DATE
                      ---------                                 ----------                  ----

                /s/ DOUGLAS L. FOSHEE                     Chairman of the Board,      December 4, 2000
-----------------------------------------------------    Chief Executive Officer
                  Douglas L. Foshee                           and President
                                                           (Principal Executive
                                                                 Officer)

                 /s/ ROBERT M. KING*                    Senior Vice President and     December 4, 2000
-----------------------------------------------------    Chief Financial Officer
                   Robert M. King                       (Principal Accounting and
                                                            Financial Officer)

               /s/ ISAAC ARNOLD, JR.*                            Director             December 4, 2000
-----------------------------------------------------
                  Isaac Arnold, Jr.

                /s/ THOMAS D. BARROW*                            Director             December 4, 2000
-----------------------------------------------------
                  Thomas D. Barrow

              /s/ DAVID H. BATCHELDER*                           Director             December 4, 2000
-----------------------------------------------------
                 David H. Batchelder

                /s/ CHARLES M. ELSON*                            Director             December 4, 2000
-----------------------------------------------------
                  Charles M. Elson

              /s/ ROBERT L. GERRY III*                           Director             December 4, 2000
-----------------------------------------------------
                 Robert L. Gerry III

                /s/ GARY R. PETERSEN*                            Director             December 4, 2000
-----------------------------------------------------
                  Gary R. Petersen

                      SIGNATURE                                 CAPACITIES                  DATE
                      ---------                                 ----------                  ----

                 /s/ DAVID ROSS III*                             Director             December 4, 2000
-----------------------------------------------------
                   David Ross III

                /s/ ROBERT W. SHOWER*                            Director             December 4, 2000
-----------------------------------------------------
                  Robert W. Shower



*By:   /s/ DOUGLAS L. FOSHEE

     -----------------------------

           Douglas L. Foshee


       Pursuant to a previously
                 filed


           power of attorney

                                 EXHIBIT INDEX

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
          (1)            UNDERWRITING AGREEMENT
         **1.1           Form of Underwriting Agreement.
          (4)            INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS,
                         INCLUDING INDENTURES
           4.1           Certificate of Incorporation of Nuevo Energy Company.
                         (Incorporated by reference from Exhibit 3.1 to the Quarterly
                         Report on Form 10-Q for the quarterly period ended June 30,
                         1999).
           4.2           Certificate of Amendment to the Certificate of Incorporation
                         of Nuevo Energy Company. (Incorporated by reference from
                         Exhibit 3.2 to the Quarterly Report on Form 10-Q for the
                         quarterly period ended June 30, 1999).
           4.3           Bylaws of Nuevo Energy Company. (Incorporated by reference from Exhibit 3.3 to the Quarterly Report on Form 10-Q for
                         the quarterly period ended June 30, 1999).
           4.4           Amendment to Section 3.1 of the Bylaws of Nuevo Energy
                         Company. (Incorporated by reference from Exhibit 3.4 to the
                         Quarterly Report on Form 10-Q for the quarterly period ended
                         June 30, 1999).
           4.5           Specimen Stock Certificate (incorporated by reference to
                         Exhibit 4.1 to Registration Statement on Form S-4 (No.
                         33-33873) filed under the Securities Act of 1933).
           4.6           Shareholder Rights Plan, dated March 5, 1997, between Nuevo
                         Energy Company and American Stock Transfer & Trust Company,
                         as Rights Agent (incorporated by reference to Exhibit 1 to the Company's Form 8-A filed on April 1, 1997).
           4.7           Indenture dated April 1, 1996 among Nuevo Energy Company as
                         Issuer, various Subsidiaries as the Guarantors, and State
                         Street Bank and Trust Company as the Trustee -- 9 1/2%
                         Senior Subordinated Notes due 2006. (Incorporated by
                         reference from Form S-3 (No. 333-1504).
           4.8           Form of Amended and Restated Declaration of Trust dated
                         December 23, 1996, among the Company, as Sponsor, Wilmington
                         Trust Company, as Institutional Trustee and Delaware
                         Trustee, and Michael D. Watford, Robert L. Gerry, III and
                         Robert M. King, as Regular Trustees. (Incorporated by
                         reference from Exhibit 4.1 to Form 8-K filed on December 23,
                         1996).
           4.9           Form of Subordinated Indenture dated as of November 25,
                         1996, between the Company and Wilmington Trust Company, as
                         Indenture Trustee. (Incorporated by reference from Exhibit
                         4.2 to Form 8-K filed on December 23, 1996).
           4.10          Form of First Supplemental Indenture dated December 23,
                         1996, between the Company and Wilmington Trust Company, as
                         Indenture Trustee. (Incorporated by reference from Exhibit
                         4.3 to Form 8-K filed on December 23, 1996).
           4.11          Form of Preferred Securities Guarantee Agreement dated as of
                         December 23, 1996, between the Company and Wilmington Trust
                         Company, as Guarantee Trustee. (Incorporated by reference
                         from Exhibit 4.4 to Form 8-K filed on December 23, 1996).
           4.12          Form of Certificate representing TECONS. (Incorporated by
                         reference from Exhibit 4.5 to Form 8-K filed on December 23,
                         1996).
           4.13          Release and Termination of Subsidiary Guarantees with
                         respect to the 9 1/2% Senior Subordinated Notes due 2006.
                         (Incorporated by reference to Exhibit 4.11 to Form 10-K for the year ended December 31, 1997.)

        EXHIBIT
         NUMBER                                  DESCRIPTION
        -------                                  -----------
           4.14          Second Supplemental Indenture to the Indenture dated April
                         1, 1996, dated August 9, 1999 between Nuevo Energy Company and State Street Bank and Trust Company -- 9 1/2% Senior
                         Subordinated Notes due 2006. (Incorporated by reference from
                         Exhibit 4.10 to Form S-4 (No. 333-90235) filed on November
                         3, 1999).
           4.15          Indenture, dated as of August 20, 1999, between Nuevo Energy
                         Company and State Street Bank and Trust Company, as Trustee
                         with respect to 9 1/2% Senior Subordinated Notes due 2008.
                         (Incorporated by reference from Exhibit 4.11 to Form S-4
                         (No. 333-90235) filed on November 3, 1999).
           4.16          Registration Agreement dated August 20, 1999, between Nuevo
                         Energy Company, Banc of America Securities LLC and Salomon
                         Smith Barney Inc.(Incorporated by reference from Exhibit
                         4.12 to Form S-4 (No. 333-90235 ) filed on November 3,
                         1999).
          *4.17          Form of Senior Indenture.
          *4.18          Form of Subordinated Indenture.
           4.19          Indenture, dated as of September 2000, between Nuevo Energy
                         Company and State Street Bank and Trust Company as Trustee
                         with respect to the 9 3/8% Senior Subordinated Notes due
                         2010. (Incorporated by reference to...
          (5)            OPINION REGARDING LEGALITY
          *5.1           Opinion of Haynes and Boone, L.L.P.
         (12)            STATEMENTS REGARDING COMPUTATION OF RATIOS
       ***12.1           Computation of ratio of earnings to fixed charges.
         (23)            CONSENTS OF EXPERTS AND COUNSEL
         *23.1           Consent of Haynes and Boone, L.L.P. (included in Exhibit
                         5.1).
         *23.2           Consent of KPMG LLP.
         *23.3           Consent of Ryder Scott Company, L.P.
         (24)            POWER OF ATTORNEY
          24.1           Powers of Attorney (included on the signature page of the
                         Registration Statement)
         (25)            STATEMENT OF ELIGIBILITY OF TRUSTEE
        **25.1           Statement of Eligibility and Qualification on Form T-1 of
                         Trustee.


---------------


  * Previously filed.


 ** To be filed as an exhibit to Nuevo Energy Company's Current Report on Form
    8-K in connection with a specific offering.


***Filed herewith.